Exhibit 10.1

SUBLEASE

THIS SUBLEASE is dated for references purposes only as of July 6, 2006, and is entered by and between OPENWAVE SYSTEMS INC., a Delaware corporation (“Sublessor”), and PDL BIOPHARMA, INC., a Delaware corporation (“Sublessee”). Sublessor and Sublessee hereby agree as follows:

1. Recitals: This Sublease is made with reference to the fact that Pacific Shores Development, LLC, predecessor-in-interest to Pacific Shores Investors, LLC, a Delaware limited liability company (“Master Lessor”), as Lessor, and Sublessor, under its previous name of Phone.Com, Inc., as Lessee, are parties to that certain Triple Net Building Lease, dated as of February 4, 2000 (“Master Lease”), with respect to certain premises (the “Premises”) comprising that certain building commonly known as Building 9, Pacific Shores Center, with an address at 1400 Seaport Boulevard, Redwood City, California 94063 (“Building”). The Building is located within Pacific Shores Center, Redwood City, California (“Project”). A copy of the Master Lease is attached hereto as Exhibit A.

2. Premises and Common Areas:

A. Premises. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the entire Premises (“Subleased Premises”). The Subleased Premises, the Building and the Project are more particularly described in the Master Lease.

B. Common Areas. During the Term, Sublessee shall have the non-exclusive right to use the Common Area described in, and pursuant to, the provisions of Section 2.02 of the Master Lease. Sublessee shall use the Common Area in accordance with such reasonable rules and regulations as are established by Master Lessor. Said use of the Common Area (including without limitation amenities/athletic facility/baseball and soccer fields) shall be provided at no additional cost or charge to Sublessee and its employees for user fees or otherwise, except as expressly provided in the Master Lease for reimbursement of repair, replacement and maintenance costs and such other costs charged by Master Lessor with respect thereto as part of Master Lease Additional Rent (as defined in Section 4.B. below), and except for any governmental or public authority charges, fees or impositions of any nature imposed against the Sublease or the Sublessee’s use of the Common Areas during the Term.

3. Term:

A. Term. Subject to (i) Sublessor’s having obtained Master Lessor’s Consent to this Sublease as described in Paragraph 25 below, and (ii) execution and delivery of the Future Lease by Sublessee and Master Lessor as described in Paragraph 3.B below, the term of this Sublease (“Term”) shall be for that period commencing on the earlier of (a) January 1, 2007, and (b) the date that is ninety (90) days after Sublessee’s completion of the Sublessee Improvements (as defined in Section 14.B. below) (“Commencement Date”), and ending on April 29, 2013 (“Expiration Date”), unless this Sublease is sooner terminated pursuant to its terms, or the Master Lease is sooner terminated pursuant to its terms. Sublessor shall deliver the Subleased Premises to Sublessee in the condition required by this Sublease on November 1, 2006 (“Premises Delivery Date”). If Sublessor is unable to deliver possession of the Subleased Premises to Sublessee by the Premises Delivery Date for any reason whatsoever, Sublessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease or the obligations of Sublessee hereunder, or extend the

Expiration Date, but in such case Sublessee shall not be obligated to perform any obligation of Sublessee hereunder with respect to the Premises until Sublessor delivers possession of the Subleased Premises to Sublessee in the required condition, and the Commencement Date shall be extended for a reasonable period of time to the extent that Sublessor’s delay causes any delay in completion of the Sublessee Improvements. Sublessor and Sublessee promptly shall execute a Commencement Date memorandum establishing the Commencement and Expiration Dates promptly after the Commencement Date has been determined. Sublessee’s failure to execute the Commencement Date memorandum shall not affect the validity of this Sublease or the dates set forth therein.

Notwithstanding the foregoing, in the event that Sublessor fails, as a result of occurrences other than a Sublessee default hereunder or Force Majeure Delay (as defined in Section 17.21 of the Master Lease), to deliver to Sublessee the Master Lessor’s Consent, the provisions of Paragraph 25 below shall control. Also notwithstanding the foregoing, in the event that (i) Sublessee and Master Lessor fail to execute and deliver the Future Lease within fifteen (15) days after the date of full execution of this Sublease (the “Execution Date”) by Sublessor and Sublessee (“Future Lease Outside Termination Date”), and/or (ii) Sublessor fails, as a result of occurrences other than a Sublessee default hereunder or Force Majeure Delay (as defined in Section 17.21 of the Master Lease), to deliver to Sublessee the Subleased Premises on or before the date that is thirty (30) days after the Premises Delivery Date (the “Premises Delivery Outside Termination Date”), then Sublessee and Sublessor shall have the right, but not the obligation, to terminate this Sublease. Such termination shall be accomplished by providing written notice thereof to the other party within ten (10) days after the Future Lease Outside Termination Date or the Premises Delivery Outside Termination Date, as applicable, in which case this Sublease shall terminate on the day following the last day of the applicable ten (10)- day notice period (unless Sublessee and Master Lessor execute and deliver the Future Lease, and/or Sublessor delivers the Subleased Premises to Sublessee, as applicable, during such ten (10)- day period, in which case this Sublease shall remain in full force and effect), neither party shall have any further rights or obligations hereunder, and Sublessor shall return to Sublessee all sums (including the Letter of Credit [as defined below], if any) paid by Sublessee to Sublessor in connection with Sublessee’s execution hereof. The return of all sums paid by Sublessee to Sublessor shall be Sublessee’s sole and exclusive remedy in the event of a termination pursuant to this Paragraph. However, Sublessor agrees to use commercially reasonable diligent, good faith efforts to deliver the Subleased Premises to Sublessee on the Premises Delivery Date, and Sublessee agrees to use commercially reasonable diligent good faith efforts to obtain the execution and delivery by Sublessee and Master Lessor of the Future Lease as soon as possible.

B. No Option to Extend; Future Lease. The parties acknowledge that Sublessee has no option to extend the Term of this Sublease. However, concurrently with the execution of this Sublease, Sublessee and Master Lessor have executed and delivered, or plan to execute and deliver, a lease agreement whereby Sublessee shall continue in occupancy of the Subleased Premises following the Expiration Date as a direct tenant for the Subleased Premises (the “Future Lease”). Sublessee shall attempt in good faith to obtain the execution and delivery of the Future Lease by Sublessee and Master Lessor as soon as possible, but not later than fifteen (15) days after the Execution Date. No costs or expenses associated with the execution and delivery of the Future Lease shall be borne by Sublessor. If the execution and delivery of the Future Lease by Sublessee and Master Lessor is not obtained within fifteen (15) days after the Execution Date, the provisions of Section 3.A. above shall control.

C. Early Entry. For the period commencing on the Premises Delivery Date and continuing until the Commencement Date (“Early Entry Period”), Sublessee shall have the right to enter the Subleased Premises for purposes of constructing the Sublessee Improvements and installing its trade fixtures, furniture, equipment, cabling and wiring. Such early entry shall be subject to all of the terms and conditions of this Sublease (including, without limitation, obligations relating to Sublessee’s insurance) except for the obligation to pay Rent; provided, however that during the period of Sublessee’s construction work in the Subleased Premises, Sublessee shall be obligated to pay all utilities costs for the Subleased Premises. Notwithstanding anything to the contrary contained in this Sublease, Sublessee shall not have the right to commence demolition in preparation for or construction of the Sublessee Improvements during the Early Entry Period in any portion of the Subleased Premises unless and until both Sublessor and Master Lessor have approved Sublessee’s plans for the Sublessee Improvements pursuant to the provisions of Section 14.B. below. Further, prior to the Premises Delivery Date, Sublessee shall have no right of possession or occupancy of the Subleased Premises, and Sublessor reserves the right to make any use of the Subleased Premises that is not inconsistent with Sublessor’s obligation to deliver the Subleased Premises to Sublessee as of the Premises Delivery Date.

4. Rent:

A. Monthly Base Rent. Commencing on the Commencement Date and continuing throughout the Term, Sublessee shall pay to Sublessor monthly base rent (“Monthly Base Rent”) for the Subleased Premises in equal monthly installments as set forth below:

Months	Base Rent
1 - 24	$223,581.85 per month
25 – Expiration Date	$268,864.25 per month

As used herein, “month” shall mean a period beginning on the first (1st) day of a calendar month and ending on the last day of that month. Monthly Base Rent shall be paid on or before the first (1st) day of each month. Rent (as defined below) for any period during the Term hereof which is for less than one month of the Term shall be a prorata portion of the monthly installment based on the number of days in such month. Rent shall be payable without notice or demand and without any deduction, offset or abatement, in lawful money of the United States of America. Rent shall be paid directly to Sublessor at Openwave Systems Inc., 2100 Seaport Boulevard, Redwood City, California 94063, Attn: Real Estate Department, or such other address as may be designated in writing by Sublessor.

This Sublease is an “Absolute Triple Net” Sublease. Except as expressly provided in this Sublease (i) Sublessor shall receive the Monthly Base Rent free and clear of any and all expenses, costs, impositions, taxes, assessments, liens or charges of any nature whatsoever payable by Sublessee pursuant to this Sublease, and (ii) Sublessee shall not be entitled to any abatement of or reduction in Rent payable under this Sublease.

B. Additional Rent. In addition to Monthly Base Rent, commencing on the Commencement Date and continuing each month thereafter throughout the remainder of the Term, Sublessee shall pay to Sublessor as additional rent under this Sublease (“Sublease Additional Rent”), at the time that Sublessee pays Monthly Base Rent or, if so notified by Sublessor in writing, within twenty (20) days after receipt of Sublessor’s invoice therefor, one hundred percent (100%) (“Sublessee’s Share”) of all “Additional Rent” (as defined in Section 4.05(a) of the Master Lease, and hereinafter referred to as “Master Lease Additional Rent”) with respect to the Subleased Premises during the Term, including, without limitation, all taxes, assessments, fees and other impositions payable in accordance with the provisions of Article XI of the Master Lease, insurance in accordance with the provisions of Article VII of the Master Lease, operating charges and Common Area facility use privilege charges with respect to the amenities/athletic facility (in lieu of any separate use charge to employees who use said facility, the baseball and soccer fields), as well as maintenance, repair and replacement costs and expenses, utility charges and other costs and charges allocable to the Common Area and the Common Area facilities and the Outside Areas of the Subleased Premises, all in

accordance with the provisions of Article VI of the Master Lease, and any other charges, costs and expenses (including appropriate reserves therefor) which are contemplated or may arise under any provision of the Master Lease during the Term, plus the Management Fee described in Section 4.05 (a) of the Master Lease, payable by Sublessor under the Master Lease during the Term.

Pursuant to Section 4.05(b) of the Master Lease, Master Lessor is required to provide a “Lessor’s Statement” of the actual expenses for the Premises as compared to the estimated payments made throughout the applicable calendar period. Following Sublessor’s receipt of such Lessor’s Statement from Master Lessor, Sublessor shall promptly forward a copy to Sublessee, and there shall be an adjustment between Sublessor and Sublessee for any over- or under- payment of such Master Lease Additional Rent items for the preceding calendar period, with payment to Sublessor or credit to Sublessee against the next installment of Sublease Additional Rent (or refund following the expiration of the Sublease Term), as the case may require, within thirty (30) days after Sublessor’s delivery of such reconciliation to Sublessee. Attached hereto as Exhibit E is a true and correct copy of the most recent reconciliation for the Subleased Premises received by Sublessor from Master Lessor.

Pursuant to Section 4.07 of the Master Lease, Sublessor has a right to review supporting data for any Lessor’s Statement. If, within ten (10) days after receipt of the Lessor’s Statement from Sublessor, Sublessee notifies Sublessor that Sublessee desires to review the supporting data and identifies for Sublessor those items it wishes to challenge, Sublessor shall forward to Master Lessor Sublessee’s statement prior to the end of the thirty (30)- day period identified in Section 4.07(1), and Sublessee may exercise the rights set forth in Section 4.07 in strict accordance therewith. If Sublessee does not timely meet the requirements of Section 4.07, or if Master Lessor does not comply with the provisions of Section 4.07, Sublessor shall have no liability to Sublessee with respect thereto other than the obligation set forth in Paragraph 24.A.(iv) below, and Sublessee shall indemnify Sublessor for any liability Sublessor incurs as a result of Sublessee’s failure to comply with the provisions of Section 4.07 of the Master Lease.

Except as otherwise provided in this Sublease, Sublessee also shall be responsible for payment of all other monetary obligations of Sublessor to Master Lessor under the terms of the Master Lease, including, without limitation, pursuant to Section 17.04, applicable to the Subleased Premises for the Term, except to the extent such Master Lease Additional Rent is incurred as a result of Sublessor’s default under the Master Lease or this Sublease. Sublessee also shall pay Sublessee’s own telephone, telecommunications, internet and data communications charges.

All monies required to be paid by Sublessee under this Sublease (except for Monthly Base Rent, as defined in Paragraph 4.A.) shall be deemed Sublease Additional Rent, and Sublessor shall have all rights and remedies for the non-payment of same as it would have for non-payment of Monthly Base Rent. Monthly Base Rent and Sublease Additional Rent hereinafter collectively shall be referred to as “Rent.”

Notwithstanding anything to the contrary contained in this Sublease, if Sublessee elects to occupy the Subleased Premises for purposes of conducting business thereon prior to the Commencement Date, from and after such date Sublessee shall pay to Sublessor the Master Lease Additional Rent applicable to the Subleased Premises.

C. Payment of First Month’s Rent. Upon execution of this Sublease by Sublessee, Sublessee shall pay to Sublessor the sum of $223,581.85, which sum shall constitute Monthly Base Rent for the first month of the Term.

5. Security Deposit: Subject to the provisions of Paragraph 34 below, upon the execution of this Sublease by Sublessee, Sublessee shall deposit with Sublessor, in cash, the sum of $268,864.25 as security for the performance by Sublessee of the terms and conditions of this Sublease (“Security Deposit”). If Sublessee fails to pay Rent or other charges due hereunder or otherwise defaults with respect to any provision of this Sublease, then Sublessor may, but shall not be required to, draw upon, use, apply or retain all or any portion of the Security Deposit for the payment of any Rent or other charge in default, for the payment of any other sum which Sublessor has become obligated to pay by reason of Sublessee’s default, or to compensate Sublessor for any loss or damage which Sublessor has suffered thereby. The Security Deposit is not an advance payment of Rent or a measure or limit of Sublessor’s damages upon Sublessee’s default under this Sublease, and Sublessor shall not be required to keep the Security Deposit separate from Sublessor’s general funds or to pay interest thereon. Sublessor shall not be deemed a trustee of the Security Deposit. Sublessee hereby waives any restriction on the use or application of the Security Deposit by Sublessor as may be set in any applicable law, including, without limitation, Section 1950.7 of the California Civil Code, as it may be amended. The use, application or retention of the Security Deposit, or any portion thereof, by Sublessor shall not prevent Sublessor from exercising any other right or remedy provided by this Sublease or at law or in equity, it being intended that Sublessor shall not first be required to proceed against the Security Deposit, and the Security Deposit shall not operate as a limitation on any recovery to which Sublessor otherwise may be entitled. If Sublessor so uses or applies all or any portion of the Security Deposit, then Sublessee shall, within five (5) days after demand therefor, deposit cash with Sublessor in the amount required to restore the Security Deposit to the full amount stated above. Failure to make such deposit when due shall be a material default under this Sublease, without any requirement for prior written notice thereof from Sublessor. Within thirty (30) days after the later of the expiration or earlier termination date of this Sublease, if Sublessee is not then in default hereunder, Sublessor shall return to Sublessee (without interest) so much of the Security Deposit as has not been applied by Sublessor pursuant to this Paragraph, or which is not otherwise required to cure Sublessee’s defaults.

6. Parking: During the Term, Sublessee shall have the right to use the parking spaces for the Subleased Premises described in, and pursuant to, the provisions of Section 2.03 of the Master Lease. Sublessee shall use the parking area in accordance with such reasonable rules and regulations as are established by Master Lessor. Said parking shall be provided at no additional cost or charge, except as expressly provided in the Master Lease for reimbursement of repair, replacement and maintenance costs and such other costs charged by Master Lessor with respect thereto as part of Master Lease Additional Rent, and except for any governmental or public authority charges, fees or impositions of any nature imposed against the Sublease or the Sublessee’s use of the parking spaces during the Term.

7. Condition of Premises: Sublessor represents and warrants for the benefit of Sublessee, to the knowledge of Sublessor that, as of the Premises Delivery Date, the following two representations and warranties shall be true and correct. Whenever a representation or warranty is being made to Sublessor’s knowledge in this Sublease, such qualification indicates that the warranty is being made to the current actual knowledge of Thomas Masles, Sublessor’s Vice President, Global Real Estate and Facilities, without any implied, imputed or constructive knowledge and without any independent investigation having been made or any implied duty to investigate.

A. Compliance with Laws. The Subleased Premises, including the tenant improvements installed by Sublessor, are in compliance with all applicable laws, regulations, building codes and ordinances (collectively, “Applicable Laws”), including, without limitation, the Americans with Disabilities Act of 1990 (“ADA”). If at any time during the period commencing with the date of Sublessee’s receipt of comments from the City of Redwood City (“City”) to Sublessee’s plans for the Sublessee Improvements and continuing until the earlier of (i) ninety (90) days thereafter and (ii) the date that Sublessee commences demolition in preparation for and/or construction of the Sublessee Improvements, Sublessee discovers that the foregoing sentence was not true as of the Premises Delivery Date, Sublessee shall notify Sublessor of the need for correction or repair, and Sublessor shall cause the correction or repair to be completed at no cost to Sublessee. Notwithstanding anything to the contrary contained in the foregoing, if the need for correction or repair was caused by the act or omission of Sublessee, its agents, employees or contractors on the Subleased Premises, Sublessee, and not Sublessor, shall be responsible for the correction or repair.

B. No Defects. The Subleased Premises (including without limitation the window systems, roof, roof membrane and structural elements), tenant improvements installed by Sublessor, and all systems located within or serving the Subleased Premises (including without limitation the plumbing, lighting, gas, electrical, HVAC distribution and fire safety (each individually referred to as a “Building Systems)), are water-tight and in good working condition and repair. If at any time during the ninety (90) day period immediately following Sublessee’s receipt of comments from the City to Sublessee’s plans for the Sublessee Improvements (the “Warranty Period”), Sublessee discovers that the roof membrane, roof structure, window systems or the electrical, gas, plumbing, lighting or HVAC distribution systems serving the Subleased Premises are not in the condition required by the foregoing sentence, Sublessee shall notify Sublessor of the need for correction or repair, and Sublessor shall cause the correction or repair to be completed at no cost to Sublessee; provided, however, if during the Warranty Period Sublessee (i) commences demolition in preparation for and/or construction that modifies a particular Building System, then the Warranty Period with regard to that Building System shall cease as of the date that Sublessee commences such demolition and/or construction, or (ii) makes a roof penetration at the Sublease Premises, then the Warranty Period with regard to the roof and roof membrane shall cease as of the date of such penetration. If during the first ninety (90) days after Sublessee occupies the Subleased Premises for purposes of conducting business Sublessee discovers that the generator, plumbing (or other) fixtures or HVAC units are not in the condition required by this Paragraph, Sublessee shall notify Sublessor of the need for correction or repair, and Sublessor shall cause the correction or repair to be completed at no cost to Sublessee. If Sublessor delivers to Sublessee the elevators and the maintenance and certification documentation required with respect thereto, and prior to the date that Sublessee commences demolition in preparation for and/or construction of the Sublessee Improvements, Sublessee discovers that the elevators are not in the condition required by this Paragraph, Sublessee shall notify Sublessor of the need for correction or repair, and Sublessor shall cause the correction or repair to be completed at no cost to Sublessee. Notwithstanding anything to the contrary contained in the foregoing, if the need for correction or repair was caused by the act or omission of Sublessee, its agents, employees or contractors on the Subleased Premises, including, without limitation, modifications to or penetration of the roof membrane, Sublessee, and not Sublessor, shall be responsible for the correction or repair.

Other than as provided in Paragraphs 7.A and B above and Paragraph 35 below, Sublessor shall deliver the Subleased Premises to Sublessee broom clean and with all personal effects removed, but otherwise in its “as-is, with all faults” condition, and Sublessor shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the Subleased Premises, including, without limitation, any improvement or repair required to comply with any Applicable Laws. Sublessee shall not look to Sublessor for performance of any repairs required to be performed by Master Lessor under the terms of the Master Lease, provided, however, that any cost that might otherwise be “passed through” to Sublessee pursuant to Section 6.01(b) or 6.02 of the Master Lease with respect only to the matters warranted in Paragraphs 7.A. and 7.B. above as a result of such repairs shall be borne by Sublessor rather than Sublessee, except to the extent the need for repair was caused by the act of omission of Sublessee, its agents, employees or contractors on the Subleased Premises.

Other than as provided in Paragraphs 7.A and B above, from and after the Premises Delivery Date, Sublessee shall, at Sublessee’s cost and expense, comply promptly with all Applicable Laws relating to the Subleased Premises and Sublessee’s use and occupancy of the same in effect during any part of the Term, whether such requirements are presently foreseeable or not, and without regard to the cost or expense of compliance.

8. Indemnification.

A. Indemnification of Master Lessor. Pursuant to this Sublease, for the benefit of Master Lessor, Sublessee assumes all of Sublessor’s indemnification obligations as “Lessee” under the Master Lease, including, without limitation, Sections 7.07 and 17.22(d), arising from and after the Delivery Date or related to the actions or omissions of Sublessee or its agents, employees, licensees, invitees, contractors, vendors, guests, visitors, sublessees or assigns (collectively, “Agents”), subject to and in accordance with the terms, conditions, exceptions and defenses set forth in the Master Lease, and except for any liability, damage or injury arising because of the negligence or willful misconduct of Sublessor or its Agents.

B. Indemnification of Sublessor. Except to the extent caused by the active negligence or willful misconduct of Sublessor or its Agents, Sublessee shall indemnify and hold harmless Sublessor from any and all liability, claims, loss, damages, causes of action (whether in tort or contract, law or equity, or otherwise), expenses, charges, assessments, fines and penalties of any kind, including, without limitation, reasonable attorney fees, expert witness fees and costs, arising by reason of (i) the death or injury of any person, including any person who is an employee, agent, invitee, licensee, permittee, visitor, guest or contractor of Sublessee, or by reason of damage to or destruction of any property, including property owned by Sublessee or any person who is an employee, agent, invitee, licensee, permittee, visitor, guest or contractor of Sublessee, caused or allegedly caused (1) while that person or property is in or about the Subleased Premises; (2) by some condition of the Subleased Premises; (3) by some act or omission by Sublessee or its Agents, or any person in, adjacent, on, or about the Subleased Premises with the permission, consent or sufferance of Sublessee; (4) by any matter connected to or arising out of Sublessee’s occupation and use of the Subleased Premises (ii) the negligence or willful misconduct of Sublessee or its Agents; or (iii) a breach of Sublessee’s obligations, representations or warranties under this Sublease; or (iv) a breach of Sublessee’s obligations under the Master Lease to the extent incorporated herein pursuant to Paragraph 24. In addition, Sublessee shall indemnify and hold Sublessor harmless from any liabilities, losses, claims, damages, penalties, fines, attorney fees, expert fees, court costs, remediation costs, investigation costs, or other expenses resulting from or arising out of the use, storage, treatment, transportation, release, presence, generation or disposal of Hazardous Materials (defined in Section 17.22 of the Master Lease) on, from or about the Subleased Premises, and/or the subsurface or ground water, after the Premises Delivery Date from an act or omission of Sublessee or any of Sublessee’s Agents. If by reason of an act or omission of Sublessee or any of its employees, agents, invitees, licensees, visitors, guests or contractors, Sublessor is made a party defendant or a cross-defendant to any action involving the Subleased Premises or this Sublease, Sublessee shall hold harmless and indemnify Sublessor from all liability or claims of liability, including all damages, attorney fees and costs of suit.

C. Indemnification of Sublessee. Sublessor shall indemnify and hold harmless Sublessee from any liabilities, losses, claims, damages, penalties, fines, attorney fees, expert fees, court costs, remediation costs, investigation costs, or other expenses resulting from or arising out of the use, storage, treatment, transportation, release, presence, generation or disposal of Hazardous Materials on, from or about the Subleased Premises, and/or the subsurface or ground water, prior to the Premises Delivery Date, from an act or omission of Sublessor or its agents or employees. To the extent that Sublessor is indemnified by Master Lessor pursuant to Section 17.22(d) of the Master Lease, Sublessee shall have no liability with respect to such matters.

D. Consequential Damages. Notwithstanding any other provision of this Sublease, in no event shall Sublessor or Sublessee be liable to the other (i) for lost profits or any special, indirect, incidental, punitive or consequential damages arising from any cause (except, in the case of an indemnity obligation, to the extent the indemnified party is obligated to pay such damages to Master Lessor under the Master Lease as a result of a default by the indemnifying party under this Sublease or the Master Lease), or (ii) for any damage which is or could be covered by the insurance required to be carried under this Sublease.

E. Survival. The foregoing indemnifications and those contained in the Master Lease incorporated by reference herein shall survive the expiration or earlier termination of this Sublease.

9. Right to Cure Defaults:

A. Sublessee’s Defaults. If Sublessee fails to pay any sum of money due to Sublessor within two (2) business days’ following written notice to Sublessee, or fails to perform any other act on its part to be performed hereunder within five (5) business days’ following written notice to Sublessee, then Sublessor may, but shall not be obligated to, make such payment or perform such act. All such sums paid, and all costs and expenses of performing any such act, shall be deemed Sublease Additional Rent payable by Sublessee to Sublessor upon demand, together with interest thereon at the Agreed Rate as described in Section 17.02 of the Master Lease, from the date of the expenditure until repaid.

B. Sublessee’s Authorization to Direct Sublease Payments. In addition to Sublessee’s rights pursuant to Paragraph 41 below, Sublessee shall have the right to pay all Rent owing by Sublessee to Sublessor under this Sublease for those items which also are owed by Sublessor to Master Lessor under the Master Lease directly to Master Lessor on the following terms and conditions:

(i) Either (i) Sublessee reasonably believes that Sublessor has failed to make any payment required to be made by Sublessor to Master Lessor under the Master Lease and Sublessor fails to provide adequate proof of payment within two (2) business days after Sublessee’s written demand requesting such proof; or (ii) Sublessee reasonably believes that Sublessor shall fail to make any payment required to be made by Sublessor to Master Lessor under the Master Lease and Sublessor fails to provide assurance of future performance in form reasonably satisfactory to Sublessee within two (2) business days after Sublessee’s written demand requesting such assurance; or (iii) Sublessee has received a Master Lessor Base Rent Demand as defined in Section 41.A.(2) below.

(ii) Sublessee shall not prepay any amounts owing by Sublessee without the consent of Sublessor.

(iii) Sublessee shall provide to Sublessor concurrently with any payment to Master Lessor reasonable evidence of such payment.

(iv) Notwithstanding section (i) above, if Sublessor notifies Sublessee that it disputes any amount demanded by Master Lessor, Sublessee shall not make any such payment to Master Lessor unless Master Lessor has provided a three-day notice to pay such amount or forfeit the Master Lease or Master Lessor has provided a Master Lessor Base Rent Demand.

Any sums paid directly by Sublessee to Master Lessor in accordance with this Paragraph 9 (rather than pursuant to the provisions of Paragraph 41 below) shall be credited toward the amounts payable by Sublessee to Sublessor under this Sublease, and Sublessee agrees that upon the credit by Sublessor of such amounts against the amounts payable by Sublessee to Sublessor pursuant to this Sublease, Sublessor shall be forever released from all obligations and liabilities under this Sublease relating to Sublessor’s obligation to pay such particular amounts due under the Master Lease.

10. Assignment and Subletting:

A. In General. Sublessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, license or otherwise transfer or encumber all or any part of Sublessee’s interest in this Sublease or the Subleased Premises or any part thereof (“Transfer”) without the prior written consent of Sublessor, which shall not be unreasonably withheld or delayed, and of Master Lessor to any proposed Transfer, and any such Transfer shall be made in accordance with the provisions of Article 11 of the Master Lease or Paragraph 10.C. below. A consent to one Transfer shall not be deemed to be a consent to any subsequent Transfer. Any Transfer without the consents required by this Paragraph shall be void and shall constitute a breach of this Sublease. Sublessor’s consent to any assignment or subletting shall be ineffective unless set forth in writing, and Sublessee shall not be relieved from any of its obligations under this Sublease, unless the consent expressly so provides.

B. Excess Rent. In the event Sublessor shall consent to a Transfer, and after any excess rent has been paid to Master Lessor pursuant to Section 11.04 of the Master Lease, Sublessee shall pay to Sublessor with its regularly scheduled Monthly Base Rent payments, fifty percent (50%) of all sums and the fair market value of all consideration collected or received by Sublessee from a sub-sublessee or assignee which are in excess of the Monthly Base Rent and Sublease Additional Rent due and payable with respect to the subleased or assigned Subleased Premises for the time period encompassed by the Transfer term, after first deducting: (i) leasing commissions, and (ii) the unamortized cost (based on a straight-line amortization over the entire Sublease Term) of Sublessee Improvements paid for by Sublessee and allocable to such subleased or assigned Subleased Premises (based on the rentable square footage of the space assigned or sublet compared to the Subleased Premises).

C. Sublessee Affiliates. Sublessee may assign this Sublease, or sublet up to forty percent (40%) of the Sublease Premises, without the need for Sublessor’s consent (but with written notice to Sublessor prior to such transfer, unless such notification is restricted by the regulations or requirements of the Securities and Exchange Commission, in which event such notification shall be made promptly following the date of such transfer), to any corporation, limited liability company or partnership which controls, is controlled by, or is under common control with Sublessee, or to any corporation, limited liability company or partnership resulting from the merger or consolidation with Sublessee, or to any person or entity which acquires all of Sublessee’s stock or all, or substantially all of the assets of Sublessee as a going concern of the business that is being conducted on the Sublease Premises (collectively, an “Affiliate”), provided that said assignee or sublessee (i) in the event of an assignment of this Sublease to an Affiliate only, has a net worth at least equal to the net worth of Sublessee as of the date of this Sublease, and (ii) assumes, in full, the obligations of Sublessee under this Sublease (or, in the case of a sublease, the portion of the Sublease Premises subject to the sublease) and provided further that the use to which the Sublease Premises will be put does not materially change. Any such assignment shall not, in any way, affect or limit the liability of Sublessee under the terms of this Sublease. The terms of Paragraph 10.B. above shall not be applicable to any assignment or sublease pursuant to this Paragraph. The foregoing shall not be deemed to relieve Sublessee’s obligation to obtain Master Lessor’s consent to an assignment or sublease to an Affiliate under the Master Lease, to the extent Master Lessor’s consent is required.

11. Use: Sublessee shall use the Subleased Premises only for office, research and development and such ancillary uses which do not cause excessive wear of the Subleased Premises or increase the potential liability of Sublessor, and, except as otherwise expressly permitted in this Sublease, in accordance with the provisions of Section 5.01 of the Master Lease. Notwithstanding the foregoing sentence, at Sublessee’s option (written notice of which election shall be given to Sublessor at least sixty (60) days prior to commencement of such use), and subject to the terms of the Master Lessor’s Consent (which shall include Master Lessor’s consent to the following), the Subleased Premises also may be used and occupied for laboratory, biopharmaceutical research (including without limitation, vivarium and animal colony facilities for rodents only, small scale pilot fermentation and other pilot plant facilities) and other related legal uses (collectively, “Lab Uses”). Sublessee shall use the Subleased Premises for no uses other than those set forth in the foregoing two sentences without Sublessor’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed so long as such use is lawful and does not conflict with any other provision of this Sublease, and the prior written consent of Master Lessor. Upon demand, Sublessee shall pay to Sublessor all taxes or charges imposed by applicable governmental authorities against the Subleased Premises or Sublessor, so long as such tax or assessment is directly related to Sublessor’s interest in the Subleased Premises (including, without limitation, assessments imposed as a consequence of the occurrence, storage, use or disposal of Hazardous Materials [as defined in Section 17.22(a) of the Master Lease] by Sublessee or Sublessee’s Agents in or about the Subleased Premises). Sublessee shall not do or permit anything to be done in or about the Subleased Premises which would (i) injure the Subleased Premises, or (ii) vibrate, shake, overload, or impair the efficient operation of the Subleased Premises or the sprinkler systems, heating ventilating or air conditioning equipment, or utilities systems located therein. Sublessee shall not store any materials, supplies, finished or unfinished products, or articles of any nature outside of the Subleased Premises, except with the prior written consent of Master Lessor. Sublessee shall comply with all reasonable rules and regulations promulgated from time to time by Master Lessor.

12. Effect of Conveyance by Sublessor: As used in this Sublease, the term “Sublessor” means the holder of the lessee’s interest under the Master Lease, together with any of such lessee’s successors and assigns. In the event of any transfer of said lessee’s interest, Sublessor shall not be relieved of any covenants or obligations of the Sublessor hereunder. From and after the effective date of the transfer, it shall be deemed and construed, without further agreement between the parties, that the transferee has assumed and shall be jointly and severally liable with the original lessee for the performance of all of covenants and obligations to be performed by Sublessor hereunder. However, if Sublessor shall transfer and deliver any security of Sublessee to the transferee of said lessee’s interest in the Master Lease, and thereupon the Sublessor shall be discharged from any further liability with respect thereto. Notwithstanding anything to the contrary contained in this Paragraph, no transfer of Sublessor’s interest in the Subleased Premises shall affect the terms and conditions of this Sublease.

13. Acceptance: The parties acknowledge and agree that Sublessee is subleasing the Subleased Premises on an “as is, with all faults” basis and Sublessor has made no representations or warranties with respect to the condition of the Subleased Premises except as set forth in Paragraph 7 above. Sublessee hereby represents to Sublessor and Master Lessor that (i) Sublessee has fully inspected the Subleased Premises and the physical condition thereof, including, without limitation, accessibility and location of utilities and improvements, zoning and earthquake preparedness, which in Sublessee’s judgment affect or influence Sublessee’s use of the Subleased Premises and Sublessee’s willingness to enter into this Sublease, (ii) Sublessee is relying on its inspection in subleasing the Subleased Premises, and (iii) Sublessee has received no representations or warranties from Sublessor, other than with respect to the condition of the Premises (as set forth in Paragraph 7 above), or from Master Lessor on which Sublessee has relied in entering into this Sublease.

14. Improvements:

A. Alterations and Improvements. No alterations or improvements shall be made to the Subleased Premises except in strict accordance with this Sublease and Sections 6.03 and 6.04 of the Master Lease, and only with the prior written consent of both Master Lessor and Sublessor, which consent of Sublessor shall not be unreasonably withheld, conditioned or delayed; provided, however, that for any “de minimis” alterations that do not require Master Lessor’s consent under Section 6.03 of the Master Lease, Sublessee shall not be required to obtain the consent of either Master Lessor or Sublessor.

B. Sublessee Improvements. Sublessee may, at its option and in strict accordance with the provisions of the Master Lease, including, without limitation, Sections 6.03 and 6.04 thereof, and this Sublease, complete certain sublessee improvements to prepare the Subleased Premises for Sublessee’s occupancy thereof, consisting, conceptually, of the following: modifications to the existing data center, demolition of certain network labs, possible modifications to the existing executive suites and modifications to the shipping and receiving area (the “Sublessee Improvements”). The Sublessee Improvements shall be constructed at Sublessee’s sole cost and expense, without any contribution or improvement allowance from Sublessor. Sublessee shall not make or permit anyone to make any Sublessee Improvements without the prior written consent of Sublessor, which shall not be unreasonably withheld, conditioned or delayed, and of Master Lessor in accordance with the Master Lease. In connection with the foregoing, Sublessee shall submit to Sublessor, for prior written approval by Sublessor, which shall not be unreasonably withheld, conditioned or delayed, and Master Lessor, any and all space plans, preliminary plans, design development drawings and construction documents required by Master Lessor to be provided in connection with the Sublessee Improvements. Any and all costs and expenses associated with the acquisition of cabling, equipment, furniture, security systems or other personal property for Sublessee or the Subleased Premises or the installation or placement of any of the foregoing within the Subleased Premises or with the project management for the performance of the Sublessee Improvements (collectively, “Sublessee’s Personal Property and Services”), also shall be paid for by and be the sole responsibility of Sublessee, except to the extent included as part of the Personal Property described in Paragraph 35 below.

C. Removal of Improvements. Upon the expiration or earlier termination of this Sublease, or at such later time if so permitted by the Future Lease, Sublessee, at its sole cost and expense, shall be responsible for removing any and all alterations or improvements (including, without limitation, the Sublessee Improvements) installed in the Subleased Premises by Sublessee and restoring the Subleased Premises to its condition immediately prior to the alteration or improvement, but only if and to the extent required by Master Lessor. If this Sublease is terminated as a result of a default, beyond applicable notice and cure periods, by Sublessee under this Sublease or under the Master Lease (to the extent incorporated herein), Sublessee shall be required to remove the alterations or improvements (including, without limitation, the Sublessee Improvements) and restore the Subleased Premises if and to the extent required by Master Lessor.

15. Insurance; Waiver of Subrogation and Release:

A. Insurance. All insurance policies required to be carried by “Lessee” under Article VII of the Master Lease shall be maintained by Sublessee pursuant to the terms of Article VII, commencing on the Premises Delivery Date and continuing until the expiration or earlier termination of the Term. Such policies shall name Sublessor and Master Lessor (and such lenders as are designated by Sublessor or Master Lessor) as additional insureds. All policies shall be written as primary policies with respect to the interests of Master Lessor and Sublessor and such other additional insureds, and shall be primary to and not contributory with any similar insurance carried by Master Lessor, which insurance shall be considered excess insurance. All policies shall also contain “cross liability” or “severability of interest” provisions and shall insure the performance of the indemnity obligations set forth in this Sublease. Sublessee shall provide Master Lessor and Sublessor with certificates of all policies, including in each instance an endorsement providing that such insurance shall not be cancelled or amended except after thirty (30) days prior written notice to Master Lessor and Sublessor. Sublessor shall not be obligated to deliver the Subleased Premises to Sublessee until Sublessee has provided to Sublessor the certificates of insurance required by Section 7.05 of the Master Lease. The limits of said insurance required by this Sublease as carried by Sublessee shall not limit the liability of Sublessee nor relieve Sublessee of any obligation hereunder.

B. Master Lessor’s Insurance. Sublessee shall pay, as Sublease Additional Rent, any deductible for insurance carried by Master Lessor pursuant to, and subject to the conditions stated in, Article VII of the Master Lease.

C. Mutual Waiver of Subrogation. Sublessor and Sublessee hereby release and relieve the other, and waive their entire claim of recovery for loss or damage to property arising out of or incident to fire, lightning, and the other perils included in a standard “all risk” insurance policy of a type described in Sections 7.01 and 7.02 of the Master Lease that is carried by the waiving party (or that would have been if the waiving party had carried the insurance required hereunder), when such property constitutes the Subleased Premises or the Project, or is in, on or about the Subleased Premises, whether or not such loss or damage is due to the negligence of Sublessor or Sublessee, or their respective agents, employees, guests, licensees, invitees, or contractors. Sublessee and Sublessor waive all rights of subrogation against each other on behalf of, and shall obtain a waiver of all subrogation rights from, all property and casualty insurers referenced above.

D. Releases. Except as expressly set forth in this Sublease, Sublessor shall not be liable to Sublessee, nor shall Sublessee be entitled to terminate this Sublease or to abate Rent, for any reason, including, without limitation: (i) failure or interruption of any utility system or service; or (ii) failure of Master Lessor to maintain the Subleased Premises as may be required under the Master Lease, subject to Paragraph 16.C below. Sublessee hereby waives all claims against Sublessor for damages to good, wares and merchandise and all other personal property in, on or about the Subleased Premises and for injury or death to persons in, on or about the Subleased Premises from any cause arising at any time to the fullest extent permitted by law. Sublessor and Sublessee are corporations or other business entities, and the obligations of Sublessor and Sublessee shall not constitute the personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders or other principals or representatives of such corporation or business entity.

16. Damage and Destruction; Condemnation.

A. Rights of Termination. To the that the Master Lease gives Sublessor any rights following the occurrence of any damage, destruction or condemnation to terminate the Master Lease, to obtain and utilize insurance or condemnation proceeds to repair or restore the Sublease Premises, or any similar rights, such rights shall be reserved to and exercisable solely by Sublessee, and not by Sublessor; provided, however, that Sublessee shall be entitled to exercise such rights only with the prior written consent of Sublessor, which consent shall not be unreasonably withheld, conditioned or delayed.

B. Waiver of Statutory Rights. Except as expressly set forth herein, Sublessee shall have no right to terminate this Sublease as a result of any casualty or condemnation, and Sublessee hereby waives any provision of law that provides for such right of termination.

C. Rent Abatement. Notwithstanding anything in this Sublease to the contrary, to the extent that Rent is abated for Sublessor with respect to the Subleased Premises pursuant to the terms of the Master Lease, Sublessee’s Rent obligations with respect to the Subleased Premises also shall be abated.

17. Default and Remedies.

A. Default: Sublessee’s performance of each of its obligations under this Sublease constitutes a condition as well as a covenant, and Sublessee’s right to continue in possession of the Subleased Premises is conditioned upon such performance. In addition, Sublessee shall be in material default of its obligations under this Sublease if Sublessee commits, or is responsible for the occurrence of, any of the events of default set forth in Section 12.01 of the Master Lease.

B. Remedies: In the event of any default by Sublessee under this Sublease (including, without limitation, a default pursuant to Section 12.01 of the Master Lease), Sublessor shall have all remedies provided by applicable law and in equity, including, without limitation, all rights pursuant to Article 12 of the Master Lease. Sublessor may resort to its remedies cumulatively or in the alternative.

18. Surrender:

A. In General. Unless otherwise provided pursuant to the Future Lease, on or before the Expiration Date or earlier termination of this Sublease, Sublessee shall remove all of its trade fixtures and all alterations and improvements, including, without limitation the Sublessee Improvements if removal is required by Master Lessor, and shall surrender the Subleased Premises to Sublessor in the condition required by Section 17.09(a) of the Master Lease, free of Hazardous Materials stored, used or disposed of by Sublessee. If the Subleased Premises are not surrendered if and as required hereby, then Sublessee shall be liable to Sublessor for all costs incurred by Sublessor in returning the Subleased Premises to the required condition, plus interest thereon at the Agreed Rate. Sublessee shall indemnify, defend, protect and hold harmless Sublessor and Master Lessor against any and all claims, liabilities, judgments, causes of action, damages, costs, and expenses (including attorneys’, consultants’ and experts’ fees) resulting from Sublessee’s delay in surrendering the Subleased Premises, including, without limitation, any claim made by any succeeding tenant founded on or resulting from such failure to surrender. The indemnification set forth in this Paragraph shall survive the expiration or earlier termination of this Sublease. In no event shall Sublessee be required to remove any alterations or improvements which were not installed by or on behalf of Sublessee.

B. Change in Use of Subleased Premises. If Sublessee elects to use the Subleased Premises for one or more of the Lab Uses, Sublessee shall comply with the provisions of this Section 18.B.; provided, however, that if Sublessee continues to occupy the Subleased Premises pursuant to the Future Lease following the expiration or earlier termination of this Sublease, then the provisions of this Section 18.B. shall not apply.

(i) Governmental Clearances. At the expiration or earlier termination of this Sublease, Sublessee shall vacate, deliver up and surrender to Sublessor possession of the Subleased Premises and all improvements thereon, subject to the terms of this Sublease concerning Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from the Subleased Premises by Sublessee or any of Sublessee’s agents, employees or contractors (collectively, “Sublessee HazMat Operations”), and released of all clearances required by any governmental authorities with respect to Sublessee HazMat Operations.

(ii) Closure Requirements. At least three (3) months prior to the surrender of the Subleased Premises, Sublessee shall deliver to Sublessor a narrative description of the actions proposed (or required by any governmental authority) to be taken by Sublessee in order to surrender the Subleased Premises (including any Alterations permitted by Master Lessor to remain in the Subleased Premises) at the expiration or earlier termination of the Sublease Term, in accordance with the requirements of any Environmental Laws or relevant governmental authority or, in the absence thereof, the commercially reasonable requirements of Master Lessor’s lender or any commercially reasonable requirements of Sublessor’s environmental consultant (collectively, “HazMat Requirements”) with respect to the Sublessee HazMat Operations and otherwise released for unrestricted use and occupancy (the “Surrender Plan”). Such Surrender Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of Sublessee or any of its agents, employees or contractors (collectively, the “Sublessee Parties”) with respect to the Subleased Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Subleased Premises, and shall be subject to the review and approval of Sublessor’s environmental consultant. In connection with the review and approval of the Surrender Plan, upon the request of Sublessor, Sublessee shall deliver to Sublessor or its consultant such additional non-proprietary information concerning Sublessee HazMat Operations as Sublessor shall request. On or before such surrender, Sublessee shall deliver to Sublessor evidence that the approved Surrender Plan shall have been satisfactorily completed and all HazMat Requirements have been met, and Sublessor shall have the right, subject to reimbursement at Sublessee’s expenses as set forth below, to cause Sublessor’s environmental consultant to inspect the Subleased Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Subleased Premises are, as of the effective date of such surrender or early termination of this Sublease, in accordance with applicable HazMat Requirements. Sublessee shall reimburse Sublessor, as Sublease Additional Rent, for the actual, out-of-pocket expense incurred by Sublessor for Sublessor’s environmental consultant to review and approve the Surrender Plan and to visit the Subleased Premises and verify satisfactory completion of the same. Sublessor shall have the unrestricted right to deliver such Surrender Plan and any report by Sublessor’s environmental consultant with respect to the surrender of the Subleased Premises to third parties. If Sublessee shall fail to prepare or submit a Surrender Plan approved by Sublessor, or if Sublessee shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Sublessor, shall fail to adequately address any residual effect of Sublessee HazMat Operations in, on or about the Subleased Premises in violation of HazMat Requirements, Sublessor shall have the right to take such actions as Sublessor may deem reasonable or appropriate to assure that the Subleased Premises and the Project are surrendered free from any residual impact from Sublessee HazMat Operations, the cost of which actions shall be reimbursed by Sublessee as Sublease Additional Rent. Sublessee’s obligations pursuant to this Paragraph 18.B. shall survive the expiration or earlier termination of this Sublease.

19. Brokers: Sublessor and Sublessee each represent to the other that they have dealt with no real estate brokers, finders, agents or salesmen in connection with this transaction, except Cresa Partners, representing Sublessor, and Cornish & Carey Commercial, Inc., representing Sublessee (“Brokers”). Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder’s fees, or other compensation made by any other agent, broker, salesman or finder as a consequence of said party’s actions or dealings with such agent, broker, salesman, or finder. Sublessor shall be responsible for payment of any brokerage commission due to the Brokers in connection with this Sublease pursuant to the terms of a separate agreement between Sublessor and Cresa Partners.

20. Notices:

A. Notice Requirements. Unless five (5) days’ prior written notice is given in the manner set forth in this Paragraph, the addresses of Sublessor and Sublessee for all purposes connected with this Sublease shall be the addresses set forth below their respective signatures. All notices, demands, or communications in connection with this Sublease shall be considered received when (i) personally delivered, or (ii) if properly addressed and either sent by nationally recognized overnight courier or deposited in the mail (registered or certified, return receipt requested, and postage prepaid), on the date shown on the return receipt or other documentation for acceptance or rejection. All notices given to the Master Lessor under the Master Lease shall be considered received only when delivered in accordance with Section 17.06 of the Master Lease and when sent to Master Lessor at the following address: Pacific Shores Investors, LLC, c/o Jay Paul Company, 350 California Street, Suite 1905, San Francisco, California 94111.

B. Notices from or to Master Lessor. Each party shall provide to the other party a copy of any notice or demand received from or delivered to Master Lessor within three (3) business days of receiving or delivering such notice or demand, where such notice or demand materially relates to or affects the rights and/or obligations of the parties under this Sublease.

21. Severability: If any term of this Sublease is held to be invalid or unenforceable by any court of competent jurisdiction, then the remainder of this Sublease shall remain in full force and effect to the fullest extent possible under the law, and shall not be affected or impaired.

22. Amendment: This Sublease may not be amended except by the written agreement of all parties hereto.

23. Attorneys’ Fees: If either Sublessor or Sublessee shall bring any action or legal proceeding to enforce, protect or establish any term or covenant of this Sublease, the prevailing party shall be entitled to recover its reasonable attorneys’ fees, consultants’ costs, court costs and experts’ fees as may be fixed by the court. “Prevailing party” as used in this Sublease includes a party who dismisses an action for recovery hereunder in exchange for sums allegedly due, performance of covenants allegedly breached or consideration substantially equal to the relief sought in the action.

24. Other Sublease Terms:

A. Incorporation By Reference. Except as otherwise provided in or contradicted by this Sublease, the terms and conditions of this Sublease shall include the specific Sections of the Master Lease listed in Paragraph 24.B, which are incorporated into this Sublease as if fully set forth, except that: (i) each reference in such incorporated Sections to “Lease” shall be deemed a reference to “Sublease”; (ii) each reference to the “Premises” shall be deemed a reference to the “Subleased Premises”; (iii) each reference to

“Lessor” and “Lessee” shall be deemed a reference to “Sublessor” and “Sublessee”, respectively, except as expressly set forth herein; (iv) with respect to work, services, repairs, restoration, provision of insurance or the performance of any other obligation of Master Lessor under the Master Lease, the sole obligation of Sublessor shall be to request the same in writing from Master Lessor as and when requested to do so by Sublessee, and to use Sublessor’s commercially reasonable good faith efforts (without requiring Sublessor to spend more than a nominal sum and otherwise at Sublessee’s sole cost and expense) to obtain the Master Lessor’s performance; (v) with respect to any obligation of Sublessee to be performed under this Sublease, wherever the Master Lease grants to Sublessor a specified number of days to perform its obligations under the Lease, Sublessee shall have two (2) fewer days to perform the obligation, including, without limitation, curing any defaults (provided, however, that if any cure period provides for three (3) days or fewer to perform, Sublessee shall have two (2) business days to perform); (vi) Sublessor shall have no liability to Sublessee with respect to (a) representations and warranties made by Master Lessor under the Master Lease, (b) any indemnification obligations of Master Lessor under the Master Lease, or other obligations or liabilities of Master Lessor under the Master Lease with respect to compliance with laws, condition of the Premises or Hazardous Materials, and (c) obligations under the Master Lease to repair, maintain, restore, or insure all or any portion of the Premises, regardless of whether the incorporation of one or more provisions of the Master Lease might otherwise operate to make Sublessor liable therefor; and (vii) with respect to any approval required to be obtained from the “Lessor” under the Master Lease, such consent must be obtained from both the Master Lessor and the Sublessor, but Sublessor’s consent shall not be unreasonably withheld, conditioned or delayed (except that the approval of Sublessor shall be conditioned upon receipt of the Master Lessor’s consent). Notwithstanding the foregoing, references to “Lessor” in the following provisions of the Master Lease shall mean Master Lessor, not Sublessor: Section 2.02, the first sentence of Section 5.06, Section 6.01(b), Section 6.02, the second, third, sixth and seventh sentences of Section 6.03, Section 6.05, Section 7.01, Section 7.03, Section 8.01, Article 13, Section 16.01, Section 17.13, Section 17.19, the last sentence of Section 17.22(d) and Section 17.23.

B. Incorporated Provisions. The following paragraphs of the Master Lease are hereby incorporated into this Sublease, except to the extent expressly contradicted by the provisions of this Sublease: Section 2.02; Section 2.03; Section 5.01; Section 5.02(c); Section 5.03, except for the first sentence; Section 5.05, except as provided in Section 35(ii) of this Sublease; Section 5.06, provided that Sublessee shall be bound by all rules and regulations to the same extent that Sublessor is bound; Article 6; Sections 7.01 through 7.05; Article 8; Article 9; Article 10; Section 11.01, Section 11.03, Section 11.05; Article 12; Article 13; Article 14 (excluding subsection (ii) thereof), except that in exercising any right of entry, Sublessor shall comply with Sublessee’s reasonable security measures and operating procedures and shall minimize any disruption to Sublessee; Article 15; Article 16; Section 17.01; Section 17.02; Section 17.03; Section 17.05, except that the reference to exhibits therein shall mean and refer only to the exhibits to this Sublease; Section 17.06; Section 17.07; Section 17.09(a), except that this Section shall not apply if Sublessee continues in occupancy past the expiration of the Term pursuant to the Future Lease; Section 17.10; Section 17.11; Section 17.12, excluding the reference to Article 16; Section 17.13 (excluding the last sentence); Section 17.16; Section 17.18; Section 17.19; Section 17.20; Section 17.21; Section 17.22, except that in Section 17.22(c), Sublessor shall not withhold approval of any Hazardous Materials use that is approved by Master Lessor, and Sublessee shall not be required to remove Hazardous Materials at the end of the Term if Sublessee continues in occupancy pursuant to the Future Lease; Section 17.23; Section 17.26; and Exhibits A, I, J, K, L and M.

C. Assumption of Obligations: This Sublease is and at all times shall be subject and subordinate to the Master Lease and the rights of Master Lessor thereunder, provided, however, that in the event of a conflict between the provisions of this Sublease and the provisions of the Master Lease, as between Sublessor and Sublessee, the provisions of this Sublease shall control. Sublessee hereby expressly assumes and agrees: (i) to comply with all provisions of the Master Lease with respect to the Subleased Premises during the Term to the extent incorporated herein or as otherwise expressly provided by this Sublease; (ii) to perform all the obligations on the part of the “Lessee” to be performed under the terms of the Master Lease with respect to the Subleased Premises during the Term to the extent incorporated herein or as otherwise expressly provided by this Sublease; and (iii) not to act or omit to act in any manner which would violate any provision of the Master Lease.

D. Performance by Sublessor. Sublessor shall not be required to furnish, supply or install anything required of Master Lessor under any Article of the Master Lease. Sublessor shall have no liability or responsibility whatsoever for Master Lessor’s failure or refusal to perform under the Master Lease. Sublessor’s obligation to use its commercially reasonable good faith efforts to cause Master Lessor to observe and perform its obligations under the Master Lease shall not be a guarantee by Sublessor of Master Lessor’s compliance with the provisions of the Master Lease, and in no event shall Sublessor be required to initiate any litigation proceedings or file suit against Master Lessor. Sublessor shall not act or omit to act in any manner which would violate any provision of the Master Lease or that would lead to the termination of the Master Lease by Master Lessor.

25. Master Lessor’s Consent: This Sublease and Sublessor’s and Sublessee’s obligations hereunder are conditioned upon obtaining the written consent of the Master Lessor to this Sublease upon such terms and conditions as are reasonably acceptable to both Sublessor and Sublessee (the “Master Lessor’s Consent”). The parties shall cooperate in good faith to obtain the Master Lessor’s Consent as soon as possible, but not later than fifteen (15) days after the Execution Date. Any and all costs and expenses associated with the Master Lessor’s Consent shall be borne solely by Sublessor. If the Master Lessor’s Consent is not obtained within fifteen (15) days after the Execution Date, then either Sublessor or Sublessee may terminate this Sublease by giving the other party ten (10) days’ prior written notice, in which case this Sublease shall terminate on the day following the last day of the ten (10)- day notice period (unless Master Lessor’s Consent is obtained during such ten (10)- day period, in which case this Sublease shall remain in full force and effect), neither party shall have any further rights or obligations hereunder and Sublessor shall return to Sublessee all sums (including the Letter of Credit, if applicable) paid by Sublessee to Sublessor in connection with Sublessee’s execution hereof. The return of all sums paid by Sublessee to Sublessor shall be Sublessee’s sole and exclusive remedy in the event of a termination pursuant to this Paragraph, including, without limitation, a termination resulting from Sublessor’s reasonable determination that any term or condition proposed by Master Lessor to be included in a consent is unacceptable.

26. Signage: Sublessee shall have the signage rights, and the obligations with respect thereto, set forth in Section 17.15 of the Master Lease. Sublessor shall be responsible for the removal of Sublessor’s existing signage prior to the Delivery Date. Unless otherwise provided in the Future Lease, Sublessee shall be responsible for the removal of Sublessee’s signage upon the expiration or earlier termination of this Sublease, and for the cost to restore any damage caused by such removal.

27. No Offer. Submission of this Sublease for examination or signature by Sublessee does not constitute a reservation of, option for or option to sublease, and such submission is not effective as a sublease or otherwise until execution and delivery by both Sublessor and Sublessee, subject, however, to the provisions of Paragraph 25 above.

29. (Intentionally omitted.)

30. Fitness Center. A fitness center exists within the Project and, to the extent it is open and operating, is available for Sublessee’s use at no additional cost on the terms and conditions provided herein. Sublessee’s use of the fitness center shall be subject to all the rules and regulations of the Master Lessor.

Sublessor does not represent or warrant to Sublessee that Master Lessor will continue to open and operate the fitness center for the tenants of the Project. The continued availability of the fitness center shall not be a condition precedent to this Sublease, and the failure of the fitness center to be available to Sublessee shall have no effect upon this Sublease or the rent payable by Sublessee to Sublessor under this Sublease. Except to the extent caused by the active negligence or willful misconduct of Sublessor, its agents, employees or contractors, Sublessor shall not be liable to Sublessee, or its employees, agents, contractors, sublessees, assignees or invitees, and Sublessee, as a material part of the consideration to be rendered to Sublessor under this Sublease, waives all such claims against Sublessor, for any damage to personal property or injury to persons in or about the fitness center and/or the Project from any cause whatsoever arising at any time, including, but not limited to, any damage or injury to any Sublessee employee, agent, contractor, sublessee, assignee or invitee using the fitness center or Project. Except to the extent caused by the active negligence or willful misconduct of Sublessor (or Master Lessor), its agents, employees or contractors, Sublessee shall indemnify, protect, defend with counsel reasonably acceptable to Sublessor (or Master Lessor) and hold harmless Sublessor) or Master Lessor) from and against any and all claims, liabilities, judgments, causes of action, damages, costs and expenses (including reasonable attorneys’, consultants’ and experts’ fees), caused by or arising in connection with the use of the fitness center by Sublessee, its agents, employees, contractors, sublessee, assignees or invitees, including, without limitation, any claims asserted or caused by Sublessee’s employees. The foregoing release and indemnity shall survive the expiration or earlier termination of this Sublease.

31. Holding Over. Unless Sublessee continues to occupy the Sublease Premises pursuant to the Future Lease, if Sublessee holds over in the Subleased Premises after the expiration or sooner termination of the Term of this Sublease, Sublessee shall be deemed a month-to-month subtenant and the Monthly Base Rent during the holdover period shall be 200% of the monthly base rent payable by Sublessor to Master Lessor during the last month of the term of the Master Lease. Nothing in this Paragraph shall be deemed to permit Sublessee to hold over beyond the expiration or earlier termination of the Term of this Sublease (unless Sublessee continues to occupy the Subleased Premises pursuant to the Master Lease), and Sublessee shall indemnify, defend, protect and hold harmless Sublessor or Master Lessor from and against any and all claims, liabilities, judgments, causes of action, damages, costs and expenses (including reasonable attorneys’, consultants’ and experts’ fees) resulting from the failure of Sublessee to surrender the Subleased Premises in the condition required by this Sublease upon the expiration or sooner termination of the Term of this Sublease. The foregoing indemnification shall survive the expiration or earlier termination of this Sublease.

32. Sublessor’s Estoppel. Sublessor represents and warrants that to Sublessor’s knowledge, as of the date of this Sublease, (i) the Master Lease is in full force and effect; (ii) neither Sublessor nor Master Lessor is in material breach of the Master Lease; and (iii) the Master Lease has not been modified, altered, amended or otherwise changed as between Master Lessor and Sublessor, except as provided in that certain Settlement Agreement between Sublessor’s and Sublessee’s respective predecessors-in-interest dated November 15, 2001.

33. Access. Sublessee shall have access to the Subleased Premises twenty-four (24) hours per day, seven (7) days per week, subject to Master Lessor’s reasonable security measures.

34. Letter of Credit:

A. Terms of Letter of Credit. In lieu of the cash Security Deposit required by Paragraph 5 above, as additional consideration for value received and a further incentive to maintain Sublessor’s willingness to enter this Sublease, and as additional collateral so as to compensate Sublessor for future damages it may suffer by reason of Sublessee’s defaults hereunder, Sublessee shall deliver to Sublessor, not later than five (5) days after the date of Sublessee’s execution of this Sublease, an unconditional, clean, irrevocable letter of credit in the amount of $268,864.25 (“LC Amount”), which letter of credit shall be issued by a money-center bank (a bank which accepts deposits, maintains accounts, has a local Silicon Valley office which will negotiate a letter of credit and whose deposits are insured by the FDIC) reasonably acceptable to Sublessor, shall be for a term continuing through the last day of the forty-five (45) - day period following the Expiration Date (or shall contain an “evergreen” provision which provides that it automatically is renewed on an annual basis unless the issuer delivers forty-five (45) days’ prior written notice to Sublessor and Sublessee), shall permit partial draws, shall provide that draws thereunder will be honored upon receipt by issuer of the letter of credit and a written statement signed by Sublessor or its authorized agent stating that Sublessor is entitled to draw down on the letter of credit, shall be freely transferable and shall be in a form and content reasonably acceptable to Sublessor. Such letter of credit, together with any other renewal or replacement letters of credit delivered or to be delivered by Sublessee hereunder shall be referred to collectively herein as the “LC”. The LC shall provide for forty-five (45) days’ prior written notice to Sublessor of cancellation or material change thereof, and shall further provide that, in the event of any non-extension of the LC, Sublessor shall be entitled to present its written demand for payment of the entire face amount of the LC, and the proceeds therefrom so obtained shall be held as provided below. Sublessee shall pay all expenses, points and/or fees incurred by Sublessee in obtaining the LC. Additionally, upon a proposed sale or other transfer of any interest in the Premises, this Sublease or Sublessor (including consolidations, mergers or other entity changes), Sublessee, at its sole cost and expense and upon ten (10) business days’ notice, shall, concurrent with Sublessor’s delivery to Sublessee of the then outstanding LC, deliver to any such transferee, successor or assign a replacement LC on identical terms (except for the stated beneficiary) from the same issuer or another bank acceptable to Sublessor, in Sublessor’s reasonable discretion, naming the new sublessor as the beneficiary thereof. The LC shall not be mortgaged, assigned or encumbered in any manner whatsoever by Sublessee without Sublessor’s prior written consent, which may be withheld in Sublessor’s sole discretion.

B. Application of LC. The LC shall be held by Sublessor without liability for interest and as security for performance by Sublessee of its obligations under this Sublease. The LC, and any proceeds therefrom, is not an advance payment of Rent or a measure or limit of Sublessor’s damages upon Sublessee’s default under this Sublease, and Sublessor shall not be required to keep any proceeds from the LC separate from Sublessor’s general funds or to pay interest thereon. If Sublessee defaults (following any applicable grace periods, it being understood that no notice of a default by Sublessee hereunder need be given by Sublessor to Sublessee if Sublessee is the subject of a bankruptcy proceeding) with respect to any provision of this Sublease, including, but not limited to, provisions relating to the payment of Rent, Sublessor may, but shall not be required to, draw down upon all or any portion of the LC for payment of any Rent or other sum in default, and/or for the payment of any amount that Sublessor may spend or may become obligated to spend by reason of Sublessee’s default or to compensate Sublessor for any loss or damage which Sublessor has suffered thereby. The use, application or retention of the LC, or any proceeds therefrom, by Sublessor shall not prevent Sublessor from exercising any other right or remedy provided by this Sublease or by law or in equity, it being intended that Sublessor shall not first be required to proceed against the LC, and the LC and any proceeds therefrom shall not operate as a limitation on any recovery to which Sublessor otherwise may be entitled. Sublessee hereby waives any restriction on the use or application of the Security Deposit by Sublessor as set forth in California Civil Code Section 1950.7 or any successor statute. If all or any portion of the LC is drawn upon, Sublessee, within five (5) days after written notice from the issuer or Sublessor of the amount so applied, shall reinstate the LC to the LC Amount required under this Sublease by providing either cash (so that the full amount of cash and LC proceeds held by Sublessor equals the LC Amount) or a replacement LC upon the identical terms and conditions set forth in this Paragraph, and if all or any portion of the LC again is used or applied, Sublessee shall, within five (5) days after written demand therefor, again reinstate the LC to the LC Amount required under this Sublease by providing either cash (so that the full amount of cash and LC proceeds held by Sublessor equals the LC Amount) or a replacement LC upon the identical terms and conditions set forth in this Paragraph. Sublessee’s failure to provide Sublessor with cash in the required amount or to reinstate the LC as required hereunder shall be a material default under this Sublease, without any obligation of Sublessor to provide any additional notice of default, and Sublessor shall be permitted to draw down the entire balance of the LC and apply it to any current or future obligations of Sublessee in such event. Sublessee hereby grants to Sublessor a security interest in the LC and any cash proceeds therefrom in accordance with the applicable provisions of the California Uniform Commercial Code.

C. Return of LC. Within thirty (30) days after the later of the expiration or earlier termination date of this Sublease, and the date upon which the LC expires, if Sublessee is not then in default hereunder, Sublessor shall return to Sublessee (without interest) the LC or so much of the proceeds of the LC as have not been applied by Sublessor pursuant to this Paragraph, or which are not otherwise required to cure Sublessee’s defaults.

35. Personal Property: During the Term of this Sublease, without obligation to pay additional Monthly Base Rent with respect thereto, Sublessee shall have the right to use the following: (i) existing furniture, (ii) security system, (iii) cabling, (iv) UPS, PDU, and air handlers in all main data centers and MDF/IDF data closets, (v) existing racks, and (vi) other personal property currently located in the Subleased Premises. In addition, at no cost to Sublessee (a) prior to the Commencement Date, Sublessor shall configure the existing furniture located in the Subleased Premises to a condition reasonably appropriate for use by Sublessee’s employees, and (b) within sixty (60) days following the Premises Delivery Date, Sublessor shall provide to Sublessee and shall configure to Sublessee’s reasonable requirements any additional furniture and personal property requested by Sublessee from Sublessor’s inventory of such items currently in storage. The items listed in the foregoing two sentences shall be referred to as the “Personal Property”). Sublessee acknowledges that Sublessee is taking possession of the Personal Property on an “as is, where is, with all faults” basis, and that Sublessee is not relying on any representations or warranties of any kind whatsoever, express or implied, including, without limitation, any implied warranties as to merchantability or fitness for a particular purpose; provided, however, that Sublessor represents for the benefit of Sublessee that Sublessor owns the Personal Property free and clear of all liens. Sublessor shall have no obligation to repair, maintain, replace or insure the Personal Property, all of which shall be the obligation of Sublessee. Upon the expiration of this Sublease (or upon early termination for any reason other than a default of Sublessee under this Sublease), Sublessee shall purchase the Personal Property from Sublessor pursuant to the bill of sale in substantially the form attached hereto as Exhibit B and incorporated by reference herein. Unless Sublessee continues to occupy the Subleased Premises pursuant to the Future Lease, Sublessee shall be responsible for removing the Personal Property from the Subleased Premises upon the expiration or earlier termination (except for early termination resulting from the default of Sublessee under this Sublease) of the Term.

36. Voluntary Termination: Sublessor shall not voluntarily terminate the Master Lease during the Term unless and until Master Lessor has agreed in writing to continue this Sublease in full force and effect as a direct lease between Master Lessor and Sublessee upon and subject to all of the terms, covenants and conditions of this Sublease for the balance of the Term hereof, including without limitation the Monthly Base Rent payable hereunder. If Master Lessor so consents, Sublessee shall attorn to Master Lessor in connection with any such voluntary termination and shall execute an attornment agreement in such form as reasonably may be requested by Master Lessor.

37. Environmental:

A. Sublessee’s Acknowledgment. Sublessee’s execution of this Sublease shall be deemed Sublessee’s acknowledgment and agreement that Sublessee has received, and, pursuant to Section

17.22(b) of the Master Lease, reviewed same, a copy of each of those certain documents entitled: (i) PHASE I, ENVIRONMENTAL SITE ASSESSMENT, PACIFIC SHORES CENTER, REDWOOD CITY, CALIFORNIA, Prepared for: The Jay Paul Company, San Francisco, California, Prepared by: IRIS ENVIRONMENTAL, Oakland, California, December 20, 1999, Job No. 99-122A; and (ii) PHASE II, ENVIRONMENTAL SITE ASSESSMENT, PACIFIC SHORES CENTER, 1000 SEAPORT BOULEVARD, REDWOOD CITY, CALIFORNIA, Prepared for: The Jay Paul Company, San Francisco, California, Prepared by: IRIS ENVIRONMENTAL, Oakland, California, January 14, 2000, Job No. 99-122-B.

B. Change in Use of Subleased Premises. If Sublessee elects to use the Subleased Premises for one or more of the Lab Uses, in addition to the provisions of Section 17.22 of the Master Lease regarding Hazardous Materials (to the extent incorporated in this Sublease), Sublessee also shall comply with the following provisions:

(i) Use of Hazardous Materials. Sublessee shall not cause or permit any Hazardous Materials to be brought upon, kept or used in, on or about the Project by Sublessee or Sublessee’s Parties without Sublessor’s prior written consent, except that Sublessee may, without the need for Sublessor’s prior written consent, bring on, keep at and use in, on or about the Subleased Premises those Hazardous Materials described in Exhibit C attached hereto and incorporated by reference herein or any similar Hazardous Materials used for substantially the same purposes in substitution thereof in compliance with applicable Environmental Laws, even if they are Hazardous Materials. All such Hazardous Materials will be used, kept and stored by Sublessee in a manner that complies with all applicable Environmental Laws. Sublessee shall, at all times, use, keep, test, store, handle, transport, treat or dispose all such Hazardous Materials in or about the Project in compliance with all applicable HazMat Requirements. Unless Sublessee continues to occupy the Subleased Premises pursuant to the Future Lease following the expiration or earlier termination of this Sublease, Sublessee shall remove Hazardous Materials used or brought onto the Project during the Sublease Term from the Project prior to the expiration or earlier termination of this Sublease in accordance with any applicable HazMat Requirements and the Surrender Plan approved by Sublessor. For purposes of this Sublease, if Sublessee elects to use the Subleased Premises for one or more of the Lab Uses, then this Paragraph 37.B.(i) of this Sublease shall supersede in their entirety the provisions of Section 17.22(c) of the Master Lease.

(ii) Sublessee’s Obligation to Promptly Remediate. If the presence of Hazardous Materials on the Subleased Premises after the Premises Delivery Date results from an act or omission of Sublessee (or Sublessee’s successors-in-interest), its agents, employees, invitees, vendors, contractors, guests, or visitors results in contamination of the Project or any water or soil beneath the Project in violation of applicable HazMat Requirements, Sublessee shall promptly take all action necessary or appropriate to test, investigate and remedy that contamination, at its sole cost and expense, provided that Sublessor’s consent to such action shall first be obtained, which consent shall not be unreasonably withheld, conditioned or delayed.

(iii) Notification. Sublessor and Sublessee each agree to promptly notify the other of any communication received from any governmental entity concerning Hazardous Materials or the violation or alleged violation of Environmental Laws that relate to the Project. In addition, Sublessee shall promptly provide to Sublessor copies of any approvals or disapprovals received from any relevant governmental agency in connection with permits, licenses or periodic or episodic testing or remediation of the Subleased Premises by Sublessee required by HazMat Requirements, including but not limited to the plans, permits and licenses described in Exhibit D attached hereto and incorporated by reference herein or any other such plans, permits and licenses instead performed by Sublessee pursuant to HazMat Requirements. Without limiting the foregoing, Sublessee shall deliver to Sublessor any applications for decommissioning the Subleased Premises pursuant to HazMat Requirements at the same time such application is delivered to the relevant governmental agency. Sublessor shall have the opportunity to participate in, and comment on, any such decommission or surrender plan application, and the final version of such plan shall be subject to Sublessor’s written approval.

(iv) Testing. Sublessor shall have the right to conduct tests of the Subleased Premises at any time that Master Lessor seeks to sell or refinance the Subleased Premises, or if Sublessor has reasonable grounds to believe that Hazardous Materials may exist at the Subleased Premises in violation of the terms of this Sublease. Such tests shall be performed in order to determine whether any contamination of the Subleased Premises or the Project has occurred as a result of Sublessee’s use. Sublessee shall be required to pay the reasonable cost of such tests of the Subleased Premises if they are performed due to Sublessor’s reasonable grounds to believe that Hazardous Materials may exist at the Subleased Premises in violation of the terms of this Sublease (Master Lessor shall pay the costs of such tests in the event of a sale or refinancing); provided, however, that if Sublessee conducts its own tests of the Subleased Premises using third party contractors and test procedures acceptable to Sublessor which tests are certified to Sublessor, Sublessor shall accept such tests in lieu of such tests to be paid for by Sublessee. In connection with such testing, upon the request of Sublessor, Sublessee shall deliver to Sublessor or its consultant such non-proprietary information concerning the use of Hazardous Materials in or about the Subleased Premises by Sublessee or any Sublessee Parties. If contamination has occurred in violation or excess of the HazMat Requirements for which Sublessee is liable under this Section 37.B.(iv), Sublessee shall pay all costs to conduct such tests. If no such contamination is found, Sublessor shall pay the costs of such tests. Sublessee shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions identified by such testing in accordance with HazMat Requirements. Sublessor’s receipt of or satisfaction with any environmental assessment in no way waives any rights which Sublessor may have against Sublessee. Notwithstanding anything herein to the contrary, within thirty (30) days prior to the Expiration Date or any earlier date on which this Sublease terminates, Sublessee shall, at Sublessee’s sole expense, deliver to Sublessor a phase II environmental audit of the Subleased Premises showing the environmental condition of the Subleased Premises and the completion of Sublessee’s Surrender Plan for the Subleased Premises; provided, however, that this sentence shall not apply if Sublessee continues to occupy the Subleased Premises pursuant to the Future Lease following the expiration or earlier termination of this Sublease.

(v) Dispute Resolution. Notwithstanding anything herein to the contrary, if Sublessor requires Sublessee to perform any testing, clean-up or remediation of Hazardous Materials, or if Sublessor requires Sublessee to modify Sublessee’s use of Hazardous Materials at the Subleased Premises in a manner or in amounts other than as is required by Environmental Laws pursuant to either this Paragraph 37.B. or Section 18.B. above, and Sublessee believes that Sublessor’s requirements are not commercially reasonable, then if Sublessee provides Sublessor with written notice thereof (the “Dispute Notice”) within fifteen (15) business days of the date on which Sublessor first informs Sublessee in writing of such requirement, then such dispute shall be remedied pursuant to the terms of this Paragraph 37.B.(v). If such a dispute exists, Sublessor and Sublessee shall meet within ten (10) business days after the date of the Dispute Notice and attempt in good faith to resolve the dispute. If, despite such meeting, the parties cannot resolve the dispute, each of Sublessor and Sublessee shall separately designate to the other in writing an environmental expert to determine if the requirement in question is commercially reasonable. Each environmental expert designated shall have at least ten (10) years’ experience in performing environmental audits of real property in San Mateo County and shall be paid by the party choosing such expert. The failure of either party to appoint an environmental expert within the time allowed shall be deemed equivalent to appointing the environmental expert appointed by the other party, who shall then determine whether the requirement in question is commercially reasonable. The two (2) environmental experts shall then each prepare a written proposal of what a commercially reasonable environmental requirement for the activity in question. If the two (2) environmental experts are unable to agree on whether the requirement in question is commercially reasonable, or, in lieu thereof, to come to agreement on a commercially reasonable environmental requirement for the issue in question, within fifteen (15) business days of their appointment, the two designated environmental experts shall jointly designate a third similarly qualified environmental expert. The third environmental expert shall within ten (10) business days following its appointment, then determine which of the two environmental experts’ determinations most closely reflects an appropriate, commercially reasonable requirement with respect to the Hazardous Materials issue in question. The third environmental expert shall have no rights to adjust, amend or otherwise alter the determinations made by the environmental experts selected by the parties, but must select one or the other of such experts’ submissions. The determination by such third environmental expert shall be final and binding upon the parties. Said third environmental expert shall, upon selecting the determination, concurrently notify both parties hereto. The parties shall share the expenses of the third environmental expert equally.

(vi) Survival. Sublessee’s obligations pursuant to this Paragraph 37.B. shall survive the expiration or earlier termination of this Sublease.

38. Surrender if No Future Lease. If for any reason Sublessee is not entitled to continue to occupy the Subleased Premises pursuant to the Future Lease, upon the expiration or earlier termination of this Sublease, Sublessee shall surrender the Subleased Premises to Sublessor in the condition required by Section 17.09(a) of the Master Lease and shall remove any alterations or improvements (including the Sublessee Improvements) if required to do so pursuant to Paragraph 14.C. above.

39. Right to Make Building Repairs. Pursuant to Section 6.01(b) of the Master Lease, Sublessor has a right to perform repairs required to be made by Master Lessor if Master Lessor defaults with respect to such obligations, and to be reimbursed, together with interest thereon, for the cost of such repairs. Upon prior written notice to Sublessor, Sublessee shall have the right to exercise the rights set forth in Section 6.01(b) in strict accordance therewith. If Sublessee does not timely meet the requirements of Section 6.01(b), or if Master Lessor does not comply with Section 6.01(b), Sublessor shall have no liability to Sublessee with respect thereto other than the obligation set forth in Paragraph 24.A.(iv) above.

40. Right to Contest Property Taxes. Pursuant to Section 9.04 of the Master Lease, Sublessor has a right to seek a reduction in the assessed valuation of the Subleased Premises or to contest any real property taxes to be paid by Sublessor with respect to the Subleased Premises. Upon prior written notice to Sublessor, Sublessee shall have the right to exercise the rights set forth in Section 9.04 in strict accordance therewith. If Sublessee does not timely meet the requirements of Section 9.04, or if Master Lessor does not comply with Section 9.04, Sublessor shall have no liability to Sublessee or with respect thereto other than the obligation set forth in Paragraph 24.A.(iv) above, and Sublessee shall indemnify Sublessor for any liability Sublessor incurs as a result of Sublessee’s failure to comply with the provisions of Section 9.04 of the Master Lease.

41. Security for Sublessor’s Performance.

A. Events Necessitating the Posting of a Deficiency Letter of Credit. Sublessor shall deliver to Sublessee a letter of credit, in the form described in Paragraph 41.B. below, in the amount of Three Million and No/100 Dollars ($3,000,000.00) (“Deficiency Letter of Credit”), upon the occurrence of either of the following:

(1) If at any time following the second anniversary of the Commencement Date, Sublessor’s average cash on hand for any six (6)- month period, as displayed in Sublessor’s 10-K and 10-Q, drops below One Hundred Million and No/100 Dollars ($100,000,000.00) (a “Cash Deficiency Event”), Sublessee shall provide Sublessor with written notice that a Cash Deficiency Event has occurred. Within thirty (30) days after Sublessor receives any such notice from Sublessee (a “Cash Deficiency Notice”), Sublessor shall deliver to Sublessee the Deficiency Letter of Credit, provided that a Cash Deficiency Event has occurred, or

(2) If, at any time during the Term, Sublessor fails to pay Base Rent under the Master Lease when due, Master Lessor has made an unconditional demand (“Master Lessor Base Rent Demand”) upon either Sublessor or Sublessee for payment of such Base Rent, and Sublessor fails to pay the Base Rent at issue within five (5) business days after the date of Master Lessor’s Base Rent Demand (“Event of Sublessor’s Default”), within thirty (30) days following such Event of Sublessor’s Default Sublessor shall deliver to Sublessee the Deficiency Letter of Credit.

B. Terms of the Deficiency Letter of Credit. The Deficiency Letter of Credit shall be issued by a bank, selected by Sublessor and reasonably acceptable to Sublessee, that accepts deposits, maintains accounts, has an office in the San Francisco Bay Area, and that will negotiate a letter of credit, the deposits of which must be insured by the Federal Deposit Insurance Corporation (“Issuer”). Sublessor shall pay all expenses, points or fees incurred to obtain and maintain the Deficiency Letter of Credit, including, without limitation, all costs or fees charged by the Issuer in connection with a draw against a Deficiency Letter of Credit. The Deficiency Letter of Credit shall provide that, once per calendar month during the term of the Letter of Credit, drafts will be honored, up to the amount of the difference between the Monthly Base Rent payable by Sublessee under this Sublease and the monthly Base Rent payable by Sublessor under the Master Lease, together with any applicable late charges payable by Sublessor under the Master Lease for such month (“Monthly Base Rent Differential”) (plus any costs imposed by the Issuer in connection with the draw), on sight if accompanied by a statement on Sublessee’s company letterhead signed by an officer of Sublessee asserting that (i) under Section 12.01(b) of the Master Lease, Sublessor has not paid the Base Rent due under the Master Lease when due and such failure has continued for four (4) business days after written notice thereof from Master Lessor, and that Master Lessor has made a Master Lessor Base Rent Demand upon either Sublessor or Sublessee for the payment of such Base Rent, and (ii) Sublessee is entitled to draw the amount requested from the Deficiency Letter of Credit Issuer pursuant to Paragraph 41 of this Sublease and that such requested amount does not exceed the Monthly Base Rent Differential for such month (plus any costs imposed by Issuer in connection with the draw). In addition, the Deficiency Letter of Credit shall provide that the term of the Letter of Credit (“Letter of Credit Term”) will expire upon the earlier to occur of (y) the date that is thirty (30) days after the expiration or earlier termination of this Sublease, and (z) the date that the Issuer receives a statement signed by an officer of Sublessor asserting that a Permitted Termination Event (defined below) or a Restricted Assignment (defined below) has occurred. During the Letter of Credit Term, any Deficiency Letter of Credit shall be automatically renewable on an annual basis, and for thirty (30) days following the expiration of the Letter of Credit Term.

Notwithstanding anything to the contrary contained in this Paragraph 41.B., if Sublessor fails to renew or replace the Deficiency Letter of Credit at least thirty (30) days prior to its expiration, Sublessee may, without prejudice to any other remedy it has, upon five (5) business days’ written notice to Sublessor, and provided Sublessor does not renew or replace such Deficiency Letter of Credit during such period, draw on all of the Deficiency Letter of Credit and such drawn amount shall be held by Sublessee solely to pay the Monthly Base Rent Differential in the amounts and at the times otherwise permitted by this Paragraph; provided, however, Sublessee must certify to Sublessor each of the items described in subsections (i)-(ii) above of this Paragraph 41.B. before Sublessee may, in any calendar month, disburse any payments from such drawn amount, and all amounts so drawn from the Deficiency Letter of Credit (less any amounts disbursed to Sublessee in accordance with the provisions of this sentence) shall be immediately refunded to Sublessor upon Sublessor’s replacement or renewal of such Deficiency Letter of Credit. If there is a termination of the Master Lease for any reason other than Sublessor’s uncured default under the Master Lease, such event shall be a “Permitted Termination Event” and shall terminate the Deficiency Letter of Credit automatically. If the Sublease or Sublessee’s interest in the Subleased Premises is assigned other than to a Sublessee Affiliate, or if Sublessee attempts to transfer the Deficiency Letter of Credit other than to a Sublessee Affiliate, either of such events shall be a “Restricted Assignment” and shall terminate the Deficiency Letter of Credit automatically. Sublessee shall notify Sublessor at least ten (10) days in advance of a transfer to a Sublessee Affiliate, unless such notification is restricted by the regulations or requirements of the Securities and Exchange Commission, in which event such notification shall be made promptly following the date of such transfer.

C. Rights and Obligations of the Parties. If, in any calendar month during the Letter of Credit Term, Sublessor has not paid the Base Rent due under the Master Lease when due, Master Lessor has made a Master Lessor Base Rent Demand upon either Sublessor or Sublessee for the payment of such Base Rent, and Sublessor fails to pay the Base Rent at issue within three (3) business days after the date of the Master Lessor Base Rent Demand, then Sublessee, at its option, may draw from the Deficiency Letter of Credit an amount of cash that in no event exceeds the Monthly Base Rent Differential for the applicable calendar month (plus costs imposed by the issuer in connection with the draw), and shall pay all such drawn amounts to Master Lessor within five (5)- business days after any such draw. In the alternative, within such five (5)- business day period, Sublessee may deliver to Sublessor written evidence certified by an officer of Sublessee and otherwise reasonably acceptable to Sublessor (“Payment Notice”) that Sublessee has paid Sublessor’s full Monthly Base Rent Differential to Master Lessor for such calendar month, together with a statement that Sublessee will retain the Monthly Base Rent Differential (together with the issuer’s costs) as reimbursement for that portion of Sublessee’s payment allocable to the Monthly Base Rent Differential and costs. In the event Sublessee either fails to pay any such amounts to Master Lessor within such period or to provide Sublessor with the Payment Notice (a “Payment Default”), the Deficiency Letter of Credit shall automatically terminate. Notwithstanding anything to the contrary contained in this Sublease, in the event Sublessee draws on the Deficiency Letter of Credit due to a Monthly Base Rent Differential for any calendar month, Sublessee agrees that Sublessor shall be forever released from all obligations and liabilities under this Sublease relating to Sublessor’s obligation hereunder to pay the Base Rent due for such particular calendar month under the Master Lease. Also notwithstanding anything in this Sublease to the contrary, Sublessor shall have the right, from time to time during the Letter of Credit Term, but not more than once each calendar year during the Letter of Credit Term and upon no less than ten (10) days’ prior written notice to Sublessee, to replace Deficiency Letter of Credit with a replacement letter of credit meeting all of the terms and conditions set forth in this Paragraph. Sublessee shall return the Deficiency Letter of Credit (or any unapplied proceeds thereof) to Sublessor, or shall cause the Issuer to cancel the Deficiency Letter of Credit, within thirty (30) days following the expiration or termination of the Letter of Credit Term.

D. Termination of Master Lease. In the event of a termination of the Master Lease due solely to a default, beyond applicable notice and cure periods, by Sublessor thereunder, and not as a result of any fault of Sublessee, Sublessee shall have the right at its option, and without prejudice to any other remedy which Sublessee may have, to draw on all of the Deficiency Letter of Credit and retain such proceeds.

[SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, the parties have executed this Sublease on the day and year first above written.

SUBLESSEE:		SUBLESSOR:

PDL BIOPHARMA, INC.,		OPENWAVE SYSTEMS INC.,
a Delaware corporation		a Delaware corporation

By:	/s/ Mark McDade	By:	/s/ Gregory Wrenn
Mark McDade
Title:	Chief Executive Officer	Title:	SVP & General Counsel

By:

Title:

Address:	34801 Campus Drive	Address:	2100 Seaport Boulevard
	Fremont, CA 94555		Redwood City, CA 94063
	Attn: Laurie Torres		Attn: Real Estate Department

Telephone:	(510) 574-1400	Telephone:	(650) 480-8000

EXHIBIT “A”

MASTER LEASE

TRIPLE NET BUILDING LEASE

Between

PACIFIC SHORES CENTER LLC,

as

LESSOR

and

PHONE.COM, INC.

a California corporation

as

LESSEE

for

PREMISES

At

Pacific Shores Center

Building 9

Redwood City, California

ARTICLE I

PARTIES

Section 1.01. Parties. This Lease, dated for reference purposes, and effective as of February 4, 2000, is made by and between PACIFIC SHORES CENTER LLC, or assignee (provided that such assignee is an entity controlled or managed, directly by Jay Paul) (“Lessor”) and PHONE.COM, INC., a California corporation (“Lessee”).

ARTICLE II

PREMISES

Section 2.01. Demise of Premises. Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all of the terms and conditions set forth herein, Premises consisting of one building (“Building”) of ten free standing, office and research and development buildings (“Buildings”) to be constructed by Lessor on real property situated in Redwood City, County of San Mateo, State of California and commonly known as Pacific Shores Center which Lessor is in the process of acquiring (the “Property”). The Building will be five stories tall and will consist of approximately two hundred seventy-nine thousand five hundred eighty-four (279,584) rentable square feet, as more particularly described and depicted herein in Exhibit “A.” The actual rentable square footage of the Building (the “Rentable Area”) will be determined and certified by Lessor’s architect by a method described as “dripline,” whereby the measurement encompasses the outermost perimeter of the constructed building, including every projection thereof and all area beneath each such projection, whether or not enclosed, with no deduction for any inward deviation of structure and with the measurement being made floor by floor, beginning from the top of the Building provided that, Lessee shall have the right, to be exercised prior to Commencement Date, to measure the “as-built” Building to confirm that the aforesaid dripline methodology was accurately utilized by Lessor’s architect. The Buildings and appurtenances described herein, the Property, and all other improvements to be built on the Property are together designated as the “Project.” The Building leased hereunder is commonly known as Building 9 - Pacific Shores Center, Redwood City, California and its appurtenances described herein are herein designated as the “Premises.”

Section 2.02. Common Area. During the Lease Term, Lessee shall have the non-exclusive right to use the Common Area defined herein. Lessor reserves the right to modify the Common Area, including reducing the size or changing the use, configuration and elements thereof in its sole discretion and to close or restrict access from time to time for repair, maintenance or to prevent a dedication thereof, provided that Lessee nonetheless shall have access to parking and the Premises during such activities and, provided further, that Lessor will continue to maintain the baseball and soccer fields and the amenities/athletic facility or replacement items of like kind for so long as Lessor is legally able to do so during the Lease Term. Lessor further reserves the right to establish, repeal and amend from time to time rules and regulations for the use of the Common Area (provided that, to the extent that any conflict between any new Rules and Regulations and this Lease (including the Rules and Regulations attached hereto as Exhibit “L”) would materially and adversely affect Lessee’s use of the Premises, this Lease shall govern, and to grant reciprocal easements or other rights to use the Common Area to owners of other property. “Common Area” includes, without limitation, landscaping, sidewalks, walkways, driveways, curbs, parking lots (including striping), sprinkler systems, lighting, surface water drainage systems and amenities/athletic facility, as well as baseball and soccer fields, and, to the extent required by government authorities having jurisdiction over Lessor’s development of the Project, a waterfront park, perimeter walking/biking trail, amphitheater, marine life resource center, retreat and conference center, child care center and such further portions of the Project or additional or different facilities as Lessor may from time to time designate or install or make available for the use by Tenant in common with others.

Section 2.03. Parking. Lessor shall provide Lessee with parking spaces within the Common Area in the ratio to space within the Building as required by law which is three (3) spaces per one thousand (1,000) square feet of interior space. In the event Lessor elects or is required by any law to limit or control parking at the Premises, whether by validation of parking tickets or any other method of assessment, Lessee agrees to participate in such validation or assessment program under such reasonable rules and regulations as are from time to time established by Lessor. Said parking shall be provided at no additional cost except as expressly provided herein in Article VI for reimbursement of repair, replacement and maintenance, and except for any governmental or public authority charges, fees or impositions of any nature hereafter imposed.

Section 2.04. Construction.

(a) Government Approvals. Lessor shall diligently pursue obtaining governmental approval of a Site Plan and Buildings design and elevations with respect to the development of the Premises, copies of which are attached hereto as Exhibit “A.” The parties acknowledge and agree that the final footprint and elevations of the Buildings may vary from those attached as Exhibit “A” because the plans and specifications will undergo a plancheck process with the City of Redwood City and Lessor will make such revisions as are required or are otherwise deemed necessary or appropriate by Lessor, provided however, that nothing herein shall be deemed to relieve Lessor from the duty to develop the Building substantially in compliance with Exhibit “A,” and further provided that all revisions to the plans and specifications which may materially and adversely affect the use, accessibility, safety or design of the Premises shall be subject to the review and (unless imposed by law or any governmental agency) consent of Lessee, which shall not be unreasonably withheld, conditioned or delayed, provided further that any delay to the construction schedule caused by such review and giving or withholding of consent shall be Lessee Delay.

(b) Construction of Shell Buildings. Lessor, utilizing Rudolph & Sletten (or such alternate as Lessor in its sole discretion may select) as general contractor (“General Contractor”), shall construct the “Building Shell” (as defined in the attached Exhibit “D”) in accordance with (i) plans and specifications to be attached as Exhibit “B” and (ii) all existing applicable municipal, local, state and federal laws, statutes, rules, regulations and ordinances. Lessor shall pay all costs of constructing the Building Shell.

(c) Construction of Tenant Improvements. All improvements not included within the scope of the Building Shell shall be deemed “Tenant Improvements.” Lessor, using the General

Contractor, shall construct the Tenant Improvements and shall contribute the Tenant Improvement Allowance towards the payment of same and Lessee shall pay all costs associated with same in excess of the Tenant Improvement Allowance. Notwithstanding the foregoing, Lessee may select a general contractor other than Lessor’s General Contractor to construct the Tenant Improvements by giving written notice to Lessor on or before April 1, 2000, provided that (i) such general contractor has sufficient financial strength and experience in constructing first class quality improvements of the type to be constructed in the Premises to reasonably satisfy Lessor and any lender whose loan is secured by the Project or any part thereof and, (ii) Lessee agrees in such notice that the Tenant Improvements identified on Exhibit N hereto as “Early Construction Improvements” shall be constructed by Lessor’s General Contractor to facilitate construction of the balance of the Tenant Improvements by the Lessee selected general contractor (that the Early Construction Improvements shall retain concurrent status as Tenant Improvements, the cost of which is to be charged to the Tenant Improvement Allowance), and (iii) such general contractor is ready, willing and able and agrees to construct the Tenant Improvements in accordance with Lessor’s General Contractor’s construction schedule, and (iv) any failure by such Lessee selected general contractor to construct the Tenant Improvements in accordance with Lessor’s General Contractor’s construction schedule shall be Lessee Delay. If Lessor’s General Contractor constructs the Tenant Improvements, or if Lessee selects a general contractor other than Lessor’s General Contractor, but Lessor’s General Contractor nonetheless contracts with Lessor to construct the “Early Construction Improvements,” in each case the contract shall be a guaranteed maximum price contract based upon the successful bids of subcontractors and/or negotiated prices as provided in Section 2.04(f). The total compensation to the General Contractor under such contract shall be equal to a contractor’s fee not to exceed an amount equal to 2.5% of the contract (provided that a contractor’s fee shall not be payable for change orders required due to coordination errors caused by the General Contractor or any of its subcontractors) and an amount not to exceed an amount equal to 2 1/2% of the contract for general conditions plus an amount equal to .75% of the contract for insurance.

(d) Tenant Improvement Plans and Cost Estimate. Lessee shall work with Lessor’s architect to develop interior schematic drawings and Lessee shall approve final interior schematic drawings for the Tenant Improvements no later than June 6, 2000. Lessee shall work with Lessor’s architect to develop working drawings outlining, among other things, Lessee’s wall layout, detailed electrical and air conditioning requirements and finishes (“Working Drawings”) and Lessee shall approve final Working Drawings on or before July 15, 2000. The cost of the interior schematic drawings and Working Drawings shall be a Tenant Improvement cost paid by Lessee. Based on this information, Lessee shall cause the General Contractor to prepare and deliver to Lessee a budget for the Tenant Improvements (“Budget”). Lessee shall approve the Budget (or modify the same with Lessor’s consent), in writing, within fourteen (14) days thereafter. The Working Drawings and Budget must be approved by Lessor and Lessee (neither of whom shall unreasonably withhold or delay such consent) in writing and must provide for Tenant Improvements of quality equal to or greater than the Interior Specifications Standards set forth in Exhibit “C” and must encompass the buildout of the entire Premises. Once the Budget is approved, Lessor shall enter into a guaranteed maximum price (“GMP”) contract with the General Contractor for the construction of the Tenant Improvements, and any additional costs for Tenant Improvements in excess of the GMP contract shall be Lessor’s responsibility except for Lessee initiated change orders which shall be Lessee’s responsibility.

(e) Cost Responsibilities. Attached as Exhibit “C” to this Lease is a Work Letter Agreement for Tenant Improvements, and Exhibit “D,” Cost Responsibilities of Lessor and Lessee, which together with this Section 2.04, describe the planning and payment responsibilities of the Lessor and Lessee with respect to the construction of the Shell Building and Tenant Improvements at the Premises. All approved Tenant Improvements shall be constructed in accordance with a construction schedule approved by Lessor.

(f) Tenant Improvement Allowance. Lessor shall provide to Lessee a semi-improved “cold” shell facility as described in Exhibit “D” attached and a Tenant Improvement Allowance of $27.50 per square foot to be used for the Tenant Improvements outlined in Exhibit “D,” all as outlined in the Tenant Improvement Work Letter attached as Exhibit “C.” Subcontracts for all Tenant Improvement Work shall be obtained by a sealed competitive bid process (involving at least two qualified bidders) wherever practical and as to work done without such process, Lessor or the General Contractor shall provide reasonable assurance to Lessee that the cost and expense of same is competitive in the industry for first-class workmanship and materials.

(g) Payment for Tenant Improvements. Within five (5) business days after the Budget is approved by Lessor and Lessee, Lessee shall deposit Lessee’s share of the amount budgeted for the first three (3) months of the construction schedule (together with the cost of any Tenant Improvements already made), with Lessor’s construction lender to be held in an escrow account. Until the Tenant Improvements are completed, Lessee shall deposit, on the first day of the third calendar month of the construction schedule, Lessee’s share of the amount budgeted for the following three (3) months and on the first day of the sixth calendar month of the construction schedule Lessee’s share of all remaining budgeted amounts. Lessee’s share is the portion of the budgeted amount not paid from the Tenant Improvement Allowance as described in the following sentence. Said construction lender shall issue payments from said account pursuant to the construction contract for the Tenant Improvements with a portion of each payment being taken from the Tenant Improvement Allowance (in the same ratio as the Tenant Improvement Allowance bears to the entire Budget total) and the balance being paid from Lessee’s deposit, until the Tenant Improvement Allowance is exhausted, whereupon any remaining payments shall be made 100% by Lessee. Lessor shall manage the construction of the Tenant Improvements for a supervision fee of 4% of the Budget (as the same may change by agreement of the parties) due and payable in nine equal monthly installments beginning on the first day of the calendar month following the calendar month in which the Budget is first approved.

(h) Lessee’s Fixturing Period. At least thirty (30) days prior to such date that is estimated by Lessor to be forty-five (45) days prior to the Commencement Date, Lessor shall notify Lessee of the date that is estimated to be forty-five (45) days prior to the Commencement Date. Lessor shall provide Lessee access to the Premises during the forty-five (45) day period prior to the estimated Commencement Date (“Lessee’s Fixturing Period”) for the purpose of installing furnishings and equipment, e.g. security system, furniture system and phone and data system, provided, that Lessee and Lessee’s employees and contractors shall at all times avoid interfering with Lessor’s ongoing work to bring the Premises to a substantially completed condition. Except for payment of Base Rent, all terms and provisions of this Lease shall apply during Lessee’s Fixturing Period, including, without limitation, Lessee’s indemnity and other obligations set forth in Sections 7.07., 7.08. and 17.22. hereof.

(i) Construction of Offsite and Onsite Improvements. In addition to the Building Shell and Tenant Improvements, and concurrently with its construction schedule Lessor shall construct both offsite and onsite improvements required as a condition to the Certificate of Occupancy for the Building which are (i) (onsite) shoreline park, baseball field, soccer field and an amenities/athletic facility, and (ii) (offsite) Seaport Boulevard improvements and deep water slough restoration.

(j) Lessee Termination Rights. In the event that either (i) Lessor is not the fee owner of the Property on or before April 1, 2000, or (ii) Lessor has not presented Lessee with reasonable evidence on or before June 1, 2000, that it has closed a loan with one or more lenders and obtained financing in an amount sufficient to purchase the Property, to complete the construction of the Building Shell and all onsite and offsite improvements described in subparagraph (i) above, and to fund the Tenant Improvement Allowance, then Lessee shall have the right to terminate this Lease upon written notice to Lessor within sixty (60) days after either April 1, 2000 or June 15, 2000, as applicable. If Lessee terminates this Lease in accordance with this paragraph, neither party shall have any further rights or obligations hereunder.

ARTICLE III

TERM

Section 3.01. Lease Term.

(a) Commencement Date. The term of this Lease (“Lease Term”) shall be for twelve (12) years beginning on the earlier of (i) the first date on which Lessee occupies or conducts business at the Premises or (ii) the date on which a Certificate of Occupancy is issued affecting the Building and the Seaport Boulevard improvements, the baseball and soccer fields and the amenities/athletic facility have been substantially completed (the “Commencement Date”) provided that, (A) for each day of delay by Lessee in failing to approve the interior schematic drawings or the Working Drawings when required under Section 2.04(d), or (B) for each day of delay by Lessee in failing to approve the Budget, in writing, within fourteen (14) days after delivery by the General Contractor as provided in Section 2.04(d), or (C) for each day of delay caused by any changes to the approved Working Drawings requested by Lessee, or (D) for each day that any other act or omission by Lessee causes the construction schedule for Tenant Improvements to be delayed provided that Lessor gives Lessee written notice of such Lessee Delay within five (5) business days after its occurrence (collectively “Lessee Delay”), the Commencement Date shall occur one (1) day in advance of the date of the Certificate of Occupancy for each such day of delay. For example, if seven (7) days of Lessee Delay causes the date of issuance of the Certificate of Occupancy to occur on April 8, 2001 rather than April 1, 2001, the Commencement Date shall be April 1, 2001 for all purposes, including payment of Base Rent and Additional Rent. The Lease Term shall expire, unless sooner terminated or extended as provided herein, on the date which completes twelve years after the Commencement Date occurs or is deemed to have occurred, e.g. if the date on which the Certificate of Occupancy is issued or deemed to be issued for the Building is April 1, 2001, the Lease Term shall expire on

March 31, 2013 and if that date is April 3, 2001, the Lease Term shall expire on April 2, 2013 (“Expiration Date”). The parties shall execute a “Memorandum of Commencement of Lease Term” when the Commencement Date becomes known, which shall include a certification of the actual Rentable Area of the Building determined by the methodology described in Section 2.01. and the actual monthly installments of Base Rent to be paid pursuant to Section 4.01., and shall be substantially in the form attached hereto as Exhibit “E.”

(b) Scheduled Commencement Date. Lessor shall use commercially reasonable efforts to cause the Certificate of Occupancy for the Building to be issued no later than April 1, 2001 (“Scheduled Commencement Date”). If a Certificate of Occupancy is not issued for the Building on or before the Scheduled Commencement Date, this failure shall not affect the validity of this Lease or the obligations of Lessee under it. If the Commencement Date is adjusted for delay from any cause, the Expiration Date shall be likewise adjusted for a like period.

(c) Termination in Event of Delay. If for any reason Lessor is unable to cause the issuance of a Certificate of Occupancy for the Building, on or before the date which is one hundred eighty (180) days after the Scheduled Commencement Date (for a reason other than Lessee Delay or delay excused under Section 20.01.), Lessee, at its sole election, may terminate this Lease upon giving notice within ten (10) days thereafter. Failure to give such notice within said time period constitutes an irrevocable waiver of the foregoing right to terminate under this Section 3.01(c).

Section 3.02. Option to Extend.

(a) Exercise. Lessee is given two (2) options to extend the Lease Term (“Option to Extend”), each for a five (5) year period (“Extended Term”) following the date on which the initial Lease Term of first Extended Term would otherwise expire, which option may be exercised only by written notice (“Option Notice”) from Lessee to Lessor given not less than twelve (12) months prior to the end of the initial Lease Term or the first Extended Term, as the case may be, (“Option Exercise Date”); provided, however, if Lessee is in material default under this Lease (beyond the expiration of any applicable notice period) on the Option Exercise Date or on any day thereafter on or before the last day of the initial Lease Term of the first Extended Term, the Option Notice shall be totally ineffective, and this Lease shall expire on the last day of the initial Lease Term or the first Extended Term, if not sooner terminated. The right of Lessee to exercise an Option to Extend shall not be affected by any sublease or assignment of this Lease previously entered into by Lessee pursuant to the provisions of this Lease.

(b) Extended Term Rent. In the event Lessee exercises its Option to Extend set forth herein, all the terms and conditions of this Lease shall continue to apply except that the Base Rent payable by Lessee during each Option Term shall be equal to one hundred percent (100%) of Fair Market Rent (defined below), as determined under subparagraph (c) below. “Fair Market Rent” shall mean the effective rate being charged (including periodic adjustments thereto as applicable during the period of the Extended Term), for comparable space in similar buildings in the vicinity, i.e. of a similar age and quality considering any recent renovations or modernization, and floor plate size or, if such comparable space is not available, adjustments shall be made in the determination of Fair Market Rent to reflect the age and quality of the Building and Premises as contrasted to other buildings used for comparison purposes, with similar amenities, taking into consideration: size, location, floor level, leasehold improvements or allowances provided or to be provided, term of the lease, extent of services to be provided, the time that the particular rate under consideration became or is to become effective, and any other relevant terms or conditions applicable to both new and renewing tenants, but in no event less than the monthly Base Rent prevailing during the last year of the initial Lease Term or first Extended Term, as applicable.

(c) Determination of Fair Market Rent.

(i) Negotiation. If Lessee so exercises an Option to Extend in a timely manner, the parties shall then meet in good faith to negotiate the Base Rent for the Premises for the Extended Term, during the first thirty (30) days after the date of the delivery by Lessee of the Option Notice (the “Negotiation Period”). If, during the Negotiation Period, the parties agree on the Base Rent applicable to the Premises for the Extended Term, then such agreed amount shall be the Base Rent payable by Lessee during the Extended Term.

(ii) Arbitration. In the event that the parties are unable to agree on the Base Rent for the Premises within the Negotiation Period, then within ten (10) days after the expiration of the Negotiation Period, each party shall separately designate to the other in writing an appraiser to make this determination. Each appraiser designated shall be a member of MAI and shall have at least ten (10) years experience in appraising commercial real property, of similar quality and use as the Premises, in San Mateo County. The failure of either party to appoint an appraiser within the time allowed shall be deemed equivalent to appointing the appraiser appointed by the other party, who shall then determine the Fair Market Rent for the Premises for the Extended Term. Within five (5) business days of their appointment, the two designated appraisers shall jointly designate a third similarly qualified appraiser. Within thirty (30) days after their appointment, each of the two appointed appraisers shall submit to the third appraiser a sealed envelope containing such appointed appraiser’s good faith determination of the Fair Market Rent for the Premises for the Extended Term; concurrently with such delivery, each such appraiser shall deliver a copy of his or her determination to the other appraiser. The third appraiser shall within ten (10) days following receipt of such submissions, then determine which of the two appraisers’ determinations most closely reflects Fair Market Rent as defined above. The determination most closely reflecting the third appraiser’s determination shall be deemed to be the Fair Market Rent for the Premises during the Extended Term; the third appraiser shall have no rights to adjust, amend or otherwise alter the determinations made by the appraiser selected by the parties, but must select one or the other of such appraisers’ submissions. The determination by such third appraiser shall be final and binding upon the parties. Said third appraiser shall, upon selecting the determination which most closely resembles Fair Market Rent, concurrently notify both parties hereto. The Base Rent for the Extended Term in question shall be the determination so selected. The parties shall share the appraisal expenses equally. If the Extended Term begins prior to the determination of Fair Market Rent, Lessee shall pay monthly installments of Base Rent equal to one hundred ten percent (110%) of the monthly installment of Base Rent in effect for the last year of the initial Lease Term or the first Extended Term, as applicable, (in lieu of “holdover rent” payable under Section 17.09(b)). Once a determination is made, any over payment or under payment shall be reimbursed as a credit against, or paid by adding to, the monthly installment of Base Rent next falling due.

ARTICLE IV

RENT: TRIPLE NET LEASE

Section 4.01. Base Rent. Lessee shall pay to Lessor as Base Rent an initial monthly installment of Three Dollars and twenty-five Cents ($3.25) per square foot of Rentable Area as determined under Section 2.01., in advance, on the first day of each calendar month of the Lease Term, commencing on the Commencement Date. Base Rent for any period during the Lease Term which is for less than one month shall be a pro rata portion of the monthly installment (based on the actual days in that month).

Section 4.02. Rent Adjustment. The Base Rent set forth in Section 4.01. above shall be adjusted upward by an annual compounded increase of three and five tenths percent (3.5%), as of the first day of the thirteenth (13th) full calendar month following the Commencement Date and as of the first day of every thirteenth (13th) calendar month thereafter during the Lease Term, as shown on Exhibit “E” attached hereto.

Section 4.03. First Payment of Base Rent. If the Commencement Date is other than the first day of a calendar month, the first installment of Base Rent shall be paid on the first day of the calendar month immediately succeeding the Commencement Date and shall include pro rata payment for the calendar month in which the Commencement Date occurs.

Section 4.04. Absolute Triple Net Lease. This Lease is what is commonly called a “Absolute Triple Net Lease,” it being understood that Lessor shall receive the Base Rent set forth in Section 4.01. free and clear of any and all expenses, costs, impositions, taxes, assessments, liens or charges of any nature whatsoever. Lessee shall pay all rent in lawful money of the United States of America to Lessor at the notice address stated herein or to such other persons or at such other places as Lessor may designate in writing on or before the due date specified for same without prior demand, set-off or deduction of any nature whatsoever. It is the intention of the parties hereto that this Lease shall not be terminable for any reason by Lessee, and that except as herein expressly provided in Articles III, VIII and XIII, concerning delay, destruction and condemnation, Lessee shall in no event be entitled to any abatement of or reduction in rent payable under this Lease. Any present or future law to the contrary shall not alter this agreement of the parties.

Section 4.05. Additional Rent.

(a) Defined. In addition to the Base Rent reserved by Section 4.01., Lessee shall pay, as Additional Rent, all taxes, assessments, fees and other impositions in accordance with the provisions of Article IX, insurance premiums in accordance with the provisions of Article VII, operating charges, and Common Area facility use privilege charges with respect to the amenities/athletic facility (in lieu of any separate use charge to Lessee’s employees who use said facility the baseball and soccer fields) as well as, maintenance, repair and replacement costs and expenses, utility charges, and other costs and charges allocable to the Common Area and the Common Area facilities and the Outside Areas of the Premises, all in accordance with the provisions of Article VI and any other charges, costs and expenses (including appropriate reserves therefor) which are contemplated or which may arise under any provision of this Lease during the Lease Term, plus a Management Fee to Lessor equal to 4% of the Base Rent. The Management Fee is due and payable, in advance, with each installment of Base Rent. All of such charges, costs, expenses, Management Fee and all other amounts payable by Lessee hereunder, shall constitute Additional Rent, and upon the failure of Lessee to pay any of such charges, costs or expenses, Lessor shall have the same rights and remedies as otherwise provided in this Lease for the failure of Lessee to pay Base Rent. To the extent any of the aforesaid amounts are fairly allocable to the Common Area or to other portions of the Project, Lessee’s obligation is to pay only its proportionate share as determined by Lessor based upon the ratio of the Rentable Area of the Premises to the Rentable Area of other office and research and development buildings at the Project that have been approved for development which share is presently determined to be seventeen percent (17%).

(b) Payment. To the extent not paid pursuant to other provisions of this Lease, and at Lessor’s sole election, Lessor may submit invoices and Lessee shall pay Lessee’s share of Additional Rent in monthly installments on the first day of each month in advance in an amount to be estimated by Lessor, based on Lessor’s experience in managing office/research and development projects. Within ninety (90) days following the end of the period used by Lessor in estimating Additional Rent, Lessor shall furnish to Lessee a statement (hereinafter referred to as “Lessor’s Statement”) of the actual amount of Lessee’s proportionate share of such Additional Rent for such period. Within fifteen (15) days thereafter, Lessee shall pay to Lessor, as Additional Rent, or Lessor shall remit or credit to Lessee, as the case may be, the difference between the estimated amounts paid by Lessee and the actual amount of Lessee’s Additional Rent for such period as shown by such statement. Monthly installments for the ensuing year shall be adjusted upward or downward as set forth in Lessor’s Statement.

Section 4.06. Security Deposit. Within two (2) business days after the first date when Lessor is both the fee owner of the Property and has obtained financing in an amount sufficient both to purchase the Property and to complete the construction of the Building Shell, the offsite and offsite improvements described in subsection 2.04(j) and to fund the Tenant Improvement Allowance, Lessee shall deposit with Lessor a Security Deposit equal to eighteen (18) month’s of Base Rent in the amount of Sixteen Million, Five Hundred Forty Five Thousand Dollars and no Cents ($16,545,000) in the form of cash or an unconditional, irrevocable letter of credit without documents, i.e. no obligation on Lessor’s part to present anything but a sight draft, with Lessor as beneficiary and providing for payment in San Francisco on presentation of Lessee’s drafts on sight and drawable in whole or in part San Francisco and otherwise from a bank and in a form acceptable to Lessor (the “Security Deposit”). The Security Deposit shall be held by Lessor as security for the faithful performance by Lessee of all of the terms, covenants, and conditions of this Lease applicable to Lessee. If Lessee defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the condition of the Premises upon Lease Termination, Lessor may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any amount which Lessor may spend by reason of Lessee’s default or to compensate Lessor for any loss or damage which Lessor may suffer by reason of Lessee’s default. If any portion of the Security Deposit is so used or applied, Lessee shall, within ten days after written demand therefor, deposit cash (or a replacement Letter of Credit in form and substance subject to the same requirements as the original Letter of Credit)

with Lessor in an amount sufficient to restore the Security Deposit to its original amount. Lessee’s failure to do so shall be a Default by Lessee. The rights of Lessor pursuant to this Section 4.06. are in addition to any rights which Lessor may have pursuant to Article 12 below. If Lessee fully and faithfully performs every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned (without interest) to Lessee (or, at Lessor’s option, to the last assignee of Lessee’s interests hereunder) at Lease expiration or termination and after Lessee has vacated the Premises. Lessor shall not be required to keep the Security Deposit separate from Lessor’s general funds or be deemed a trustee of same. If the Security Deposit is in whole or in part in the form of a Letter of Credit, failure of Lessee to deliver a replacement Letter of Credit to Lessor at least forty-five (45) business days prior to the expiration date of any current Letter of Credit shall constitute a separate default entitling Lessor to draw down immediately and entirely on the current Letter of Credit and the proceeds shall constitute a cash Security Deposit.

Section 4.07. Lessee’s Right to Review Supporting Data.

(1) Exercise of Right by Lessee. Provided that Lessee is not in default under this Lease and provided further that Lessee strictly complies with the provisions of this Paragraph, Lessee shall have the right to reasonably review supporting data for any portion of a Lessor’s statement that Lessee claims is incorrect. In order for Lessee to exercise its right under this Paragraph, Lessee shall, within thirty (30) days after any such Lessor’s statement is sent, deliver a written notice to Lessor specifying the portions of the Lessor’s statement that are claimed to be incorrect, and Lessee shall simultaneously pay to Lessor all amounts due from Lessee to Lessor as specified in the Lessor’s statement. Except as expressly set forth in subparagraph 3 below, in no event shall Lessee be entitled to withhold, deduct, or offset any monetary obligation of Lessee to Lessor under the Lease including, without limitation, Lessee’s obligation to make all Base Rent payments and all payments for Additional Rent pending the completion of, and regardless of the results of, any review under this Paragraph. The right to review granted to Lessee under this Paragraph may only be exercised once for any Lessor’s statement, and if Lessee fails to meet any of the above conditions as a prerequisite to the exercise of such right, the right of Lessee under this Paragraph for a particular Lessor’s statement shall be deemed waived.

(2) Procedures for Review. Lessee acknowledges that Lessor maintains its records for the Building and Project at its offices in San Francisco, and Lessee therefore agrees that any review of supporting data under this Paragraph shall occur at such location. Any review to be conducted under this Paragraph shall be at the sole expense of Lessee and shall be conducted by an independent firm of certified public accountants of national standing. Lessee acknowledges and agrees that any supporting data reviewed under this Paragraph constitute confidential information of Lessor, which shall not be disclosed to anyone other than the accountants performing the review and the principals of Lessee who receive the results of the review. The disclosure of such information to any other person, whether or not caused by the conduct of Lessee, shall constitute a material breach of this Lease.

(3) Finding of Error. Any errors disclosed by the review of supporting data under this Paragraph shall be promptly corrected, provided that Lessor shall have the right to cause another review of the supporting data to be made by an independent firm of certified public accountants of national standing. In the event of a disagreement between the two accounting firms, the review that discloses the least amount of deviation from the Lessor’s statement shall be deemed to be correct and its review shall be final and binding on both Lessor and Lessee. If the results of the review of supporting data taking into account, if applicable, the results of any additional review caused by Lessor reveal that Lessee has overpaid obligations for a preceding period, the amount of such overpayment shall be credit against Lessee’s subsequent installment obligations to pay its share of Additional Rent. In the event that such results show that Lessee has underpaid its obligations for a preceding period, the amount of such underpayment shall be paid by Lessee to Lessor with the next succeeding installment obligation of Additional Rent or, if the Lease has terminated, in cash within thirty (30) days after the determination of underpayment is delivered to Lessee. Each party shall pay the cost and expense of its chosen accounting firm.

(4) Effect of Lessee’s Default. In the event that Lessee becomes in default of its obligations under this Lease at any time during the pendency of a review of records under this Paragraph, said right to review shall immediately cease and the matters originally set forth in the Lessor’s statement shall be deemed to be correct.

ARTICLE V

USE

Section 5.01. Permitted Use and Limitations on Use. The Premises shall be used and occupied only for office, research and development, together with such ancillary uses which do not cause excessive wear of the Premises or increase the potential liability of Lessor, and for no other use, without Lessor’s prior written consent. Lessee shall not use, suffer or permit the use of the Premises in any manner that will tend to create waste, nuisance or unlawful acts. In no event shall it be unreasonable for Lessor to withhold its consent as to uses which it determines would tend to increase materially the wear of the Premises or any part thereof or increase the potential liability of Lessor or decrease the marketability, financability, leasability or value of the Premises. Lessee shall not do anything in or about the Premises which will (i) cause structural injury to the Building or Premises, or (ii) cause damage to any part of the Building except to the extent reasonably necessary for the installation of Lessee’s trade fixtures and Lessee’s Alterations, and then only in a manner which has been first approved by Lessor in writing. Lessee shall not operate any equipment within the Building or Premises which will (i) materially damage the Building or the Common Area, (ii) overload existing electrical systems or other mechanical equipment servicing the Building, (iii) impair the efficient operation of the sprinkler system or the heating, ventilating or air conditioning (“HVAC”) equipment within or servicing the Building, or (iv) damage, overload or corrode the sanitary sewer system. Lessee shall not attach, hang or suspend anything from the ceiling, roof, walls or columns of the Building or set any load on the floor in excess of the load limits for which such items are designed nor operate hard wheel forklifts within the Premises. Any dust, fumes, or waste products generated by Lessee’s use of the Premises shall be contained and disposed so that they do not (i) create an unreasonable fire or health hazard, (ii) damage the Premises, or (iii) result in the violation of any law. Except as approved by Lessor, Lessee shall not change the exterior of the Building, or install any equipment or fixtures on or make any penetrations of the exterior or roof of the Building, provided that Lessee may install rooftop antennae or other communication devices on the roof of the Building with Lessor’s prior written consent which shall not be unreasonably withheld or delayed. Lessee shall not conduct on any portion of the Premises any sale of any kind, including any public or private auction, fire sale, going-out-of-business sale, distress sale or other liquidation sale. No materials, supplies, tanks or containers, equipment, finished products or semifinished products, raw materials, inoperable vehicles or articles of any nature shall be stored upon or permitted to remain within the outside areas of the Premises except in fully fenced and screened areas outside the Building which have been designed for such purpose and have been approved in writing by Lessor for such use by Lessee.

Section 5.02. Compliance with Law.

(a) Lessor shall deliver the Premises to Lessee on the Commencement Date, for office use, free of violations of any covenants or restrictions of record, or any applicable law, building code, regulation or ordinance in effect on such Commencement Date, including without limitation, the Americans with Disability Act, and free of Year Two Thousand computer programming defects.

(b) Except as provided in paragraph 5.02.(a), Lessee shall, at Lessee’s cost and expense, comply promptly with all statutes, ordinances, codes, rules, regulations, orders, covenants and restrictions of record, and requirements applicable to the Premises and Lessee’s use and occupancy of same in effect during any part of the Lease Term, whether the same are presently foreseeable or not, and without regard to the cost or expense of compliance.

(c) By executing this Lease, Lessee acknowledges that it has reviewed and satisfied itself as to its compliance, or intended compliance with the applicable zoning and permit laws, hazardous materials and waste requirements, and all other statutes, laws, or ordinances relevant to the uses stated in Section 5.01., above, provided that Lessor represents that the Premises, when certified for occupancy, may legally be used for general office purposes.

Section 5.03. Condition of Premises at Commencement Date. Subject to all of the terms of this Lease for the construction of Tenant Improvements. Lessor shall deliver the Building to Lessee on the Commencement Date with the Building plumbing, lighting, heating, ventilating, air conditioning, gas, electrical, and sprinkler systems and loading doors as set forth in Exhibit “D” in proper operating condition and built substantially in accordance with the approved plans therefor, and in a workmanlike manner. Except as otherwise provided in this Lease, Lessee hereby accepts the Premises in their condition existing as of the Commencement Date, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use and condition of the Premises, and any covenants or restrictions, liens, encumbrances and title exceptions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that neither Lessor nor any agent of Lessor has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Lessee’s business.

Section 5.04. Defective Condition at Commencement Date. In the event -that it is determined, and Lessee notifies Lessor in writing within one year after the Commencement Date, that any of the obligations of Lessor set forth in Section 5.02.(a) or Section 5.03.(a) were not performed, then it shall be the obligation of Lessor, and the sole right and remedy of Lessee, after receipt of written notice from Lessee setting forth with specificity the nature of the failed performance, to promptly, within a reasonable time and at Lessor’s sole cost, correct same. Except as to defects which remain Lessor’s responsibility under Section 6.01(b), Lessee’s failure to give such written notice to Lessor within one year after the Commencement Date shall constitute a conclusive presumption that Lessor has complied with all of Lessor’s obligations under the foregoing sections 5.02. and 5.03., and any required correction after that date shall be performed by Lessee, at its sole cost and expense. At the end of the first year of the Lease Term, Lessor shall promptly assign to Lessee all of Lessor’s contractor’s, and/or manufacturer’s guarantees, warranties, and causes of action which do not relate to Lessor’s obligations under Section 6.01(b).

Section 5.05. Building Security. Lessee acknowledges and agrees that it assumes sole responsibility for security at the Premises for its agents, employees, invitees, licensees, contractors, guests and visitors and will provide such systems and personnel for same including, without limitation, that portion of the Common Area located on the legal parcel which the Building is located as it deems necessary or appropriate and at its sole cost and expense. Lessee acknowledges and agrees that Lessor does not intend to provide any security system or security personnel at the Premises or Project, including, without limitation, at the Common Areas provided, however, that nothing herein shall be deemed to prevent Lessor from providing such system or personnel in the future, the cost of which will be included in those items for which Lessee pays Additional Rent.

Section 5.06. Rules and Regulations. Lessor may from time to time promulgate reasonable and nondiscriminatory rules and regulations applicable for the care and orderly management of the Premises. Such rules and regulations shall be binding upon Lessor upon delivery of a copy thereof to Lessor, and Lessor agrees to abide by such rules and regulations. A copy of the initial Rules and Regulations is attached hereto as Exhibit “L.” If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Lessor shall not be responsible for the violation of any such rules and regulations by any person, including, without limitation, Lessee or its employees, agents, invitees, licensees, guests, visitors or contractors.

ARTICLE VI

MAINTENANCE, REPAIRS AND ALTERATIONS

Section 6.01. Maintenance of Premises.

(a) Throughout the Lease Term, Lessee, at its sole cost and expense, shall keep, maintain, repair and replace the Premises (except as provided in 6.01.(b)) and all improvements and appurtenances in or serving the Premises, including, without limitation, all interior and exterior walls, all doors and windows, the roof membrane, all elevators and stairways, all wall surfaces and floor coverings, all Tenant Improvements and alterations, additions and improvements installed during the Lease Term, all sewer, plumbing, electrical, lighting, heating, ventilation and cooling systems, fire sprinklers, fire safety and security systems, fixture and appliances and all wiring and glazing, in the same good order, condition and repair as they are in on the Commencement Date, or may be put in during the Lease Term, reasonable wear excepted, provided that wear which could be prevented by first class maintenance shall not be deemed reasonable.

(b) Lessor, at its sole cost and expense, shall repair defects in the Building Shell, including, exterior walls (including all exterior glass which is damaged by structural defects in such exterior walls), floors installed as part of the Building Shell, supporting pillars, structural walls, roof structure and foundations of the Building and sewer and plumbing systems outside the Building as well as any defects in the offsite and onsite improvements listed in Section 2.04(i), provided that the need for repair is not caused by Lessee, in which event Lessor shall repair same, at Lessee’s sole cost and expense (to the extent not insured) and Lessee shall reimburse Lessor for same upon demand. Lessor shall replace the roof membrane of the Building, the parking lot surface, landscaping, drainage, irrigation, sprinkler and sewer and plumbing systems outside the Building systems when the useful life of each has expired, and Lessee shall pay that portion of the cost of each replacement, together with annual interest at the Agreed Rate which shall be amortized over the useful life of each such replacement applicable to the balance of the Lease Term, in equal monthly installments due and payable with installments of Base Rent provided that as to repairs and replacements within the Common Area, Lessee shall pay its proportionate share. Lessee shall give Lessor written notice of any need of repairs which are the obligation of Lessor hereunder and Lessor shall have a reasonable time to perform same. Should Lessor default as provided in Section 12.03 with respect to its obligation to make any of the repairs assumed by it hereunder with respect to the Building, Lessee shall have the right to perform such repairs and Lessor agrees that within thirty (30) days after written demand accompanied by detailed invoice(s), it shall pay to Lessee the cost of any such repairs together with accrued interest from the date of Lessee’s payment at the Agreed Rate. Lessor shall not be liable to Lessee, its employees, invitees, or licensees for any damage to person or property, and Lessee’s sole right and remedy shall be the performance of said repairs by Lessee with right of reimbursement from Lessor of the reasonable fair market cost of said repairs, not exceeding the sum actually expended by Lessee, together with accrued interest from the date of Lessee’s payment at the Agreed Rate, provided that nothing herein shall be deemed to create a right of setoff or withholding by Lessee of Base Rent or Additional Rent or any other amounts due herein. Lessee hereby expressly waives all rights under and benefits of Sections 1941 and 1942 of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect to make repairs and offset the cost of same against rent or to withhold or delay any payment of rent or any other of its obligations hereunder as a result of any default by Lessor under this Section 6.01.(b).

(c) Lessee agrees to keep the Premises, both inside and out, clean and in sanitary condition as required by the health, sanitary and police ordinances and regulations of any political subdivision having jurisdiction and to remove all trash and debris which may be found in or around the Premises. Lessee further agrees to keep the interior surfaces of the Premises, including, without limitation, windows, floors, walls, doors, showcases and fixtures clean and neat in appearance.

(d) If Lessee refuses or neglects to commence such repairs and/or maintenance for which Lessee is responsible under this Article VI (including with respect to that portion of the Common Area located on the legal parcel on which the Building is located) within a thirty (30) day period

(or as soon as practical and in no event later than five (5) days, if the failure to initiate the repair threatens to cause further damage to the Premises) after written notice from Lessor and thereafter diligently prosecute the same to completion, then Lessor may (i) enter the Premises (except in an emergency, upon at least 24 hours advanced written notice) during Lessor’s business hours and cause such repairs and/or maintenance to be made and shall not be responsible to Lessee for any loss or damage occasioned thereby and Lessee agrees that upon demand, it shall pay to Lessor the reasonable cost of any such repairs, not exceeding the sum actually expended by Lessor, together with accrued interest from the date of Lessor’s payment at the Agreed Rate and (ii) elect to enter into a maintenance contract at a market rate for first-rate maintenance with a third party for the performance of all or a part of Lessee’s maintenance obligations, whereupon, Lessee shall be relieved from its obligations to perform only those maintenance obligations covered by such maintenance contract, and Lessee shall bear the entire cost of such maintenance contract which shall be paid in advance, as Additional Rent, on a monthly basis with Lessee’s Base Rent payments.

Section 6.02. Maintenance of Common Areas and Outside Areas. Subject to 6.01.(c) and subject to Lessee paying Lessee’s share of the cost and expense for same pursuant to Section 4.05, Lessor shall maintain, repair and replace all landscape, hardscape and other improvements within the Common Areas and shall operate and manage the amenities/athletic facility and other Common Area features and facilities described in Section 2.02 and Lessor shall also maintain, repair and replace all landscape, hardscape and other improvements within the Outside Areas of the Premises (“Outside Areas”), including without limitation, walkways, driveways, parking areas and lighting and sprinkler systems.

Section 6.03. Alterations, Additions and Improvements. No alterations, additions, or improvements (“Alterations”) shall be made to the Premises by Lessee without the prior written consent of Lessor which Lessor will not unreasonably withhold, provided, however, that Lessee may make Alterations which do not affect the Building systems, exterior appearance, structural components or structural integrity and which do not exceed collectively Seventy-five Thousand Dollars ($75,000) in cost within any twelve (12) month period, without Lessor’s prior written consent. As a condition to Lessor’s obligation to consider any request for consent hereunder, Lessee shall pay Lessor upon demand for the reasonable costs and expenses of third party consultants, engineers, architects and others for reviewing plans and specifications and for monitoring the construction of any proposed Alterations. Lessor may require Lessee to remove any such Alterations at the expiration or termination of the Lease Term and to restore the Premises to their prior condition by written notice given on or before the earlier of (i) the expiration of the Lease Term or (ii) thirty (30) days after termination of the Lease or (iii) thirty (30) days after a written request from Lessee for such notice from Lessor provided, that, if Lessee requests same from Lessor, Lessor will notify Lessee within five (5) business days after receipt of Lessee’s request and a copy of all plans and specifications for the proposed Alteration whether it will require removal. All Alterations to be made to the Premises shall be made under the supervision of a competent, California licensed architect and/or competent California licensed structural engineer (each of whom has been approved by Lessor) and shall be made in accordance with plans and specifications which have been furnished to and approved by Lessor in writing prior to commencement of work. All Alterations shall be designed, constructed and installed at the sole cost and expense of Lessee by California licensed architects, engineers, and contractors approved by Lessor, in compliance with all applicable law, and in good and workmanlike manner. Any Alteration except furniture and trade fixtures, shall become the property of Lessor at the expiration, or sooner termination of the Lease, unless Lessor directs otherwise, provided that Lessee shall retain title to all furniture and trade fixtures placed on the Premises. All heating, lighting, electrical, air conditioning, full height partitioning (but not moveable, free standing cubicle-type partitions which do not extend to the ceiling or connect to Building walls), drapery and carpeting installations made by Lessee together with all property that has become an integral part of the Premises, shall be and become the property of Lessor upon the expiration, or sooner termination of the Lease, and shall not be deemed trade fixtures. Within thirty (30) days after completion of any Alteration, Lessee, Lessee shall provide Lessor with a complete set of “as built” plans for same.

Section 6.04. Covenant Against Liens. Lessee shall not allow any liens arising from any act or omission of Lessee to exist, attach to, be placed on, or encumber Lessor’s or Lessee’s interest in the Premises or Project, or any portion of either, by operation of law or otherwise. Lessee shall not suffer or permit any lien of mechanics, material suppliers, or others to be placed against the Premises or Project, or any portion of either, with respect to work or services performed or claimed to have been performed for Lessee or materials furnished or claimed to have been furnished to Lessee or the Premises. Lessor has the right at all times to post and keep posted on the Premises any notice that it considers necessary for protection from such liens. At least seven (7) days before beginning construction of any Alteration, Lessee shall give Lessor written notice of the expected commencement date of that construction to permit Lessor to post and record a notice of nonresponsibility. If any such lien attaches or Lessee received notice of any such lien, Lessee shall cause the lien to be immediately released and removed of record. Despite any other provision of this Lease, if the lien is not released and removed within twenty (20) days after Lessor delivers notice of the lien to Lessee, Lessor may immediately take all action necessary to release and remove the lien, without any duty to investigate the validity of it. All expenses (including reasonable attorney fees and the cost of any bond) incurred by Lessor in connection with a lien incurred by Lessee or its removal shall be considered Additional Rent under this Lease and be immediately due and payable by Lessee.

Section 6.05 Reimbursable Capital Expenditures. Except for items of capital expenditures, which are to be made at Lessor’s sole cost and expense pursuant to the first sentence of Section 6.01(b) above, capital expenditures, together with interest thereon at the Agreed Rate, for any replacement item at the Premises made by Lessor in excess of Ten Thousand Dollars ($10,000.00) during the Lease Term shall be amortized over the remaining Lease Term for the useful life of such replacement item within the numerator being the number of months remaining in the Lease Term and the denominator being the number of months of the “useful life” of the improvements. Lessee shall be obligated for such amortized portion of any such expenditure in equal monthly installments due and payable with each installment of Base Rent.

ARTICLE VII

INSURANCE

Section 7.01. Property/Rental Insurance for Premises: At all times during the Lease Term, Lessor shall keep the Premises insured against loss or damage by fire and those risks normally included in the term “all risk,” including, without limitation, coverage for (i) earthquake and earthquake sprinkler leakage, (ii) flood, (iii) loss of rents and extra expense for eighteen (18) months, including scheduled rent increases, (iv) boiler and machinery, (v) Tenant Improvements and (vi) fire damage legal liability form, including waiver of subrogation. Any deductibles shall be paid by Lessee. The amount of such insurance shall not be less than 100% of replacement cost. Insurance shall include a Building Ordinance and Increased Cost of Construction Endorsement insuring the increased cost of reconstructing the Premises incurred due to the need to comply with applicable statutes, ordinances and requirements of all municipal, state and federal authorities now in force, which or may be in force hereafter. Any recovery received from said insurance policy shall be paid to Lessor and thereafter applied by Lessor to the reconstruction of the Premises in accordance with the provisions of Article VIII below. Lessee, in addition to the rent and other charges provided herein, shall reimburse Lessor for the cost of the premiums for all such insurance covering the Premises in accordance with Article IV. Such reimbursement and shall be made within (15) days of Lessee’s receipt of a copy of Lessor’s statement therefor. Lessee shall pay to Lessor any deductible (subject to the above conditions) owing within fifteen (15) days after receipt of notice from Lessor of the amount owing. To the extent commercially available, Lessor’s insurance shall have a deductible not greater than fifteen percent (15%) for earthquake and ten percent (10%) for the basic “all risk” coverage.

Section 7.02. Property Insurance for Fixtures and Inventory. At all times during the Lease Term, Lessee shall, at its sole expense, maintain insurance with “all risk” coverage on any fixtures, furnishings, merchandise equipment or personal property in or on the Premises, whether in place as of the date hereof or installed hereafter. The amount of such insurance shall not be less than one hundred percent (100%) of the replacement cost thereof, and Lessor shall not have any responsibility nor pay any cost for maintaining any types of such insurance. Lessee shall pay all deductibles.

Section 7.03. Lessor’s Liability Insurance. During the Lease Term, Lessor shall maintain a policy or policies of comprehensive general liability insurance naming Lessor (and such others as designated by Lessor) against liability for bodily injury, property damage on our about the Project, with combined single limit coverage of not less than Thirty Million Dollars ($30,000,000.00). Lessee, in addition to the rent and other charges provided herein, agrees to pay to Lessor Lessee’s proportionate share of the premium(s) for all such insurance pursuant to Section 4.05. The insurance premiums shall be paid in accordance with Article IV, within (15) days of Lessee’s receipt of a copy of Lessor’s statement therefore.

Section 7.04. Liability Insurance Carried by Lessee. At all times during the Lease Term (and any holdover period) Lessee shall obtain and keep in force a commercial general liability policy of insurance protecting Lessee, Lessor and any Lender(s) whose names are provided to Lessee as Additional Insureds against claims from bodily injury, personal injury and property damage based upon involving or arising out of ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing a single limit coverage in amount of not less than Ten Million Dollars ($10,000,000) per occurrence with an Additional Lessors or Premises Endorsements and containing an “Amendment of the Pollution Exclusion Endorsement” for damage caused by heat, smoke, fumes from a hostile fire. The limits of said insurance required by this Lease as carried by Lessee shall not, however limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance to be carried by the Lessee shall be primary to and not contributory with, any similar insurance carried by Lessor whose insurance shall be considered excess insurance only.

Section 7.05. Lessee to Furnish Proof of Insurance. Lessee shall furnish to Lessor prior to the Commencement Date, and at least thirty (30) days prior to the expiration date of any policy, certificates indicating that the property insurance and liability insurance required to be maintained by Lessee is in full force and effect for the twelve (12) month period following such expiration date; that Lessor has been named as an additional insured to the extent of contractual liability assumed in Section 7.07. “Indemnification” and Section 7.08. “Lessor as Party Defendant”; and that all such policies will not be canceled unless thirty (30) days’ prior written notice of the proposed cancellation has been given to Lessor. The insurance shall be with insurers approved by Lessor, provided, however, that such approval shall not be unreasonably withheld so long as Lessee’s insurance carrier has a Best’s Insurance Guide rating not less than A+ VIII. Within ten (10) business days after Lessee’s written request for same, Lessor shall furnish once during any calendar year, certificates indicating that the property insurance and liability insurance required to be kept by Lessor is in full force and effect.

Section 7.06. Mutual Waiver of Claims and Subrogation Rights. Lessor and Lessee hereby release and relieve the other, and waive their entire claim of recovery for loss or damage to property arising out of or incident to fire, lightning, and the other perils included in a standard “all risk” insurance policy of a type described in Sections 7.01 and 7.02 above, when such property constitutes the Premises, or is in, on or about the Premises, whether or not such loss or damage is due to the negligence of Lessor or Lessee, or their respective agents, employees, guests, licensees, invitees, or contractors. Lessee and Lessor waive all rights of subrogation against each other on behalf of, and shall obtain a waiver of all subrogation rights from, all property and casualty insurers referenced above.

Section 7.07. Indemnification and Exculpation.

(a) Except as otherwise provided in Section 7.07.(b), Lessee shall indemnify and hold Lessor free and harmless from any and all liability, claims, loss, damages, causes of action (whether in tort or contract, law or equity, or otherwise), expenses, charges, assessments, fines, and penalties of any kind, including without limitation, reasonable attorney fees, expert witness fees and costs, arising by reason of the death or injury of any person, including any person who is an employee, agent, invitee, licensee, permittee, visitor, guest or contractor of Lessee, or by reason of damage to or destruction of any property, including property owned by Lessee or any person who is an employee, agent, invitee, permitee, visitor, or contractor of Lessee, caused or allegedly caused (1) while that person or property is in or about the Premises; (2) by some condition of the Premises; (3) by some act or omission by Lessee or its agent, employee, licensee, invitee, guest, visitor or contractor or any person in, adjacent, on, or about the Premises with the permission, consent or sufferance of Lessee; (4) by any matter connected to or arising out of Lessee’s occupation and use of the Premises, or any breach or default in timely observance or performance of any obligation on Lessee’s part to be observed or performed under this Lease.

(b) Notwithstanding the provisions of Section 7.07.(a) of this Lease, Lessee’s duty to indemnify and hold Lessor harmless shall not apply to any liability, claims, loss or damages arising because of the active negligence or willful acts of misconduct of Lessor or its agents, employees or contractors or which is or could be covered by the insurance Lessor is required to carry under this Lease. Lessor hereby waives all claims against Lessee for any damage which is or could be covered by the insurance Lessee is required to carry under this Lease.

(c) Lessee hereby waives all claims against Lessor for damages to goods, wares and merchandise and all other personal property in, on or about the Premises and for injury or death to persons in, on or about the Premises from any cause arising at any time to the fullest extent permitted by law and in no event shall Lessor be liable for lost profits or other consequential damages arising from any cause or for any damage which is or could be covered by the insurance Lessee is required to carry under this Lease.

Section 7.08. Lessor as Party Defendant. If by reason of an act or omission of Lessee or any of its employees, agents, invitees, licensee, visitors, guests or contractors, Lessor is made a party defendant or a cross- defendant to any action involving the Premises or this Lease, Lessee shall hold harmless and indemnify Lessor from all liability or claims of liability, including all damages, attorney fees and costs of suit.

ARTICLE VIII

DAMAGE OR DESTRUCTION

Section 8.01. Destruction of the Premises.

(a) In the event of a partial destruction of the Premises during the Lease Term from any cause, Lessor, upon receipt of, and to the extent of, insurance proceeds paid in connection with such casualty, shall forthwith repair the same, provided the repairs can be made within a reasonable time under state, federal, county and municipal applicable law, but such partial destruction shall in no way annul or void this Lease, (except as provided in Section 8.01.(b) below) provided that Lessee shall be entitled to a proportionate credit for rent equal to the payment of Rental Income Insurance received by Lessor. Lessor shall use diligence in making such repairs within a reasonable time period, acts of God, strikes and delays beyond Lessor’s control excepted, in which instance the time period shall be extended accordingly, and this Lease shall remain in full force and effect, with the rent to be proportionately reduced as provided in this Section. If the Premises are damaged by any peril within twelve (12) months prior to the last day of the Lease Term and, in the reasonable opinion of the Lessor’s architect or construction consultant, the restoration of the Premises cannot be substantially completed within ninety (90) days after the date of such damage and such damage renders unusable more than thirty percent (30%) of the Premises, Lessor may terminate this Lease on sixty (60) days written notice to Lessee.

(b) If the Building is damaged from any cause, Lessor shall promptly furnish Lessee with the written opinion of Lessor’s architect of when the restoration work to repair the damage may be complete. Lessee shall have the option to terminate this Lease if the time estimated to substantially complete the restoration exceeds fifteen (15) months from the date Lessor’s architect’s opinion is delivered to Lessee, which shall be (i) exercised by written notice to Lessor delivered within thirty (30) days after delivery to Lessee of Lessor’s architect’s opinion or (ii) irrevocably and automatically waived if not so timely exercised. In the event of termination, Lessee shall pay to Lessor all insurance proceeds, if any, received by Lessee as a result of the damage or destruction except to the extent allocable to the unamortized (over the Lease Term) cost of (i) Tenant Improvements paid for by Lessee over and above the Tenant Improvement Allowance and (ii) or other Alterations installed therein at Lessee’s sole cost and expense.

Section 8.02. Waiver of Civil Code Remedies. Lessee hereby expressly waives any rights to terminate this Lease upon damage or destruction to the Premises, including without limitation any rights pursuant to the provisions of Section 1932, Subdivisions 1 and 2 and Section 1933, Subdivision 4, of the California Civil Code, as amended from time-to-time, and the provisions of any similar law hereinafter enacted.

Section 8.03. No Abatement of Rentals. The Rentals and other charges due under this Lease shall not be reduced or abated by reason of any damage or destruction to the Premises (except to the extent of proceeds received by Lessor from the Rental Loss Insurance), and Lessor shall be entitled to all proceeds of the insurance maintained pursuant to Section 7.01. above during the period of rebuilding pursuant to Section 8.01.(a) above, or if the Lease is terminated pursuant to Section 8.01.(a) above. Lessee shall have no claim against Lessor, including, without limitation, for compensation for inconvenience or loss of business, profits or goodwill during any period of repair or reconstruction.

Section 8.04. Liability for Personal Property. In no event shall Lessor have any liability for, nor shall it be required to repair or restore, any injury or damage to Lessee’s personal property or to any other personal property or to Alterations (except to the extent Lessor receives insurance proceeds to repair damage to same) in or upon the Premises by Lessee.

ARTICLE IX

REAL PROPERTY TAXES

Section 9.01. Payment of Taxes. Lessee shall pay all real property taxes, including any escaped or supplemental tax and any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license, fee, charge, excise or imposition (“real property taxes”), imposed, assessed or levied on or with respect to the Premises (and Lessee shall pay its proportionate share of real property taxes imposed, assessed or levied on or with respect to the Common Area) by any Federal, State, County, City or other political subdivision or public authority having the direct or indirect power to tax, including, without limitation, any improvement district or any community facilities district, as against any legal or equitable interest of Lessor in the Premises or against the Premises or any part thereof applicable to the Premises for a period of time included within the Lease Term as well as any government or private cost sharing agreement assessments made for the purpose of augmenting or improving the quality of services and amenities normally provided by government agencies. All such payments shall be made at least ten (10) days prior to the delinquency date for such payment or ten (10) days after Lessee’s receipt of the tax bill, whichever is later. Notwithstanding the foregoing, Lessee shall not be required to pay any net income taxes, franchise taxes, or any succession or inheritance taxes of Lessor. If any anytime during the Lease Term, the State of California or any political subdivision of the state, including any county, city, city and county, public corporation, district, or any other political entity or public corporation of this state, levies or assesses against Lessor a tax, fee, charge or imposition, excise on rents under the Lease, the square footage of the Premises, the act of entering into this Lease, or the occupancy of Lessee, or levies or assesses against Lessor any other tax, fee, or excise, however described, including, without limitation, a so-called value added, business license, transit, commuter, environmental or energy tax fee, charge or excise or imposition related to the Premises as a direct substitution in whole or in part for, or in addition to, any real property taxes on the Premises, Lessee shall pay ten (10) days before delinquency or ten (10) days after receipt of the tax bill, whichever is later, that tax, fee, charge, excise or imposition. A good faith estimate of anticipated real property taxes is attached hereto as Exhibit M.

Section 9.02. Pro Ration for Partial Years. If any such taxes paid by Lessee shall cover any period prior to the Commencement Date or after the Expiration Date of the Lease Term, Lessee’s share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year during which this Lease shall be in effect, and Lessor shall reimburse Lessee to any extent required. If Lessee shall fail to pay any such taxes, Lessor shall have the right to pay the same in which case Lessee shall repay such amount to Lessor within ten (10) days after written demand, together with interest at the Agreed Rate.

Section 9.03. Personal Property Taxes.

(a) Lessee shall pay prior to delinquency all taxes imposed, assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.

(b) If any of Lessee’s said personal property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

(c) If Lessee shall fail to pay any such taxes, Lessor shall have the right to pay the same, in which case Lessee shall repay such amount to Lessor with Lessee’s next rent installment together with interest at the Agreed Rate.

Section 9.04. Lessee’s Right to Contest Real Property Taxes. Lessee at its sole cost and expense shall have the right, at any time, to seek a reduction in the assessed valuation of the

Premises or to contest any real property taxes that are to be paid by Lessee with respect to the Premises. If Lessee seeks a reduction or contests any such real property taxes, the failure on Lessee’s part to pay such real property taxes shall not constitute a default as long as Lessee complies with the provisions of this Section. Lessor shall not be required to join in any proceeding or contest brought by Lessee unless the provisions of any law require that the proceeding or contest be brought by or in the name of Lessor or any owner of the Premises. In that case Lessor shall join in the proceeding or contest or permit it to be brought in Lessor’s name as long as Lessor is not required to bear any cost or expense. Lessor, on final determination of the proceeding or contest, shall immediately pay or discharge any decision or judgment rendered, together with all costs, fees, charges, interest, penalties and all other amounts incidental to the decision or judgment. If Lessor does not pay the real property taxes when due and Lessor seeks a reduction or contests them as provided in this Section, before the commencement of such proceeding or contest Lessee shall furnish to Lessor a surety bond issued by an insurance company qualified to do business in California provided that said bond and company are both reasonably satisfactory to Lessor. The amount of the bond shall equal one hundred thirty three percent (133%) of the total amount of real property taxes in dispute. The bond shall hold Lessor and the Premises harmless from any damage arising out of the proceeding or contest and shall insure the payment of any judgment that may be rendered.

ARTICLE X

UTILITIES

Section 10.01. Lessee to Pay. Lessee shall pay prior to delinquency and throughout the Lease Term, all charges for water, gas, heating, cooling, sewer, telephone, electricity, garbage, air conditioning and ventilation, janitorial service, landscaping and all other materials and utilities supplied to the Premises. The disruption, failure, lack or shortage of any service or utility due to any cause whatsoever shall not affect any obligation of Lessee hereunder, and Lessor shall faithfully keep and observe all the terms, conditions and covenants of this Lease and pay all rent due hereunder, all without diminution, credit or deduction, provided that, Lessor shall credit Lessee to the extent of any rental interruption proceeds Lessor receives as a result of such disruption, failure, lack or shortage of services or utility.

ARTICLE XI

ASSIGNMENT AND SUBLETTING

Section 11.01. Lessor’s Consent Required. Except as provided in Section 11.02, Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, license or otherwise transfer or encumber all or any part of Lessee’s interest in this Lease or in the Premises or any part thereof, without Lessor’s prior written consent which Lessor shall not unreasonably withhold or delay. Lessor shall respond in writing to Lessee’s request for consent hereunder in a timely manner and any attempted assignment, transfer, mortgage, encumbrance, subletting or licensing without such consent shall be void, and shall constitute a breach of this Lease. By way of example, but not limitation, reasonable grounds for denying consent include: (i) poor credit history or insufficient financial strength of transferee (but not necessarily financial strength as great as that of Lessee), (ii) transferee’s intended use of the Premises is inconsistent with the permitted use or will materially and adversely affect Lessor’s interest. Lessee shall

Premises or to contest any real property taxes that are to be paid by Lessee with respect to the Premises. If Lessee seeks a reduction or contests any such real property taxes, the failure on Lessee’s part to pay such real property taxes shall not constitute a default as long as Lessee complies with the provisions of this Section. Lessor shall not be required to join in any proceeding or contest brought by Lessee unless the provisions of any law require that the proceeding or contest be brought by or in the name of Lessor or any owner of the Premises. In that case Lessor shall join in the proceeding or contest or permit it to be brought in Lessor’s name as long as Lessor is not required to bear any cost or expense. Lessor, on final determination of the proceeding or contest, shall immediately pay or discharge any decision or judgment rendered, together with all costs, fees, charges, interest, penalties and all other amounts incidental to the decision or judgment. If Lessor does not pay the real property taxes when due and Lessor seeks a reduction or contests them as provided in this Section, before the commencement of such proceeding or contest Lessee shall furnish to Lessor a surety bond issued by an insurance company qualified to do business in California provided that said bond and company are both reasonably satisfactory to Lessor. The amount of the bond shall equal one hundred thirty three percent (133%) of the total amount of real property taxes in dispute. The bond shall hold Lessor and the Premises harmless from any damage arising out of the proceeding or contest and shall insure the payment of any judgment that may be rendered.

ARTICLE X

UTILITIES

Section 10.01. Lessee to Pay. Lessee shall pay prior to delinquency and throughout the Lease Term, all charges for water, gas, heating, cooling, sewer, telephone, electricity, garbage, air conditioning and ventilation, janitorial service, landscaping and all other materials and utilities supplied to the Premises. The disruption, failure, lack or shortage of any service or utility due to any cause whatsoever shall not affect any obligation of Lessee hereunder, and Lessor shall faithfully keep and observe all the terms, conditions and covenants of this Lease and pay all rent due hereunder, all without diminution, credit or deduction, provided that, Lessor shall credit Lessee to the extent of any rental interruption proceeds Lessor receives as a result of such disruption, failure, lack or shortage of services or utility.

ARTICLE XI

ASSIGNMENT AND SUBLETTING

Section 11.01. Lessor’s Consent Required. Except as provided in Section 11.02, Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, license or otherwise transfer or encumber all or any part of Lessee’s interest in this Lease or in the Premises or any part thereof, without Lessor’s prior written consent which Lessor shall not unreasonably withhold or delay. Lessor shall respond in writing to Lessee’s request for consent hereunder in a timely manner and any attempted assignment, transfer, mortgage, encumbrance, subletting or licensing without such consent shall be void, and shall constitute a breach of this Lease. By way of example, but not limitation, reasonable grounds for denying consent include: (i) poor credit history or insufficient financial strength of transferee (but not necessarily financial strength as great as that of Lessee), (ii) transferee’s intended use of the Premises is inconsistent with the permitted use or will materially and adversely affect Lessor’s interest. Lessee shall reimburse Lessor upon demand for Lessor’s reasonable costs and expenses (including attorneys’ fees, architect fees and engineering fees) involved in renewing any request for consent whether or not consent is granted.

Section 11.02. Lessee Affiliates. Lessee may assign or sublet the Premises, or any portion thereof, to any corporation which controls, is controlled by, or is under common control with Lessee, or to any corporation resulting from the merger or consolidation with Lessee, or to any person or entity which acquires all, or substantially all of the assets of Lessee as a going concern of the business that is being conducted on the Premises (“Affiliate”), provided that said assignee or sublessee assumes, in full, the obligations of Lessee under this Lease and provided further that the use to which the Premises will be put does not materially change. Any such assignment shall not, in any way, affect or limit the liability of Lessee under the terms of this Lease.

Section 11.03. No Release of Lessee. Regardless of Lessor’s consent, no subletting or assignment shall release Lessee of Lessee’s obligation or alter the primary liability of Lessee to pay the rent and to perform all other obligations to be performed by Lessee hereunder. The acceptance of rent by Lessor from any other person shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Lessee or any successor of Lessee, in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against said assignee.

Section 11.04. Excess Rent. In the event Lessor shall consent to a sublease or an assignment, Lessee shall pay to Lessor with its regularly scheduled Base Rent payments, fifty percent (50%) of all sums and the fair market value of all consideration collected or received by Lessee from a sublessee or assignee which are in excess of the Base Rent and Additional Rent due and payable with respect to the subject space pursuant to Article IV for the time period encompassed by the sublease or assignment term, after first deducting reasonable leasing commissions and the cost of any Tenant Improvements paid by Lessee with respect to such sublease or assignment.

Section 11.05. No Impairment of Security. Lessee’s written request to Lessor for consent to an assignment or subletting or other form of transfer shall be accompanied by (a) the name and legal composition of the proposed transferee; (b) the nature of the proposed transferee’s business to be carried on in the Premises; (c) the terms and provisions of the proposed transfer agreement; and (d) such financial and other reasonable information as Lessor may request concerning the proposed transferee.

Section 11.06. Lessor’s Recapture Rights.

(a) Lessor’s Recapture Rights. Notwithstanding any other provision of this Article 11, in the event that Lessee proposes to sublease or assign or otherwise transfer (to anyone other than an Affiliate) any interest in this Lease or the Premises or any part thereof affecting (collectively with all other such subleases, assignments, or transfers then in effect) more than fifty percent (50%) of the square footage of the Rentable Area of the Building (“Recapture Space”) for the major portion of the then remaining Lease Term, then Lessor shall have the option to recapture the Recapture Space by written notice to Lessee (“Recapture Notice”) given within ten (10)

business days after Lessor receives any notice of such proposed assignment or sublease or other transfer (“Transfer Notice”). A timely Recapture Notice terminates this Lease for the Recapture Space, effective as of the date specified in the Transfer Notice. If Lessor declines or fails timely to deliver a Recapture Notice, Lessor shall have no further right under this Section 11.06 to the Recapture Space unless it becomes available again after transfer by Lessee.

(b) Consequences of Recapture. To determine the new Base Rent under this Lease if Lessor recaptures the Recapture Space, the then current Base Rent (immediately before Lessor’s recapture) under the Lease shall be multiplied by a fraction, numerator of which is the square feet of the Rentable Area retained by Lessee after Lessor’s recapture and the denominator of which is the total square feet of the Rentable Area before Lessor’s recapture. The Additional Rent, to the extent that it is calculated on the basis of the square feet within the Building, shall be reduced to reflect Lessee’s proportionate share based on the square feet of the Building retained by Lessee after Lessor’s recapture. This Lease as so amended shall continue thereafter in full force and effect. Either party may require written confirmation of the amendments to this Lease necessitated by Lessor’s recapture of the Recapture Space. If Lessor recaptures the Recapture Space, Lessor shall, at Lessor’s sole expense, construct, paint, and furnish any partitions required to segregate the Recapture Space from the remaining Premises retained by Lessee.

ARTICLE XII

DEFAULTS; REMEDIES

Section 12.01. Defaults. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Lessee:

(a) The vacation of the Premises by Lessee for a period of time which would thereafter terminate Lessor’s insurance coverage at the Premises or cause an increase of Lessor’s insurance coverage at the Project or which for a period of more than six consecutive calendar months (other than vacation caused by damage or destruction and during the repair of same) or the commission of waste at the Premises or the making of an assignment or subletting in violation of Article XI;

(b) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, if such failure continues for a period of five (5) business days after written notice thereof from Lessor to Lessee. In the event that Lessor serves Lessee with a Notice to Pay Rent or Quit in the form required by applicable Unlawful Detainer statutes such Notice shall constitute the notice required by this paragraph, provided that the cure period stated in the Notice shall be five (5) business days rather than the statutory three (3) days;

(c) Lessee’s failure to provide (i) any instrument or assurance as required by Section 7.05 or (ii) estoppel certificate as required by Section 15.01 or (iii) any document subordinating this Lease to a Lender’s deed of trust if such failure continues for five (5) business days after written notice of the failure. In the event Lessor serves Lessee with a Notice to Perform Covenant or Quit in the form required by applicable Unlawful Detainer Statutes, such Notice shall constitute the notice required by this paragraph, provided that the cure period stated in the Notice shall be five (5) business days rather than the statutory three (3) days;

(d) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described in paragraph (a) (b) or (c) above, if such failure continues for a period of ten (10) days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee’s default is such that more than ten (10) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commences such cure within said ten (10) day period and thereafter diligently prosecutes such cure to completion;

(e) (i) The making by Lessee of any general arrangement or assignment for the benefit of creditors; (ii) the filing by Lessee of a voluntary petition in bankruptcy under Title 11 U.S.C. or the filing of an involuntary petition against Lessee which remains uncontested for a period of sixty days; (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, provided, however, in the event that any provisions of this Section 12.01(e) is contrary to any applicable law, such provision shall be of no force or effect;

(f) The discovery by Lessor that any financial statement given to Lessor by Lessee, or any guarantor of Lessee’s obligations hereunder, was materially false.

Section 12.02. Remedies. In the event of any such material default and breach by Lessee, Lessor may at any time thereafter, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default and breach:

(a) Terminate Lessee’s right to possession of the Premises by any lawful means including by way of unlawful detainer (and without any further notice if a notice in compliance with the unlawful detainer statutes and in compliance with paragraphs (b), (c) and (d) of Section 12.01 above has already been given), in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee’s default including, but not limited to, (i) the cost of recovering possession of the Premises including reasonable attorney’s fees related thereto; (ii) the worth at the time of the award of any unpaid rent that had been earned at the time of the termination, to be computed by allowing interest at the Agreed Rate but in no case greater than the maximum amount of interest permitted by law, (iii) the worth at the time at the time of the award of the amount by which the unpaid rent that would have been earned between the time of the termination and the time of the award exceeds the amount of unpaid rent that Lessee proves could reasonably have been avoided, to be computed by allowing interest at the Agreed Rate but in no case greater than the maximum amount of interest permitted by law, (iv) the worth at the time of the award of the amount by which the unpaid rent for the balance of the Lease Term after the time of the award exceeds the amount of unpaid rent that Lessee proves could reasonably have been avoided, to be computed by discounting that amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one per cent (1%), (v) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee’s failure to perform obligations under this Lease, including brokerage commissions and advertising expenses, expenses of remodeling the Premises for a new tenant (whether for the same or a different use), and any special concessions made to obtain a new tenant, and (vi) any other amounts, in addition to or in lieu of those listed above, that may be permitted by applicable law.

(b) Maintain Lessee’s right to possession as provided in Civil Code Section 1951.4 in which case this Lease shall continue in effect whether or not Lessee shall have abandoned the Premises. In such event Lessor shall be entitled to enforce all of Lessor’s rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

(c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state of California. Unpaid amounts of rent and other unpaid monetary obligations of Lessee under the terms of this Lease shall bear interest from the date due at the Agreed Rate.

Section 12.03. Default by Lessor. Lessor shall not be in default under this Lease unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing, specifying that Lessor has failed to perform such obligation; provided, however, that if the nature of Lessor’s obligation is such that more than thirty (30) days are required for performance then Lessor shall not be in default if Lessor commences performance within such thirty day period and thereafter diligently prosecutes the same to completion. In the event Lessor does not commence performance within the thirty (30) day period provided herein, Lessee may perform such obligation and will be reimbursed for its expenses by Lessor together with interest thereon at the Agreed Rate. Lessee waives any right to terminate this Lease or to vacate the Premises on Lessor’s default under this Lease. Lessee’s sole remedy on Lessor’s default is an action for damages or injunctive or declaratory relief. Notwithstanding the foregoing, nothing herein shall be deemed applicable in the event of Lessor’s delay in delivery of the Premises. In that situation, all rights and remedies shall be determined under Section 3.01 above.

Section 12.04. Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor’s designated agent by the later of two (2) days after written notice of such failure is given or five (5) days after such amount is due and owing, Lessee shall pay to Lessor a late charge equal to ten percent (10%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of rent, then rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding Section 4.01 or any other provision of this Lease to the contrary.

Section 12.05. Impounds. In the event that a late charge is payable hereunder, whether or not collected, for three (3) installments of rent or any other monetary obligation of Lessee under the terms of this Lease within a twelve (12) month period, Lessee shall pay to Lessor, if Lessor shall so request in writing, in addition to any other payments required under this Lease, a monthly advance installment, payable at the same time as the monthly rent, as estimated by Lessor, for real property tax and insurance expenses on the Premises which are payable by Lessee under the terms of this Lease. Such fund shall be established to insure payment when due, before delinquency, of any or all such real property taxes and insurance premiums. If the amounts paid to Lessor by Lessee under the provisions of this paragraph are insufficient to discharge the obligations of Lessee to pay such real property taxes and insurance premiums as the same become due, Lessee shall pay to Lessor, upon Lessor’s demand, such additional sums necessary to pay such obligations. All moneys paid to Lessor under this paragraph may be intermingled with other moneys of Lessor and shall not bear interest. In the event of a default in the obligations of Lessee to perform under this Lease, then any balance remaining from funds paid to Lessor under the provisions of this paragraph may, at the option of Lessor, be applied to the payment of any monetary default of Lessee in lieu of being applied to the payment of real property tax and insurance premiums.

ARTICLE XIII

CONDEMNATION OF PREMISES.

Section 13.01. Total Condemnation. If the entire Premises, whether by exercise of governmental power or the sale or transfer by Lessor to any condemnor under threat of condemnation or while proceedings for condemnation are pending, at any time during the Lease Term, shall be taken by condemnation such that there does not remain a portion suitable for occupation, this Lease shall then terminate as of the date transfer of possession is required. Upon such condemnation, all rent shall be paid up to the date transfer of possession is required, and Lessee shall have no claim against Lessor or the award for the value of the unexpired portion of this Lease Term.

Section 13.02. Partial Condemnation. If any portion of the Premises is taken by condemnation during the Lease Term, whether by exercise of governmental power or the sale for transfer by Lessor to an condemnor under threat of condemnation or while proceedings for condemnation are pending, this Lease shall remain in full force and effect except that in the event a partial taking leaves the Premises unfit for the conduct of the business of Lessee, then Lessee shall have the right to terminate this Lease effective upon the date transfer of possession is required. Moreover, Lessor shall have the right to terminate this Lease effective on the date transfer of possession is required if more than thirty-three percent (33%) of the total square footage of the Premises is taken by condemnation. Lessee and Lessor may elect to exercise their respective rights to terminate this Lease pursuant to this Section by serving written notice to the other within thirty (30) days after receipt of notice of condemnation. All rent shall be paid up to the date of termination, and Lessee shall have no claim against Lessor for the value of any unexpired portion of the Lease Term. If this Lease shall not be canceled, the rent after such partial taking shall be that percentage of the adjusted base rent specified herein, equal to the percentage which the square footage of the untaken part of the Premises, immediately after the taking, bears to the square footage of the entire Premises immediately before the taking. If Lessee’s continued use of the Premises requires alterations and repair by reason of a partial taking, all such alterations and repair shall be made by Lessee at Lessee’s expense. Lessee waives all rights it may have under California Code of Civil Procedure Section 1265.130 or otherwise, to terminate this Lease based on partial condemnation.

Section 13.03. Award to Lessee. In the event of any condemnation, whether total or partial, Lessee shall have the right to claim and recover from the condemning authority such compensation as may be separately awarded or recoverable by Lessee for loss of its business fixtures, or equipment belonging to Lessee immediately prior to the condemnation. The balance of any condemnation award shall belong to Lessor (including, without limitation, any amount attributable to any excess of the market value of the Premises for the remainder of the Lease Term over the then present value of the rent payable for the remainder of the Lease Term) and Lessee shall have no further right to recover from Lessor or the condemning authority for any claims arising out of such taking, provided that Lessee shall have the right to make a separate claim in the condemnation proceeding, as long as the award payable to Lessor is not reduced thereby, for (i) the taking of the unamortized or undepreciated value of any leasehold improvements owned by Lessee that Lessee has the right to remove at the end of the Lease Term and that Lessee elects not to remove, (ii) reasonable removal and relocation costs for any leasehold improvements that Lessee has the right to remove and elects to remove (if condemnor approves of the removal), and (iii) relocation costs under Government Code section 7262, the claim for which Lessee may pursue by separate action independent of this Lease.

ARTICLE XIV

ENTRY BY LESSOR

Section 14.01. Entry by Lessor Permitted. Lessee shall permit Lessor and its employees, agents and contractors to enter the Premises and all parts thereof (i) upon twenty-four (24) hours notice (or without notice in an emergency), including without limitation, the Building and all parts thereof at all reasonable times for any of the following purposes: to inspect the Premises; to maintain the Premises; to make such repairs to the Premises as Lessor is obligated or may elect to make pursuant to Section 6.01(d); to make repairs, alterations or additions to any other portion of the Project and (ii) upon twenty-four (24) hours notice to show the Premises and post “To Lease” signs for the purposes of reletting during the last twelve (12) months of the Lease Term (provided that Lessee has failed to exercise its option to extend) or extended Lease Term to show the Premises as part of a prospective sale by Lessor or to post notices of nonresponsibility. Lessor shall have such right of entry without any rebate of rent to Lessee for any loss of occupancy or quiet enjoyment of the Premises hereby occasioned. Lessee shall have the right to accompany Lessor on any entry, provided that Lessor shall not be required to give Lessee any notice of an emergency entry and shall not be required to delay any noticed entry to accommodate Lessee’s exercise of its right to so accompany.

ARTICLE XV

ESTOPPEL CERTIFICATE

Section 15.01. Estoppel Certificate.

(a) Either party shall at any time upon not less than fifteen (15) days’ prior written request from the other party execute, acknowledge and deliver to the other party a statement in writing (i) certifying, if true, that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying, if true, that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging, if true, that there are not, to such party’s knowledge, any uncured defaults on the part of the other party hereunder, or specifying such defaults if any are claimed and (iii) certifying or acknowledging such other matters as are requested by any prospective lender or buyer which are reasonably related to the loan or sale transaction. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

(b) Either party’s failure to deliver such statement within such time shall be conclusive upon the other party (i) that this Lease is in full force and effect, without modification except as may be represented by the requesting party in the statement, (ii) that there are no uncured defaults in requesting party’s performance, and (iii) that not more than one month’s rent has been paid in advance.

ARTICLE XVI

LESSOR’S LIABILITY

Section 16.01. Limitations on Lessor’s Liability. The term “Lessor” as used herein shall mean only the owner or owners at the time in question of the fee title of the Premises. In the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor’s obligations thereafter to be performed, provided that any funds in the hands of Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor’s successors and assigns, only during their respective periods of ownership. For any breach of this Lease by Lessor, the liability of Lessor (including all persons and entities that comprise Lessor, and any successor Lessor) and any recourse by Lessee against Lessor shall be limited to (i) the interest of Lessor, and Lessor’s successors in interest, in and to the Premises including any sales proceeds or condemnation awards received by Lessor from the sale or condemnation of the Premises after said breach and (ii) any insurance coverage pertaining to such breach provided by policies caused pursuant to this Lease. On behalf of itself and all persons claiming by, through, or under Lessee, Lessee expressly waives and releases Lessor and each member, agent and employee of Lessor from any personal liability for breach of this Lease.

ARTICLE XVII

GENERAL PROVISIONS

Section 17.01. Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

Section 17.02. Agreed Rate Interest on Past-Due Obligations. Except as expressly herein provided, any amount due to either party not paid when due shall bear interest at the Bank of America prime rate plus one percent (1%) (“Agreed Rate”). Payment of such interest shall not excuse or cure any default by Lessee under this Lease. Despite any other provision of this Lease, the total liability for interest payments shall not exceed the limits, if any, imposed by the usury laws of the State of California. Any interest paid in excess of those limits shall be refunded to the payor by application of the amount of excess interest paid against any sums outstanding in any order that payee requires. If the amount of excess interest paid exceeds the sums outstanding, the portion exceeding those sums shall be refunded in cash to the payor by the payee. To ascertain whether any interest payable exceeds the limits imposed, any nonprincipal payment (including late charges) shall be considered to the extent permitted by law to be an expense or a fee, premium, or penalty rather than interest.

Section 17.03. Time of Essence. Time is of the essence in the performance of all obligations under this Lease.

Section 17.04. Additional Rent. Any monetary obligations of Lessee to Lessor under the terms of this Lease shall be deemed to be Additional Rent and Lessor shall have all the rights and remedies for the nonpayment of same as it would have for nonpayment of Base Rent, except that the one year requirement of Code of Civil Procedure Section 1161(2) shall apply only to scheduled installments of Base Rent and not to any Additional Rent. All references to “rent” (except specific references to either Base Rent or Additional Rent) shall mean Base Rent and Additional Rent.

Section 17.05. Incorporation of Prior Agreements, Amendments and Exhibits. This Lease (including Exhibits A, B, C, D, E, F, G, H, I, J, K and L) contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither the Lessor nor any employees or agents of the Lessor has made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of said Premises and Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the Lease Term except as otherwise specifically stated in this Lease. Neither party has been induced to enter into this Lease by, and neither party is relying on, any representation or warranty outside those expressly set forth in this Lease.

Section 17.06. Notices. -

(a) Written Notice. Any notice required or permitted to be given hereunder shall be in writing and shall be given by a method described in paragraph (b) below and shall be addressed to Lessee or to Lessor at the addresses noted below, next to the signature of the respective parties, as the case may be. Either party may by notice to the other specify a different address for notice purposes. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by notice to Lessee, but delay or failure of delivery to such person shall not affect the validity of the delivery to Lessor or Lessee.

(b) Methods of Delivery:

(i) When personally delivered to the recipient, notice is effective on delivery. Delivery to the person apparently designated to receive deliveries at the subject address is personally delivered if made during business hours (e.g. receptionist).

(ii) When mailed by certified mail with return receipt requested, notice is effective on receipt if delivery is confirmed by a return receipt.

(iii) When delivery by overnight delivery Federal Express/Airborne/United Parcel Service/DHL WorldWide Express with charges prepaid or charged to the sender’s account, notice is effective on delivery if delivery is confirmed by the delivery service.

(c) Refused, Unclaimed or Undeliverable Notices. Any correctly addressed notice that is refused, unclaimed, or undeliverable because of an act or omission of the party to be notified shall be considered to be effective as of the first date that the notice was refused, unclaimed, or considered undeliverable by the postal authorities, messenger, or overnight delivery service.

Section 17.07. Waivers. No waiver of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach of the same or any other provisions. Any consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of consent to or approval of any subsequent act. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor’s knowledge of such preceding breach at the time of acceptance of such rent.

Section 17.08. Recording. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a “short form” memorandum of this Lease for recording purposes, provided that Lessee shall also simultaneously execute in recordable form and delivering to Lessor a Quit Claim Deed as to its leasehold and any other interest in the Premises and hereby authorizes Lessor to date and record the same only upon the expiration or sooner termination of this Lease.

Section 17.09. Surrender of Possession; Holding Over. -

(a) At the expiration of the Lease, Lessee agrees to deliver up and surrender to Lessor possession of the Premises and all improvements thereon broom clean and, in as good order and condition as when possession was taken by Lessee, excepting only ordinary wear and tear (wear and tear which could have been avoided by first class maintenance practices and in accordance with industry standards shall not be deemed “ordinary”). Upon expiration or sooner termination of this Lease, Lessor may reenter the Premises and remove all persons and property therefrom. If Lessee shall fail to remove any personal property which it is entitled or obligated to remove from the Premises upon the expiration or sooner termination of this Lease, for any cause whatsoever, Lessor, at its option, may remove the same and store or dispose of them, and Lessee agrees to pay to Lessor on demand any and all expenses incurred in such removal and in making the Premises free from all dirt, litter, debris and obstruction, including all storage and insurance charges. If the Premises are not surrendered at the end of the Lease Term, Lessee shall indemnify Lessor against loss or liability resulting from delay by Lessee in so surrendering the Premises, including, without limitation, actual damages for lost rent and with respect to any claims of a successor occupant.

(b) If Lessee, with Lessor’s prior written consent, remains in possession of the Premises after expiration of the Lease Term and if Lessor and Lessee have not executed an express written agreement as to such holding over, then such occupancy shall be a tenancy from month to month at a monthly Base Rent equivalent to one hundred fifty percent (150%) of the monthly rental in effect immediately prior to such expiration, such payments to be made as herein provided for Base Rent. In the event of such holding over, all of the terms of this Lease, including the payment of Additional Rent all charges owing hereunder other than rent shall remain in force and effect on said month to month basis.

Section 17.10. Cumulative Remedies. No remedy or election hereunder by -Lessor shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity, provided that notice and cure periods set forth in Article XII are intended to extend and modify statutory notice provisions to the extent expressly stated in Section 12.01.

Section 17.11. Covenants and Conditions. Each provision of this Lease to be observed or performed by Lessee shall be deemed both a covenant and a condition.

Section 17.12. Binding Effect; Choice of Law. Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provisions of Article XVI, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State of California and any legal or equitable action or proceeding brought with respect to the Lease or the Premises shall be brought in Santa Clara County, California.

Section 17.13. Lease to be Subordinate. Lessee agrees that this Lease is and shall be, at all times, subject and subordinate to the lien of any mortgage or other encumbrances which Lessor may create against the Premises including all renewals, replacements and extensions thereof provided, however, that regardless of any default under any such mortgage or encumbrance or any sale of the Premises under such mortgage, so long as Lessee timely performs all covenants and conditions of this Lease and continues to make all timely payments hereunder, this Lease and Lessee’s possession and rights hereunder shall not be disturbed by the mortgagee or anyone claiming under or through such mortgagee. Lessee shall execute any documents subordinating this Lease within ten (10) days after delivery of same by Lessor so long as the Lender agrees therein that this Lease will not be terminated if Lessee is not in default following a foreclosure, including, without limitation, any Subordination Non-Distribution and Attornment Agreement (“SNDA”) which is substantially in the form attached hereto as Exhibit “F.”

Section 17.14. Attorneys’ Fees. If either party herein brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to recover its reasonable attorney’s fees, expert witness fees and costs as fixed by the Court.

Section 17.15. Signs. Lessee shall not place any sign upon the exterior of the Building without Lessor’s prior written consent, which consent shall not be unreasonably withheld and which consent is hereby given to the signage described in Exhibit “G” hereto. Lessee, at its sole cost and expense, after obtaining Lessor’s prior written consent, shall install, maintain and remove prior to expiration of this Lease (or within ten (10) days after any earlier termination of this Lease) all signage in full compliance with (i) all applicable law, statutes, ordinances and regulations and (ii) all provisions of this Lease concerning alterations.

Section 17.16. Merger. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

Section 17.17. Guarantor. [Intentionally Omitted]

Section 17.18. Quiet Possession. Upon Lessee timely paying the rent for the Premises and timely observing and performing all of the covenants, conditions and provisions on Lessee’s part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire Lease Term, subject to all of the provisions of this Lease.

Section 17.19. Easements. Lessor reserves to itself the right, from time to time, to grant such easements, rights and dedications that Lessor deems necessary or desirable, and to cause the recordation of Parcel Maps and conditions, covenants and restrictions, so long as such easements, rights, dedications, Maps and conditions, covenants and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee shall sign any of the aforementioned or other documents, and take such other actions, which are reasonably necessary or appropriate to accomplish such granting recordation and subordination of the Lease to same, upon request of Lessor, and failure to do so within ten (10) business days of a written request to do so shall constitute a material breach of this Lease.

Section 17.20. Authority. Each individual executing this Lease on behalf of a corporation, limited liability company or partnership represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of such entity in accordance with a duly adopted resolution of the governing group of the entity empowered to grant such authority, and that this Lease is binding upon said entity in accordance with its terms. Each party shall provide the other with a certified copy of its resolution within ten (10) days after execution hereof, but failure to do so shall in no manner (i) be evidence of the absence of authority or (ii) affect the representation or warranty.

Section 17.21. Force Majeure Delays. In any case where either party hereto is required to do any act (other than the payment of money), delays caused by or resulting from Acts of God or Nature, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor or materials or equipment, government regulations, delay by government or regulatory agencies with respect to approval or permit process, unusually severe weather, or other causes beyond such party’s reasonable control the time during which act shall be completed, shall be deemed to be extended by the period of such delay, whether such time be designated by a fixed date, a fixed time or “a reasonable time.”

Section 17.22. Hazardous Materials.

(a) Definition of Hazardous Materials and Environmental Laws. “Hazardous Materials” means any (a) substance, product, waste or other material of any nature whatsoever which is or becomes listed regulated or addressed pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. sections 9601, et seq. (“CERCLA”); the Hazardous Materials Transportation Act (“HMTA”) 49 U.S.C. section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. section 6901, et seq. (“RCRA”); the Toxic Substances Control Act, 15 U.S.C. sections 2601, et seq. (“TSCA”); the Clean Water Act, 33 U.S.C. sections 1251, et seq.; the California Hazardous Waste Control Act, Health and Safety Code sections 25100, et seq.; the California Hazardous Substances Account Act, Health and Safety Code sections 26300, et seq.; the California Safe Drinking Water and Toxic Enforcement Act, Health and Safety Code sections 25249.5, et seq.; California Health and Safety Code sections 25280, et seq.; (Underground Storage of Hazardous Substances); the California Hazardous Waste Management Act, Health and Safety Code sections 25170.1, et seq.; California Health and Safety Code sections 25501. et seq. (Hazardous Materials Response Plans and Inventory); or the Porter-Cologne Water Quality Control Act, California Water Code sections 13000, et seq., all as amended, or any other federal, state or local statute, law, ordinance, resolution, code, rule, regulation, order or decree regulating, relating to or imposing liability (including, but not limited to, response, removal and remediation costs) or standards of conduct or performance concerning any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter may be in effect (collectively, “Environmental Laws”); (b) any substance, product, waste or other material of any nature whatsoever whose presence in and of itself may give rise to liability under any of the above statutes or under any statutory or common law theory based on negligence, trespass, intentional tort, nuisance, strict or absolute liability or under any reported decisions of a state or federal court, (c) petroleum or crude oil, including but not limited to petroleum and petroleum products contained within regularly operated motor vehicles and (d) asbestos.

(b) Lessor’s Representations and Disclosures. Lessor represents that it has provided Lessee with a description of the Hazardous Materials on or beneath the Property as of the date hereof, attached hereto as Exhibit I and incorporated herein by reference. Lessee acknowledges that in providing the attached Exhibit I, Lessor has satisfied its obligations of disclosure pursuant to California Health & Safety Code Section 25359.7 which requires:

“Any owner of nonresidential real property who knows, or has reasonable cause to believe, that any release of hazardous substances has come to be located on or beneath that real property shall, prior to the sale, lease or rental of the real property by that owner, give written notice of that condition to the buyer, lessee or renter of the real property.”

(c) Use of Hazardous Materials. Lessee shall not cause or permit any Hazardous Materials to be brought upon, kept or used in, on or about the Project by Lessee, its agents, employees, contractors, licensees, guests, visitors or invitees without the prior written consent of Lessor. Lessor shall not unreasonably withhold such consent so long as Lessee demonstrates to Lessor’s reasonable satisfaction that such Hazardous Materials are necessary or useful to Lessee’s business and will be used, kept and stored in a manner that complies with all applicable Environmental Laws. Lessee shall, at all times, use, keep, store, handle, transport, treat or dispose all such Hazardous Materials in or about the Property in compliance with all applicable Environmental Laws. Prior to the expiration or earlier termination of the Lease, Lessee shall remove from the Project all Hazardous Materials used or brought onto the Premises during the Lease Term by anyone other than Lessor, its agents, employees or contractors.

(d) Lessee’s and Lessor’s Environmental Indemnities. Lessee agrees to indemnify and hold Lessor harmless from any liabilities, losses, claims, damages, penalties, fines, attorney fees, expert fees, court costs, remediation costs, investigation costs, or other expenses resulting from or arising out of the use, storage, treatment, transportation, release, presence, generation, or disposal of Hazardous Materials on, from or about the Project, and/or subsurface or ground water, after the Commencement Date from an act or omission of Lessee (or Lessee’s successor), its agents, employees, invitees, vendors, contractors, guests or visitors. Lessor agrees to indemnify and hold Lessee harmless from any liabilities, losses, claims, damages, penalties, fines, attorney fees, expert fees, court costs, remediation costs, investigation costs, or other expenses resulting from or arising out of the use, storage, treatment, transportation, release, presence, generation, or disposal of Hazardous Materials on, from or about the Premises, and/or subsurface or ground water, after the Commencement Date from an act or omission of Lessor (or Lessor’s successor), its agents or employees.

(e) Lessee’s Obligation to Promptly Remediate. If the presence of Hazardous Materials on the Premises after the Commencement Date results from an act or omission of Lessee (or Lessee’s successors), its agents, employees, invitees, vendors, contractors, guests, or visitors results in contamination or deterioration of the Premises or Project or any water or soil beneath the Premises or Project, Lessee shall promptly take all action necessary or appropriate to investigate and remedy that contamination, at its sole cost and expense, provided that Lessor’s consent to such action shall first be obtained. Lessor’s consent shall not be unreasonably withheld.

(f) Notification. Lessor and Lessee each agree to promptly notify the other of any communication received from any governmental entity concerning Hazardous Materials or the violation of Environmental Laws that relate to the Premises.

Section 17.23. Modifications Required by Lessor’s Lender. If any lender of Lessor requires a modification of this Lease that will not increase Lessee’s cost or expense or materially and adversely change Lessee’s rights and obligations, this Lease shall be so modified and Lessee shall execute whatever documents are required by such lender and deliver them to Lessor within ten (10) days after the request.

Section 17.24. Brokers. Lessor and Lessee each represents to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for the real estate brokers or agents identified on the signature page hereof (“Brokers”) and that they know of no other real estate broker or agent who is entitled to a commission or finder’s fee in connection with this Lease. Each party shall indemnify, protect, defend, and hold harmless the other party against all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including reasonable attorney fees) for any leasing commission, finder’s fee, or equivalent compensation alleged to be owning on account of the indemnifying party’s dealings with any real estate broker or agent other than the Brokers. The terms of this Section 17.24 shall survive the expiration or earlier termination of the Lease Term.

Section 17.25. Right of First Offer to Lease Building 10.

(a) During the Lease Term, Lessee shall have a right of first offer (“Right of First Offer”) to lease the adjacent Building 10 as shown on Exhibit A (“Building 10”) subject to Paragraphs (b) through (g).

(b) At the time Lessee exercises the Right of First Offer: (i) The Lease must be in full force and effect; (ii) Lessee shall not be in Default under the Lease; nor shall Lessee be in Default under the Lease at the Commencement Date (defined in paragraph g(1)) for the Offer Building, (defined in Paragraph c); and (iii) Lessee’s then current financial condition, as revealed by its most recent financial statements (which shall include quarterly and annual financial statements, including income statements, balance sheets, and cash flow statements), must demonstrate that either: (1) Lessee’s net worth is at least equal to its net worth at the time this Lease was signed; or (2) Lessee meets the financial criteria reasonably acceptable to Lessor.

(c) Lessor shall not lease Building10 to another lessee unless and until Lessor has first offered Building 10 to Lessee in writing (the “Offer Notice”) and Lessee either rejects such offer or a period of ten (10) business days has elapsed from the date that Lessor has delivered the Offer Notice without Lessee having notified Lessor in writing of its acceptance of such Offer Notice and supplied Lessor with current financial statements pursuant to Paragraph b(3), which ever event occurs first. The Offer Notice shall contain the following information: (i) The date on which the Lessor expects Building 10 to become available; (ii) The Base Rent; (iv) The pro rata share of Additional Rent; and (v) Such other terms and conditions upon which Lessor wishes to lease Building 10.

(d) If Lessee timely delivers to Lessor, in accordance with the conditions of this Section, written notice of Lessee’s exercise of the Right of First Offer (along with Lessee’s financial statements pursuant to Paragraph b(3)) and Lessor determines that Lessee meets all of the conditions provided in this Section, then Building 10 shall be deemed added to the Premises and subject to the then applicable terms and conditions in the Lease, as modified by the terms and conditions set forth in the Offer Notice.

(e) If Lessee declines or fails to duly and timely exercise its Right of First Offer or fails to meet all of the conditions provided in this Section, Lessor shall thereafter be free to lease the Building 10 in portions or in its entirety to any third-party tenant at any time without regard to the restrictions in this Section 17.25 and on whatever terms and conditions Lessor may decide in its sole discretion, without again complying with all the provisions of this Section 17.25.

(f) Within ten (10) business days after the Commencement Date for the Offer Building, Lessor and Lessee shall confirm the foregoing in a written amendment to the Lease.

(g) This Right of First Offer is personal to the Lessee and shall become null and void upon the occurrence of an assignment of the Lease or a sublet of all or a major part of the Premises.

Section 17.26. Acknowledgment of Notices. Lessor has provided and Lessee hereby acknowledges receipt of the Notices attached as Exhibits J and K hereto, concerning the presence of certain uses and operations of neighboring parcels of land.

Section 17.27. List of Exhibits.

Ref. Page
EXHIBIT A: Real Property Legal Description, Site Plan, and Building Elevations

EXHIBIT B: Plans and Specifications for Shell Building

EXHIBIT C: Work Letter Agreement for Tenant Improvements and Interior Specification Standards

EXHIBIT D: Cost Responsibilities of Lessor and Lessee

EXHIBIT E: Memorandum of Commencement of Lease Term and Schedule of Base Rent

EXHIBIT F: SNDA

EXHIBIT G: Signage Exhibit

EXHIBIT H: Guaranty of Lease [Intentionally Omitted]

EXHIBIT I: Hazardous Materials Disclosure

EXHIBIT J: Notice to Tenants

EXHIBIT K: Notice to Tenants

EXHIBIT L: Rules and Regulations

EXHIBIT M: Estimate of Real Property Taxes

LESSOR AND LESSEE EACH HAS CAREFULLY READ AND HAS REVIEWED THIS LEASE AND BEEN ADVISED BY LEGAL COUNSEL OF ITS OWN CHOOSING AS TO EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOWS ITS INFORMED AND VOLUNTARY CONSENT THERETO. EACH PARTY HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS AND CONDITIONS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

Executed at San Jose, California, as of the reference date.

LESSOR:		ADDRESS:

By:	/s/ Jay Paul	c/o Jay Paul Company
	Jay Paul, President	353 Sacramento Street, Suite 1740
San Francisco, California 94111

With a copy to:

Thomas G. Perkins, Esq.
99 Almaden Blvd., 8th Floor
San Jose, CA 95113
Telephone: 408-993-9911
Facsimile: 408-286-3312

LESSEE:		ADDRESS:

Phone.Com, Inc.
a California corporation
(Before Commencement Date)

By:	/s/ Alain Rossmann	Pacific Shores Center
	(Type or print name)	Building 9
Its:		Redwood City, CA
(After Commencement Date)

LESSOR AND LESSEE EACH HAS CAREFULLY READ AND HAS REVIEWED THIS LEASE AND BEEN ADVISED BY LEGAL COUNSEL OF ITS OWN CHOOSING AS TO EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOWS ITS INFORMED AND VOLUNTARY CONSENT THERETO. EACH PARTY HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS AND CONDITIONS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

Executed at San Jose, California, as of the reference date.

LESSOR:		ADDRESS:

By:	/s/ Jay Paul	c/o Jay Paul Company
	Jay Paul, President	353 Sacramento Street, Suite 1740
San Francisco, California 94111

With a copy to:

Thomas G. Perkins, Esq.
99 Almaden Blvd., 8th Floor
San Jose, CA 95113
Telephone: 408-993-9911
Facsimile: 408-286-3312

LESSEE:		ADDRESS:

Phone.Com, Inc.
a California corporation
(Before Commencement Date)

By:	/s/ Alain Rossmann	Pacific Shores Center
	(Type or print name)	Building 9
Its:		Redwood City, CA
(After Commencement Date)

BROKER EXECUTION

By signing below, the indicated real estate broker or agent is not being made a party hereto, but is signifying its agreement with the provisions hereof concerning brokerage.

LESSOR’S BROKER:	ADDRESS:

Cornish & Carey Commercial	2804 Mission College Boulevard
Suite 120
By:	Santa Clara, California 95054

(Type or print name)
Its: Executive Vice President

LESSEE’S BROKER:	ADDRESS:

Wayne Mascia

By:

(Type or print name)
Its:

EXHIBIT A

TO

PACIFIC SHORES CENTER LLC

LEASE

TO

PHONE.COM, INC.

FOR

Pacific Shores Center

Building 9

Redwood City, California

REAL PROPERTY LEGAL DESCRIPTION,

SITE PLAN AND BUILDING ELEVATIONS

(See Attached)

[MAP Page 1]

[MAP Page 2]

EXHIBIT B

TO

PACIFIC SHORES CENTER LLC

LEASE

TO

PHONE.COM, INC.

FOR

Pacific Shores Center

Building 9

Redwood City, California

SHELL BUILDING PLANS AND SPECIFICATIONS

(To be provided)

NOTE: Shell Building Plans and Specifications shall be consistent with DES Development Progress Plans dated February 7, 2000 for (a) exterior skin and (b) structural steel.

EXHIBIT C

TO

PACIFIC SHORES CENTER LLC

LEASE

TO

PHONE.COM, INC.

FOR

Pacific Shores Center

Building 9

Redwood City, California

WORK LETTER AGREEMENT FOR TENANT IMPROVEMENTS

AND INTERIOR SPECIFICATION STANDARDS

This agreement supplements the above referenced Lease executed concurrently herewith and is as follows:

1. Lessee shall devote such time and may be necessary to enable Lessor to complete and obtain by the respective dates specified in Section 2.04(d) of the Lease Lessee’s written approval, and approval by appropriate government authorities, of the final Working Drawings. The Working Drawings, as they may be modified or provided herein, shall be prepared by Lessor in accordance with the design specified by Lessee and reasonably approved by Lessor. Lessee shall be responsible for the suitability, for Lessee’s needs and business, of the design and function of all Tenant Improvements. All improvements to be constructed by Lessor as shown on the Working Drawings, standard or special, shall be defined as “Tenant Improvements.” All Tenant Improvements materials shall be of a quality equal to or greater than the quality of materials described on the Interior Specification Standards attached hereto as Schedule One.

2. Lessor shall cause General Contractor to complete the construction of the Tenant Improvements in a good and workmanlike manner and in substantial accordance with the Working Drawings. Lessor shall not, however, be responsible for procuring or installing in the Premises any trade fixtures, equipment, furniture, furnishings, telephone equipment or other personal property (“Personal Property”) to be used in the Premises by Lessee, and the cost of such Personal Property shall be paid by Lessee. Lessee shall conform to all Project standards in installing any Personal Property and shall be subject to any and all rules of the site during construction.

3. Payment for the Tenant Improvements shall be pursuant to Section 2.04(g) of the Lease.

4. Lessee shall, by signing the Working Drawings within the time set forth in Section 2.04(d) of the Lease, give Lessor authorization to complete the Tenant Improvements in accordance with such Working Drawings. If Lessee shall request any change, addition or alteration in the approved Working Drawings, Lessor shall promptly give Lessee a written estimate of the cost of engineering and design services to prepare a change order (the “Change Order”) in accordance with such request and the time delay expected because of such request. If

1

Lessee, in writing, approves such written estimate, Lessor shall have the Change Order prepared and Lessee shall concurrently reimburse Lessor for the cost thereof. Promptly upon the completion of such Change Order, Lessor shall notify Lessee in writing of the cost and delay which will be chargeable to Lessee by reason of such change, addition or deletion. Lessee shall within three (3) business days notify Lessor in writing whether it desires to proceed with such change, addition or deletion, and in the absence of such written authorization, the Change Order will be deemed canceled and Lessee shall be chargeable with any delay in the completion of the Premises resulting from the processing of such Change Order, including the three (3) business day approval period.

5. If the completion of the Tenant Improvements in the Premises is delayed (i) at the request of Lessee, (ii) by Lessee’s failure to comply with the foregoing provisions, (iii) by changes in the work ordered by Lessee or by extra work ordered by Lessee, or (iv) because Lessee chooses to have additional work performed by Lessor, then Lessee shall be responsible for all costs and any expenses occasioned by such delay including, without limitation, any costs and expenses attributable to increases in labor or materials; and there shall be no delay in the commencement of Lessee’s obligation to pay Rent because of Lessor’s failure to complete the Tenant Improvements on time and any such delay in completion shall constitute Lessee Delay for purposes of Section 3.01(a) of the Lease.

Each person executing this Work Letter Agreement certifies that he or she is authorized to do so on behalf of and as the act of the entity indicated.

Executed as of             , at Mountain View (Santa Clara County), California..

PACIFIC SHORES CENTER LLC		PHONE.COM, Inc.
a California corporation

By:	/s/ Jay Paul	By:	/s/ Alain Rossmann
	Jay Paul		(Type or print name)
Its:	Manager	Its:

By:
(Type or print name)
Its:

2

SCHEDULE ONE

TO

EXHIBIT C

TO

PACIFIC SHORES CENTER LLC

LEASE

TO

PHONE.COM, INC.

FOR

Pacific Shores Center

Building 9

Redwood City, California

INTERIOR SPECIFICATION STANDARDS

ABBREVIATED BUILDING STANDARDS

For Pacific Shores

GENERAL OFFICE

CUSTOM CABINETRY

SCOPE: All materials and labor for the construction and installation of Cabinetry and all related accessories per WIC Standards.

A. Trade Standards: Woodworking Institute of California (WIC) latest edition Section 15 and 16 for plastic laminated casework and plastic laminated countertops. Color of plastic laminate to be selected by Architect.

B. All cabinetry to be constructed to “Custom-Grade” Specifications. Cabinetry to be flush overlay construction.

C. Plastic Laminate: High Pressure thermoset laminated plastic surfacing material to equal or surpass NEMA LD3, Nevamar, WilsonArt or approved equal.

1. Countertops, shelf-tops, splashes, and edges: Grade GP 50, 0.050 inches thick.

2. All other exposed vertical surfaces: Grade GP 28, 0.028 inches thick

3. Semi-exposed backing sheet: Grade CI, 20, 0.020 inches thick

4. Concealed backing sheet: Grade BK 20, 0.020 inches thick D. Adhesives: Bond surfaces to Type 11 as recommended by Plastic Laminate Manufacturer.

1

E. Hinges: Heavy-duty concealed self-closing hinges. Amount of hinges per Door per WIC. Stanley or approved equal

F. Door and Drawer Pulls: Wire-pull with 4-inch centers; Dull chrome finish; Stanley 4483 or approved equal.

G. Drawer slides: Heavy-duty grade with ball-bearings. Stanley, Klein or approved equal

H. Door Catches: Heavy-duty commercial friction type.

I. Recessed Adjustable Shelf Standards: Aluminum or zinc-plated recessed type; Knape & Vogt with clips or approved equal. J. Base and Wall Cabinets including doors: 3/4-inch thick medium-density particleboard;

1. Conceal all fastenings.

2. Provide clear spaces as required for mechanical and electrical fittings

3. Plastic laminate and self-edge all shelves.

4. Provide 3/4-inch thick doors and drawer faces.

5. Unless indicated otherwise, all shelving to be adjustable.

6. Provide back and ends on all cabinets.

7. All exposed cabinet faces to be plastic laminated.

K. Countertops and Shelving: 3/4-inch thick medium density particleboard. Backsplash to be 3/4 inches thick, glued and screwed into top with scribed edges. Joints in countertop to be not closer that 24 inches from sinks. Joints shall be shop fitted, spined, glued and mechanically fastened.

L. Installation of Cabinetry shall be per WIC instructions, Custom Grade.

WOOD DOORS

SCOPE: All materials and labor necessary for the installation of Wood Doors, required accessories and preparations for hardware.

A. Non-rated Wood Doors: 1 3/4 inch thick, flush, solid core, plain sliced Birch veneer with Birch edge. Cores may be either of the following: Glued block Hardwood Core per NWMA or Particleboard Core per NWMA. Manufacturer: Algoma, Weyerhaeuser, or approved equal.

B. Fire-rated Wood Doors: 1 3/4 inch thick, flush, solid core, plain sliced Birch face veneer with Birch Edge with mineral core per rating. Manufacturer: Algoma, Weyerhaeuser, or approved equal. Doors shall have a permanent UL label.

C. Vision Panels (where applies): Fire rated vision panel where required. Set in square metal stop to match metal doorstops as provided by doorframe manufacturer.

D. Doors shall be 8’-0” x 3’-0” leafs typical.

ALUMINUM DOOR AND WINDOW FRAMES

SCOPE: All materials and labor necessary for the installation of Aluminum Door Frames.

A. Frame Manufacturers: Raco, or Ragland Manufacturing Company, Inc.

2

B. Door Frames: Non-rated and 20-minute label, Raco “Trimstyle” frame with Trim 700 (3/8 inch by 1 1/2 inch) with no exposed fasteners.

C. Finish, Door and Window Frame Extrusions, Wall Trim:

1. Painted and oven-cured with “Duralaq” finish.

2. Color: Clear.

3. Finish shall meet or exceed requirements of AAMA Specifications 603.

4. Coat inside of frame profile with bituminous coating to a thickness of 1/16 inch where in contact with dissimilar materials.

DOOR HARDWARE

SCOPE: All materials and labor for the installation of all Door Hardware, locksets, closers, hinges, miscellaneous door hardware.

A. Swinging Door Lockset and Cylinder: Schlage “L” series with lever handle with 6 pin cylinder.

B. Keyway: Furnish blank keyways to match existing master-key system. Match existing keyways.

C. Finishes: Satin Chrome, 626 finish. Paint closers to match.

D. Kickplates: 16 gauge stainless steel; 10 inches high: width to equal door width less 2 inches.

HARDWARE SCHEDULE

Hardware Group A (Typical, rated, single door)

1	Lockset	Schlage	L9050PD
1 1/2	pair Butt Hinges	Hager	BB1279
1	Closer	Norton	700 Series
1	Stop	Quality	(332 @ carpet)
1	Smoke Seal	Pemko

Hardware Group B (Typical, rated, closet/service door)

1	Lockset	Schlage	L9080PD
1 1/2	pair Butt hinges	Hager	BB1279
1	Closer	Norton	700 Series w/ hold-open
1	Stop	Quality	(332 @ carpet)
1	Smoke Seal	Pemko

3

Hardware Group C (Typical, non-rated door)

1	Lockset	Schlage	L9050PD
1 1/2	pair Butt hinges	Hager	BB1279
1	Stop	Quality	(332 @ carpet)

Hardware Group D (Typical, non-rated, closet/service door)

1	Lockset	Schlage	L9080PD
1 1/2	pair Butt hinges	Hager	BB1279
1	Stop	Quality	(332 @ carpet)

Hardware Group E (Card-access door)

1	Electric Lockset	Schlage	L9080PDGU
1 1/2	pair Butt hinges	Hager	BB1279 - NRP (2 pr @ 8’ door)
1	Electric Butt	Hager
1	Closer	Norton	700 Series w/ hold-open
1	Stop	Quality	(332 @ carpet)

Hardware Group F (typical, double door)

1	Electric Lockset	Schlage	L9050PD
3	pair Butt hinges	Hager	BB1270
1	Auto Flush Bolt	Glyn Johnson	FB-8
1	Dustproof Strike	Glyn Johnson	DP2
2	Closer	Norton	700 Series
2	Stop	Quality	(332 @ carpet)
1	Astragal	Pemko
1	Coordinator	Glyn Johnson
1	Smoke Seal	Pemko

GLAZING

SCOPE: All materials and labor for the installation of Glass.

A. Manufacturers: PPG Industries, or Viracom, Inc. See glazing schedule below.

B. Shop prepares all glazing. Edges to have no chips or fissures.

C. Glazing Materials:

1. Safety Glass: ASTM C1048, fully tempered with horizontal tempering. Condition A uncoated, Type 1 transparent flat, Class 1 clear, Quality q3 glazing select, conforming to ANSI Z97.1

2. Mirror Glass: Clear float type with copper and silver coating, organic overcoating, square polished edges, 1/4-inch thick.

3. Wire Glass: Clear, polished both sides, square wire mesh of woven stainless steel wire 1/2 inch x 1/2 inch grid: 1/4 inch thick.

4

4. Tempered Glass: 1/4 inch thick, no tong marks. UL rated for 1-hour rating.

5. Spacers: Neoprene.

6. Tape to be poly-iso-butylene.

D. Schedule:

1. Type A: 1/4-inch thick mirror, annealed, heat strengthened, or full tempered as required.

2. Type B: 1/4 inch thick clear float glass, annealed, heat strengthened, or full tempered as required.

3. Type C: 1/4-inch thick wire glass plate, square pattern “Baroque”

LIGHT GAUGE METAL FRAMING

SCOPE: All materials and labor necessary for the installation of metal framing and related accessories.

A. Structural Studs: 14 gauge punched channel studs with knurled screw-type flanges, prime-coated steel. Manufacturer: United States Gypsum SJ or approved equal: Submit cut-sheet of material.

B. Partition Studs: 20 gauge studs with key-hole shaped punch-outs at 24 inches on center. Manufacturer: United States Gypsum ST or approved equal.

C. Fasteners for Structural Studs: Metal screws as recommended by metal system manufacturer. Weld at all structural connection points.

D. Reinforce framed door and window openings with double studs at each jamb (flange-to-flange and weld) and fasten to runners with screws and weld. Reinforce head with 14 gauge double stud same width as wall. Screw and weld.

E. Provide all accessories as required to fasten metal-framing per manufacturers recommendations.

F. Provide and install flat-strapping at all structural walls (walls with concrete footings beneath the walls). Minimum bracing shall be 25% of structural walls shall be braced with flat-strapping per Manufacturer’s recommendations. Weld at all strap ends and at all intermediate studs.

G. Provide foundation clips at 4’-0” on center at structural walls. Anchor with 1/2 inch diameter by 10 inch long anchor bolts.

5

H. Non-structural interior partitions shall be anchored with power-driven fasteners at 4’-0” on center at the concrete slab.

ACOUSTIC CEILING SYSTEM

SCOPE: All materials and labor for the installation of the Acoustic Ceiling System including T-bar system, Acoustic Ceiling Panels, Suspension wiring and fastening devices and Glued-down Ceiling Panels.

A. Manufacturer: Armstrong, or approved equal. Exposed T-bar system; factory painted; steel construction; rated for the intermediate duty.

D. Acoustical Tile: “Second Look”, conforming to the following:

1. Size: 24 x 48 inches.

2. Thickness: 3/4 inches.

3. Composition: Mineral.

4. NRC Range: .55 to .60.

5. STC Range: 35 to 39.

6. Flame Spread: ASTME84,0-25, UL Label, 25 or under.

7. Edge: Tegular, Lay-in.

8. Surface Color: White.

9. Surface Finish: Factory-applied washable vinyl latex paint.

G. Installation to be per ASTM C636 structural testing. Lateral support for each 96 square feet of ceiling flared at 45 degrees in 4 directions.

H. Provide clips for panel uplift restraints at all panels, 2 per panel.

GYPSUM WALLBOARD

SCOPE: Provide all materials and labor for the installation of Gypsum Wallboard including all accessories and finishes.

A. Standard Gypsum Wallboard: ASTM C36; Ends square cut, tapered edges.

B. Fire Restraint Gypsum Wallboard: ASTM C36, 5/8 inches thick Type X. Ends square cut, tapered edges. See Drawings for locations.

C. Moisture-resistant gypsum wallboard: ASTM C630-90.

D. Joint-reinforcing Tape and Joint Compound: ASTM C475, as manufactured by or recommended by wallboard manufacturer. Minimum 3 coat application for a smooth finish.

E. Corner Bead: Provide at all exposed outside corners;

F. L-shaped edge trim: Provide at all exposed intersections with different materials.

6

G. All work shall be done in accordance with the USG recommended method of installation.

1. Finish: smooth.

PAINTING

A. Paint Manufacturers: ICI, Dunn-Edwards Corporation, Kelly Moore.

B. Paint colors shall be selected by the Architect.

C. Painting Schedule: Provide for 4 different color applications

1. P-1: “Field”. Color to be selected.

2. P-2: “Accent”. Color to be selected.

3. P-3: “Accent”. Color to be selected.

4. P-4: “Accent”. Color to be selected.

D. Interior Gypsum Wallboard:

1. Primer: Vinyl Wall Primer/Sealer.

2. 1 stand 2nd Coat: Eggshell Acrylic Latex.

E. Metal Framing:

1. Primer: Red Oxide, shop-primed (for non-galvanized) if exposed.

F. Wood Work, Wood Doors:

1. Two coats of transparent finish. Sand lightly between coats with steel wool.

INSULATION

A. R-15 in exterior walls.

B. R-25 on Roof.

C. Sound batts in conference, restroom and lobby walls.

ROOF EQUIPMENT

A. Stainless steel mechanical platform and associated access stairs and guard rail system

7

B. EIFS roof screen to match detail of exterior GFRC Panel.

FULL HEIGHT GLAZED PARTITION

A. 1/4” glazed partition, in building standard aluminum frame

FINISHES

A. Vinyl Composite Tile: Armstrong stonetex, 12” x 12”

B. Resilient Base: Burke rubber wall base, 4” top set or cove, as appropriate for VCT or carpet.

C. Window Coverings: Miniblinds, Levelor, color: TBD D. Carpet:

Option 1: Designweave, Windswept Classic 30 oz. (Direct glue installation) or equal

Option2: (cut pile) Designweave, Tempest Classic 32 oz. (Direct glue Upgrade installation) or equal.

Option 3: (cut pile) Designweave, Sabre Classic, 38 oz. (Direct glue Upgrade installation) or equal.

KITCHEN FIXTURES

A. Sink: Ekkay stainless steel, GECR-2521-L&R, 20 gauge, 25”w x 21 1/4”D x 5 3/8” D, ADA compliant.

B. Kitchen Faucet: American Standard, Silhouette Single control, #4205 series, spout 9 3/4”.

KITCHEN APPLIANCES

A. Dishwasher

Option 1: GE GSD463DZWW, 24” W x 24 3/4” D x 34-35” H, 9 gallons/wash

Option 2: Bosch, SHU5300 series, 5.4 gallons/wash-with water heater

B. Refrigerator:

Full Size: GE, “S” series top-mount, TBX16SYZ, 16.4 cubic feet, recessed, recessed handles, 28” W x 29 1/8” D x 66 3/4” H, white, optional factory installed ice-maker.

Under-counter:

Option 1: U-Line, #29R, 3.5 cubic feet, white

Option 2: U-Line, Combo 29FF, Frost Free with factory installed icemaker, 2.1 cubic feet, white

8

C. Microwave: GE, Spacemaker II JEM25WY, Midsize, 9 cubic feet, 800 watts, 23 13/16” W x 11 13/16” D x 12 5/16” H

Option 1: Under counter Mounting Kit, #4AD19-4

Option 2: Accessory Trim Kit # JXB37WN, 26 1/8” W X 18 1/4” H

                    (built-in application)

D. Garbage Disposal: ISE #77, 3/4” horsepower

E. Water Heater: To be selected by DES.

PUBLIC SPACES

FRONT BUILDING LOBBY

Walk off Matts: Design Materials, Sisel, Calcetta #68, Natural, 100% coir

Floor Tile: 3/8” x 18” x 18” Stone or Marble set in mortar bed in recessed slab as approved by Owner

Transition Strips: 5/16” x 1 1/2” x random length strips, cherry wood flooring

Corridor Carpeting: Carpet over pad, Atlas, New Vista or as approved by Owner

Lobby Ceiling: Suspended gypsum board ceiling, Painted

Building Lobby: Akari shades hanging #J1-9 3/4” x 5’-2” or equal as Pendant Fixture approved by owner.

Stairs & P & P Railing, Modesto with custom cherry guard rail Mezzanine Railing: Rep: Oliver Capp (805) 241-8810. Hand and guard railing P & P Railings, Modesto stainless steel railing with horizontal spirals and custom cherry guard rail cap by others, fittings dark gray metallic or equal as approved by Owner.

BACK BUILDING LOBBY & EMERGENCY STAIRS

Walk off Matts: Design Materials, Sisal, Calcutta #68, Natural, 100% coir.

Treads & Landings: Carpet covered concrete, as approved by Owner

Stringers, Risers Painted steel stringer, eggshell & Handrails finish enamel.

Ceiling: Suspended gypsum board ceiling.

9

ELEVATORS

Cars: (1) 2800 lb, (1) 3500 lb 150 ft/min by Otis

Elevator Doors: Stainless Steel

Elevator Interior Paneling: Cherry veneer with stainless steel reveals and railing

Elevator Floor: Slate 3/8” x 18” x 18” tile as approved by Owner.

RESTROOMS

Counter tops: Stone/marble or equal as approved by Owner

Walls at Lavatories: Eggshell finish, latex paint, Benjamin Moore

Floor at Toilets: 2” x 2” matte porcelain ceramic floor tiles, thin set, Dal-tile.

Walls at Toilets: 2” x 2” matte porcelain ceramic floor tiles, thin set, Dal-tile.

Ceiling: Suspended gypsum board ceiling.

Toilet compartments:

A. Manufactured floor-anchored metal toilet compartments and wall- hung urinal screens.

B. Approved Manufacturer, Global Steel Products Corp, or approved equal.

C Toilet Partitions: Stainless Steel finish.

D. Hardware: Hinges: Manufacturer’s standard self-closing type that can be adjusted to hold door open at any angle up to 90 degrees. Latch and Keeper: Surface-mounted latch unit, designed for emergency access, with combination rubber-faced door strike and keeper. Coat Hook: Combination hook and rubber-tipped bumper. Door Pull: Manufacturer’s standard.

Ceramic Tile

A. Manufacturer: Dal-Tile or approved equal.

B. Size: 4 1/4” x 4 1/4” for walls, 8 x 8 for floors, 3/4” liner strip as accent.

C. Glaze: Satin glaze for walls, unglazed tile for floors.

D. Color: As selected by Architect.

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E. Accessories: Base, corners, coved cap and glazed to match

F. Wall and floor installation: per applicable TCA

G. Waterproof Membrane: Chloraloy or approved equal:

H. Tile Backer Board: 1/2 inch thick wonderboard

I. Grout: Commercial Portland Cement Grout; Custom Building Products or approved equal

J. Mortar: Latex-Portland cement mortar; Custom Building Products or approved equal.

RESTROOM:

Toilet: Kohler/American Standard, commercial quality.

Urinal: Kohler/American Standard, commercial quality.

Lavatory: Kohler/American Standard, undercounter.

Lavatory Faucet: Kroin handicap lavatory faucet #HV1LH, polished chrome.

Soap Dispenser Bobrick, 8226, Lavatory mounted for soaps, 34 fl oz.

Counter:

Toilet accessories:

A. Manufacturer: Bobrick Washroom Equipment, or approved equal.

B. Schedule: Model numbers used in this schedule are Bobrick (134) unless otherwise noted.

C. Combination Paper Towel Dispenser/Waste Receptacle: Recessed Model B-3944, one per restroom #7151 and 7152, and two per restroom #7050 and 7061.

D. Feminine Napkin Vendor: Recessed, combination napkin/tampon vendor, Model B-3500 with 25 cent operation, one per each women’s toilet room.

E. Soap Dispenser: Lavatory mounted dispenser, Model B-822, one per each lavatory.

F. Toilet Paper Dispenser: Surface-mounted, Model JRT, JR Escort, “In-Sight” by Scott Paper Company, one per stall.

G. Toilet Seat Cover Dispenser: Recessed, wall-mounted, Model B-301, one per stall.

H. Sanitary Napkin Disposal: Recessed, wall-mounted, Model B-353, one per each women’s handicapped and odd stall.

I. Sanitary Napkin Disposal: Partition-mounted, Model B-354 (serves two stalls).

J. Grab Bars: Horizontal 36” B6206-36: 42”, B62-6-42: one per each handicapped stall.

K. Mop/Broom Holders: B223-24 (one per janitor closet).

L. Paper Towel Dispensers: Recessed mounted, Model B-359, one at side wall adjacent to sink.

TENANT CORRIDORS

Walls: Eggshell finish, latex paint, Benjamin Moore.

11

Floors: Level loop carpet over pad with 4” resilient base as approved by Owner.

Ceiling 4” x 24” x 3/4” thick fine fissures type mineral fiber, Armstrong Circus acoustical tile (beveled regular edge) in a 24” x 24” Donn Fineline suspended grid, white finish.

Water Fountain: Haws Model #1114 Stainless Steel #4.

Cross Corridor 3’-6” x full height, 20 minute rated, pocket assembly, Smoke Detector: on magnetic hold opens.

Corridor Carpyen “Berta” 35 cm x 33 cm, engraved curved opaque Wall Sconce glass, 2 x 7-9W, #G-23 or equal as approved by owner

ELECTRICAL

A. 50 foot candles at working surface.

B. 3 Bulb 2x4 parbolic fixtures

C. 1/2 20 Amp circuit for each hard wall office

D. Electrical Devices: Recessed wall mounted devices with plastic cover plate. Color: white, multi-gang plate 80400 Series duplex wall outlets.

E. Telephone/Data Outlets: Recessed wall mounted, Standard 2x4 wall box with 3/4” EMT conduit from box to sub out above ceiling walls pull string, cabling, terminations and cover-plates, color: white, provided by tenants vendor. Tenant shall furnish telephone backboard.

F. Light Switches: Dual level rocker type, mounted at standard locations, with plastic cover plate, 5325-W cover plate single switch B0401-W, double switch B0409-W. Decors by Leviton, colors: white, and will comply with Title 24 Energy Codes. Decors by Leviton.

MECHANICAL

A. VAV Reheat system - design/build. Each floor to have a minimum of thirty zones. Provide reheat boxes on all zones on top floor and at all exterior zones on lower floor. System shall meet T-24 for ventilation. Design shall be for 73 deg. Ambient interior temperature and 2 1/2 watts per sq. ft. min.

FIRE SPRINKLER SYSTEM

As required by NFPA & factory mutual standard hazard, seismically braced.

12

EXHIBIT D

TO

PACIFIC SHORES CENTER LLC

LEASE TO

PHONE.COM, INC.

FOR

Pacific Shores Center

Building 9

Redwood City, California

COST RESPONSIBILITIES OF LESSOR AND LESSEE

FOR SHELL TENANT IMPROVEMENTS

(See Attached)

Exhibit D.

COST RESPONSIBILITIES OF LESSOR AND LESSEE

A. Lessor is responsible for the construction of the building shell improvements which shall include the following items.

Soils Engineer

Civil Engineer

Architectural and Structural Engineer

Landscaping

Empty Electrical Conduits will be provided from the street to the future electrical room for a 2500 Amp. Service 277/480 volt service capability for each building. The electrical conduits will be stubbed up above the floor level

Lessor to provide two vertical risers for fire sprinklers.

Testing and Inspection for the shell.

Building Permits for the Shell and exterior Premises. Utility Connection Fee (Fire Protection).

Area Fees

Construction Insurance

Construction Interest

Construction Taxes

Land Interest (if any)

Temporary Facilities

All site work to include:

Site clearing and grading

Excavating/Fill

Soil compaction

Site drainage

Site utilities

Paving

Curbs and gutters

Sidewalks

Parking lot lights

Curb painting and parking lot striping and markings as required by the City.

Fences, to include special enclosures for trash

Irrigation System

Lawns and planting

Building Shells to include:

Concrete Formwork

2

Concrete Reinforcement (if used)

Case in pace concrete (if used)

Metal decking (if used)

Metal framing (if used)

Rough carpentry as related to the Shell Millworks as related to Shell

Glue-Lam structure (if used)

Building roof installation

Roofing tiles

Flashing

Drainage Systems for Roof

Roof Pitch Pans

Caulking/Sealants

Exterior Metal Door/Frames related to the Shell Wood or Glass Doors as designated as related to the Shell Exterior Shell

Overhead Doors

Anodized Aluminum Windows

Finish Hardware as related to the Shell Doors

Glass Glazing as specific on plans Storefront if desired

Gutters over front and rear entrances Exterior Loading Docks as specific on plans Water Supply stubbed to the ground floor (first floor of each Building only)

Roof drainage

Gas piping to face of building at First Floor Telephone and computer conduits between Buildings All Government fees applying to the exterior premises and shell.

B. The following shall be considered interior improvements costs and shall be the responsibility of the Lessee subject to the tenant improvement allowance as provided in the Lease:

Interior Building Permits

Gypsum drywall

Ceramic File or elate Tile in Lobbies

Quarry Tile as specified

Flag Pole

Metal door framing

All interior Wood doors and Hardware

Custom Woodwork

Specialized Security Construction

Interior Glass doors 2nd windows

3

Acoustical Treatment (suspended ceiling)

Resilient flooring

Any special flooring

Carpeting

Sprayed fire proofing if required by the code on structural

Steel and metal deck surfaces

Lift and Lift Operator

Interior Painting

Wall Coverings including Ceramic Tiles

Grease Interceptor if required

Drapery, Blinds or Shades

Pedestal floors

Toilet Compartments

Demountable partitions

Firefighting devices (Extinguishers)

Toilet and bath accessories

Lift (dock levelers)

Plumbing fixtures, trims and vertical piping

Interior electrical distribution Lighting

Electrical controls

Electrical Power Equipment

Built in Audio-Visual facilities

Built in Projection screens

Water Treatment Discharge

Sinks in Coffee Rooms

Lunch Room plumbing for vending machines

Specialized security systems

Specialized Halon fire Extinguishing systems

Fire sprinkler head drops and horizontal distribution

Piping off owner-installed vertical risers Specialized caging

Special piping for Tank Farm (If installed)

Hot water heating system

Cool water system

HVAC units

Ducting controls

Air Tempering Systems

Elevators and elevator pits (Otis Elevator Lessor Specs)

Mechanical platforms, screens and associated roof accessories

Stairs

Electrical service (Lessor to provide exterior conduits)

4

EXHIBIT E

TO

PACIFIC SHORES CENTER LLC

LEASE

TO

PHONE.COM, INC.

FOR

Pacific Shores Center

Building 9

Redwood City, California

MEMORANDUM

OF

COMMENCEMENT OF LEASE TERM

Pursuant to Article III, Section 3.01, paragraph (a) of the above- referenced Lease, the parties to said Lease agree to the following:

1. The Commencement Date of the Lease is , 2001 and the Lease Term commenced on said date. The Expiration Date for the initial Lease Term is , 2013.

2. The date for commencement of rent for the Building is , 2001.

3. Attached hereto as a part hereof is a true and correct schedule of Base Rent.

4. The total Rentable Area of the Building is ( ) rentable square feet.

Each person executing this memorandum certifies that he or she is authorized to do so on behalf of and as the act of the entity indicated.

Executed as of , 2000 at Redwood City (San Mateo County), California.

PACIFIC SHORES CENTER LLC a California corporation		PHONE.COM, Inc.

By:		By:
Jay Paul

Its:	Manager		(Type or print name)

Its:

By:

(Type or print name)

Its:

EXHIBIT E

PACIFIC SHORES CENTER LLC

LEASE

TO

PHONE.COM, INC.

FOR

Pacific Shores Center

Building 9

Redwood City, California

SNDA

(See Construction And Permanent SNDA Samples Attached)

RECORDING REQUESTED AND WHEN

RECORDED RETURN TO:

KEYBANK NATIONAL ASSOCIATION

Real Estate Division

Mailcode WA-31-10-5285

700 Fifth Avenue, 52nd Floor

Seattle, WA 98104-5099

Attn:

Loan No.

SUBORDINATION, ACKNOWLEDGEMENT OF LEASE ASSIGNMENT,

NONDISTURBANCE AND ATTORNMENT AGREEMENT

AND ESTOPPEL CERTIFICATE

(Lease to Deed of Trust)

NOTICE: THIS SUBORDINATION AGREEMENT RESULTS IN YOUR LEASE BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF THE DEED OF TRUST (DEFINED BELOW).

THIS AGREEMENT AND CERTIFICATE is made this      day of                     , 1990, between KEYBANK NATIONAL ASSOCIATION, a national banking association (“Lender”) and                                 , a                                          (“Tenant”).

Recitals

A.                                      (“Landlord”), is the owner of real property (“Property”) located in                      County, California, and legally described on Exhibit A.

B. Tenant is a tenant of a portion of the Property (“Premises”) under a lease (“Lease”) with Landlord dated                     .

C. Lender has agreed to make a loan (“Loan”) to Landlord. In connection therewith, Landlord has executed or proposes to execute, a Construction Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing (“Deed of Trust”) encumbering the Property and securing, among other things, a promissory note (“Note”) in the principal sum of                      DOLLARS ($                    ), of even date herewith, in favor of Lender, which Note is payable with interest and upon the terms described therein. The Deed of Trust is to be recorded concurrently herewith.

D. The Deed of Trust constitutes a present assignment to Lender of all rights, title, and interest of Landlord under the Lease.

2

E. Lender’s agreement to make the Loan is conditioned on Tenant’s specific and unconditional subordination of the Lease to the lien of the Deed of Trust such that the Deed of Trust at all times remains a lien on the Property, prior and superior to all the rights of Lessee under the Lease, and Tenant’s agreement to attorn to Lender if Lender obtains possession of the Property by foreclosure or deed in lieu of foreclosure. Tenant is willing to do so in consideration of the benefits to Tenant from the Loan and the Lease and Lender’s agreement not to disturb Tenant’s possession of the Premises under the Lease.

NOW, THEREFORE, Lender and Tenant agree as provided below.

1. Subordination. Tenant hereby intentionally and unconditionally subordinates the Lease and all of Lessee’s right, title and interest thereunder an in an to the Property to the lien of the Deed of Trust and all of Lender’s rights thereunder, including any and all renewals, modifications and extensions thereof and agrees that the Deed of Trust and any and all renewals, modifications and extensions thereof shall unconditionally be an at all times remain a lien on the Property prior and superior to the Lease. Without limiting the generality of the foregoing, such subordination shall include all rights of Tenant in connection with any insurance or condemnation proceeds with respect to the Premises or Property.

2. Acknowledgment. Tenant understands that Lender would not make the Loan without this Agreement and the subordination of the Lease to the lien of the Deed of Trust as set forth herein and that in reliance upon, and in consideration of, this subordination, specific loans and advances are being and will be made by Lender and, as part and parcel thereof, specific monetary other obligations are being and will be entered into which would not be made or entered into but for reliance upon this subordination. This Agreement is and shall be the sole and only agreement with regard to the subordination of the Lease to the lien of the Deed of Trust and shall supersede and cancel, but only insofar as would affect the priority between the Deed of Trust and the Lease, any prior agreement as to such subordination, including, without limitation, those provisions, if any, contained in the Lease which provide for the subordination of the Lease to a deed or deeds of trust or to a mortgage or mortgages.

3. Use of Proceeds. Lender, in making disbursement pursuant to the Note, the Deed of Trust or any loan agreement with respect to the Property, is under no obligation or duty to, nor has Lender represented that it will, see to the application of such proceeds by the person or persons to whom Lender disburses such proceeds, and any application or use of such proceeds for purposes other than those provided for in such agreement or agreements shall not defeat this agreement to subordinate in whole or in part.

4. Nondisturbance. Lender agrees that Tenant’s possession of the Premises shall not be disturbed by Lender during the term of the Lease, and Lender shall not join Tenant in any action or proceeding for the purposes of terminating the Lease, except upon the occurrence of a default by Tenant under the Lease and the continuance of such default beyond any cure period given to Tenant under the Lease.

5. Attornment. If Lender obtains possession of the Property by foreclosure or deed in lieu of foreclosure, Tenant shall attorn to Lender, be bound to Lender in accordance with all of the

3

provisions of the Lease for the balance of the term thereof, and recognize Lender as the landlord under the Lease for the unexpired term of the Lease. Such attornment shall be effective without Lender being (i) subject to any offsets or defenses or otherwise liable, for any prior act or omission of Landlord, (ii) bound by any amendment, modification, or waiver of any of the provisions of the Lease, or by any separate agreement between Landlord and Tenant relating to the Premises or Property, unless any such action was taken with the prior written consent of Lender, (iii) liable for the return of any security or other deposit unless the deposit has been paid to Lender, (iv) bound by any payment of rent or other monthly payment under the Lease made by tenant more then one (1) month in advance of the due date, or (v) bound by any option, right of first refusal, or similar right of Tenant to Lease any portion of the Property (other than the Premise) or to purchase all or any portion of the Property. Lender’s obligations as landlord under the Lease after obtaining possession of the Property by foreclosure or deed in lieu of foreclosure shall terminate upon Lender’s subsequent transfer of its interest in the Property.

6. Termination of Lease. Notwithstanding any other provision of this Agreement, in the event Lender obtains ownership of the Property by foreclosure of deed in lieu of foreclosure and the Lease requires the landlord to construct any improvements on the Premises or Property, the Lease shall terminate unless (i) Lender delivers written notice to Tenant expressly assuming such obligation with ten (10) days after the foreclosure sale or acceptance of the deed in lieu of foreclosure, or (ii) Tenant waives such obligation by delivery of written notice to Lender within ten (10) days after receiving notice of foreclosure or deed in lieu of foreclosure.

7. Covenants of Tenant. Tenant covenants and agrees with Lender as follows:

(a) Tenant shall pay to Lender all rent and other payments otherwise payable to Landlord under the Lease upon written demand form Lender. the consent and approval of Landlord to this Agreement shall constitute an express authorization for Tenant to make such payments to Lender and a release and discharge of all liability of Tenant to Landlord for any such payments made to Lender.

(b) Tenant shall enter into no material amendment or modification of any of the provisions of the Lease without Lender’s prior written consent.

(c) Tenant shall not subordinate its rights under the Lease to any other mortgage deed of trust, or security instrument without the prior written consent of Lender.

(d) In the event the Lease is rejected or deemed rejected in any bankrupt proceeding with respect to Landlord, Tenant shall not exercise it option to treat the Lease as terminated under 11 U.S.C. (S) 365(h), as amended.

(e) Tenant shall not accept any waiver or release of Tenant’s obligations under the Lease by Landlord, or any termination of the lease by Landlord, without Lender’s prior written consent.

(f) Tenant shall promptly deliver written notice to Lender of any default by Landlord under the Lease. Lender shall have the right to cure such default within thirty (30) days after the receipt of such notice. Tenant further agrees not to invoke any of its remedies under the Lease

4

until the thirty (30) days have elapsed, or during any period that Lender is proceeding to cure the default with due diligence, or is attempting to obtain the right to enter the Premises and cure the default

8. Effect of Assignment. Notwithstanding that Landlord has made a present assignment of all of its rights under the Lease to Lender, Lender shall not be liable for any of the obligations of Landlord to Tenant under the Lease until Landlord has obtained possession of the Property by foreclosure or deed in lieu of foreclosure, and then only to the extent provided in paragraph 3 above.

9. Estoppel Certifications. Tenant hereby certifies and represents to Lender as provided below.

(a) The Lease constitutes the entire agreement between Landlord and Tenant relating to the Premises and the Property.

(b) The Lease is in full force and effect, and has not been amended, modified, or assigned by Tenant, either orally or in writing.

(c) No Payments to become due under the Lease have been paid more than one (1) month in advance of the due date.

(d) Tenant has no present claim, offset or defense under the Lease, and Tenant has no knowledge of any uncured breach or default by Landlord or Tenant under the Lease or of any event or condition which, with the giving of notice or the passage of time or both, could constitute a breach or default under the lease.

(e) Tenant has no knowledge of any prior sale, transfer, assignment, hypothecation or pledge of Landlord’s interest under the Lease or of the rents due under the Lease.

(f) Except as otherwise provided in the Lease, Tenant has made no agreements with Landlord concerning free rent, partial rent, rebate or rental payments, setoff, or any other type of rental concession.

10. Costs and Attorney’s Fees. In the event of any claim or dispute arising out of this Agreement, the party that substantially prevails shall be awarded , in addition to all other relief, all attorneys’ fees and other costs and expenses incurred in connection with such claim or dispute; including without limitation those fees, costs, and expenses incurred before or after suit, and in any arbitration, and any appeal, any proceedings under any present or future bankruptcy act or state receivership, and any post-judgement proceedings.

11. Notices. All notices to be given under this Agreement shall be in writing and personally delivered or mailed, postage prepaid, certified or registered mail, return receipt requested, to Lender at the address indicated on the first page of this Agreement, and to Tenant at its address indicated below. All notices which are mailed shall be deemed given three (3) days after the postmark thereof. Either party may change their address by delivery of written notice to the other party.

5

12. Miscellaneous. This agreement may not be modified except in writing and executed by the parties hereto or their successors in interest. This agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns. As used herein, “Landlord” shall include Landlord’s predecessors and successors in interest under the Lease, and “Lender” shall include any purchaser of the Property at any foreclosure sale. All rights of Lender herein to collect rents on behalf of Landlord under the Lease are cumulative and shall be in addition to any and all other rights and remedies provided by law and by other agreements between Lender and Landlord or others. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, such provision shall be considered severed from the rest of this Agreement and the remaining provisions shall continue in full force and effect as if such provision had not been included. This Agreement shall be governed by the laws of the State of California. This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same original.

DATED this      day of                     , 1999

NOTICE: THIS SUBORDINATION AGREEMENT RESULTS IN YOUR LEASE BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF THE DEED OF TRUST (DEFINED ABOVE).

IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF THIS AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT HERETO.

“LENDER”
KEYBANK NATIONAL ASSOCIATION, a National banking association

By:

Its

6

“TENANT”

a

By:

Its

Address:

CONSENTED AND AGREED TO:
“LANDLORD”

a

By:
Its

ALL SIGNATURES MUST BE ACKNOWLEDGED

7

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF	)

On                                     , 1999, before me,                                          the undersigned, a notary public in and for said state, personally appeared                                         , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

8

EXHIBIT A

TO

SUBORDINATION, NONDISTURBANCE AND

ATTORNMENT AGREEMENT AND ESTOPPEL CERTIFICATE

Legal Description

The Property is located in                                  County, California and is legally described as follows:

9

SCHEDULE TWO

TO

EXHIBIT F

TO

PACIFIC SHORES CENTER LLC

LEASE

TO

PHONE.COM, INC.

FOR

Pacific Shores Center

Building 9

Redwood City, California

SNDA

(See Construction and Permanent SNDA Samples Attached)

These samples are subject to negotiation by Tenant.

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) made as of the [__] day of [                    ], 1997, by and among Nomura Asset Capital Corporation (“Leader”),                          (“Tenant”) and                                  (“Landlord”).

WITNESSETH:

WHEREAS, Lender has agreed to make a loan (the “Loan”) of up to [                    ] to Landlord;

WHEREAS, the Loan will be evidenced by a deed of trust note (the “Note”) of even date herewith made by Landlord to order of Lender and will be secured by, among other things, a deed of trust, assignment of leases and rents and security agreement (the “Deed of Trust”) of even date herewith made by Landlord to Lender covering the land (the “Land”) described on Exhibit A attached hereto and all improvements (the “Improvements”) now or hereafter located on the land (the Land and the Improvements hereinafter collectively referred to as the “Property”); and

WHEREAS, by a lease dated as of [                    ] (which lease, as the same may have been amended and supplemented, is hereinafter called the “Lease”), Landlord leased to Tenant approximately [                    ] square feet of space located in the Improvements (the “Premises”); and

WHEREAS, the parties hereto desire to make the Lease subject and subordinate to the Deed of Trust.

NOW, THEREFORE, the parties hereto, in consideration of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

1. The Lease, as the same may hereafter be modified, amended or extended, and all of Tenant’s right, title and interest in and to the Premises and all rights, remedies and options of Tenant under the Lease, are and shall be unconditionally subject and subordinate to the Deed of Trust and the lien thereof, to all the terms, conditions and provisions of the Deed of Trust, to each and every advance made or hereafter made under the Deed of Trust, and to all renewals, modifications, consolidations, replacements, substitutions and extensions of the Deed of Trust, so that at all times the Deed of Trust shall be and remain a lien on the Property prior and superior to the Lease for all purposes; provided, however, and Lender agrees, that so long as (A) no event has occurred and no condition exists, which would entitle Landlord to terminate the Lease or would cause, without further action of Landlord, the termination of the Lease or would entitle Landlord to dispossess Tenant from the Premises, (B) the term of the Lease has commenced and

Tenant is in possession of the Premises, (C) the Lease shall be in full force and effect and shall not have been otherwise modified or supplemented in any way without Lender’s prior written consent, (D) Tenant shall duly confirm its attornment to Lender or its successor or assign by written instrument as set forth in Paragraph 3 hereof, (E) neither Lender nor its successors or assigns shall be liable under any warranty of construction contained in the Lease or may implied warranty of construction, and (F) all representations and warranties made herein by Tenant shall be true and correct as of the date of such attornment; then, and in such event Tenant’s leasehold estate under the Lease shall not be terminated, Tenant’s possession of the Premises shall not be disturbed by Lender and Lender will accept the attornment of Tenant.

2. Notwithstanding anything to the contrary contained in the Lease, Tenant hereby agrees that in the event of any act, omission or default by Landlord or Landlord’s agents, employees, contractors, licensees or invitees which would give Tenant the right, either immediately or after the lapse of a period of time, to terminate the Lease, or to claim a partial or total eviction, or to reduce the rent payable thereunder or credit or offset any amounts against future rents payable thereunder, Tenant will not exercise any such right (i) until it has given written notice of such act, omission or default to Lender by delivering notice of such act, omission or default, in accordance with Paragraph 8 hereof, and (ii) until a period of not less than sixty (60) days for remedying such act, omission or default shall have elapsed following the giving of such notice. Notwithstanding the foregoing, in the case of any default of Landlord which cannot be cared within such sixty (60) day period, if Lender shall within such period proceed promptly to cure the same (including such time as may be necessary to acquire possession of the Premises if possession is necessary to effect such cure) and thereafter shall prosecute the curing of such default with diligence, then the time within which such default may be cured by Lender shall be extended for such period as may be necessary to complete the curing of the same with diligence. Lender’s cure of Landlord’s default shall not be considered an assumption by Lender of Landlord’s other obligations under the Lease. Unless Lender otherwise agrees in writing, Landlord shall remain solely liable to perform Landlord’s obligations under the Lease (but only to the extent required by and subject to the limitation included with the Lease), both before and after Lender’s exercise of any right or remedy under this Agreement. If Lender or any successor or assign becomes obligated to perform as Landlord under the Lease, such person or entity will be released from those obligations when such person or entity assigns, sells or otherwise transfers its interest in the Premises or the Property.

3. Without limitation of any of the provisions of the Lease, in the event that Lender succeeds to the interest of Landlord or any successor to Landlord, then subject to the provisions of this Agreement including, without limitation, Paragraph 1 above, the Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to and accept Lender and to recognize Lender as its Landlord under the Lease for the then remaining balance of the term thereof, and upon request of Lender, Tenant shall execute and deliver to Lender an agreement of attornment reasonably satisfactory to Lender.

4. If Lender succeeds to the interest of Landlord or any successor to Landlord, in no event shall Lender have any liability for any act or omission of any prior landlord under the Lease which occurs prior to the date Lender succeeds to the rights of Landlord under the Lease, nor any liability for claims, offsets or defenses which Tenant might have had against Landlord. In no

2

event shall Lender have any personal liability as successor to Landlord and Tenant shall look only to the estate and property of Lender in the Land and the Improvements for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring payment of money in the event of any default by Lender as Landlord under the Lease, and no other property assets of Lender shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to the Lease.

5. Tenant agrees that no prepayment of rent or additional rent due under the Lease of more than one month in advance, and no amendment, modification, surrender or cancellation of the Lease, and no waiver or consent by Landlord under the terms of the Lease, shall be binding upon or as against Lender, as holder of the Deed of Trust, and as Landlord under the Lease if it succeeds to that portion, unless consented to in writing by Lender. In addition, and notwithstanding anything to the contrary set forth in this Agreement, Tenant agrees that Lender, as holder of the Deed of Trust, and as Landlord under the Lease if it succeeds to that position, shall in no event have any liability for the performance or completion of any initial work or installations or for any loan or contribution or rent concession towards initial work, which are required to be made by Landlord (A) under the Lease or under any related Lease documents or (B) for any space which may hereafter become part of said Premises, and any such requirement shall be inoperative in the event Lender succeeds to the position of Landlord prior to the completion or performance thereof. Tenant further agrees with Lender that Tenant will not voluntarily subordinate the Lease to any lien or encumbrance without Lender’s prior written consent.

6. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute and be construed as one and the same instrument.

7. All remedies which Lender may have against Landlord provided herein, if any, are cumulative and shall be in addition to any and all other rights and remedies provided by law and by other agreements between Lender and Landlord or others. If any party consists of multiple individuals or entities, each of same shall be jointly and severally liable for the obligations of such party hereunder.

8. All notices to be given under this Agreement shall be in writing and shall be deemed served upon receipt by the addressee if served personally or, if mailed, upon the first to occur of receipt or the refusal of delivery as shown on a return receipt, after deposit in the United States Postal Service certified mail, postage prepaid, addressed to the address of Landlord, Tenant or Lender appearing below, or, if sent by telegram, when delivered by or refused upon attempted delivery by the telegraph office. Such addresses may be changed by notice given in the same manner. If any party consists of multiple individuals or entities, then notice to any one of same shall be deemed notice to such party.

3

Lender’s Address:

Nomura Asset Capital Corporation

Two World Financial Center, Building B

New York, New York 10281-1198

Attention: Ms. Sheryl McAfee

Tenant’s Address:

______________________________________

______________________________________

______________________________________

______________________________________

Attention:

Landlord’s Address:

______________________________________

______________________________________

______________________________________

______________________________________

Attention:

9. This Agreement shall be interpreted and construed in accordance with and governed by the laws of the State of California.

10. This Agreement shall apply to, bind and inure to the benefit of the parties hereto and their respective successors and assigns. As used herein “Lender” shall include any subsequent holder of the Deed of Trust.

11. Tenant acknowledges that Landlord has assigned to Lender its right, title and interest in the Lease and to the rents, issues and profits of the Property and the Property pursuant to the Deed of Trust, and that Landlord has been granted the license to collect such rents provided no Event of Default has occurred under, and as defined in, the Deed of Trust. Tenant agrees to pay all rents and other amounts due under the Lease directly to Lender upon receipt of written demand by Lender, and Landlord hereby consents thereto. The assignment of the Lessee to Lender, or the collection of rents by Lender pursuant to such assignment, shall not obligate Lender to perform Landlord’s obligations under the Lease.

[NO FURTHER TEXT ON THIS PAGE]

4

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

NOMURA ASSET CAPITAL CORPORATION,
a Delaware corporation

By:
Name:
Title:

[LANDLORD]

By:

[TENANT]

By:

5

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF	)

On                             , before me, a Notary Public in and for said state, personally appeared                                              , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

(SEAL)

6

EXHIBIT G

TO

PACIFIC SHORES CENTER LLC

LEASE

TO

PHONE.COM, INC.

FOR

Pacific Shores Center

Building 9

Redwood City, California

SIGNAGE EXHIBIT

(To be provided)

EXHIBIT H

TO

PACIFIC SHORES CENTER LLC

LEASE

TO

PHONE.COM, INC.

FOR

Pacific Shores Center

Building 9

Redwood City, California

Guaranty of Lease

(Intentionally Omitted)

EXHIBIT I

TO

PACIFIC SHORES CENTER LLC

LEASE

TO

PHONE.COM, INC.

FOR

Pacific Shores Center

Building 9

Redwood City, California

HAZARDOUS MATERIALS DISCLOSURE

Lessor has provided Lessee, and Lessee acknowledges that it has received and pursuant to Section 17.22(b) of the Lease, reviewed same, a copy of each of those certain documents entitled: (i) PHASE I, ENVIRONMENTAL SITE ASSESSMENT PACIFIC SHORES CENTER, REDWOOD CITY, CALIFORNIA, Prepared for: The Jay Paul Company, San Francisco, California, Prepared by: IRIS ENVIRONMENTAL, Oakland, California, December 20, 1999, Job No. 99-122A; and (ii) PHASE II, ENVIRONMENTAL SITE ASSESSMENT, PACIFIC SHORES CENTER, 1000 SEAPORT BOULEVARD, REDWOOD CITY, CALIFORNIA, Prepared for: The Jay Paul Company, San Francisco, California, Prepared by: IRIS ENVIRONMENTAL, Oakland, California, January 14, 1999, Job No. 99-122-B

LESSEE

Phone.com, Inc. a California corporation

By:

(Type or print name)

Its:

By:

(Type or print name)

Its:

EXHIBIT J

TO

PACIFIC SHORES CENTER LLC

LEASE

TO

PHONE.COM, INC.

FOR

Pacific Shores Center

Building 9

Redwood City, California

NOTICE TO TENANTS AND TRANSFEREES OF

CURRENT OR FUTURE USES OF ADJACENT PORT PROPERTY

Notice is hereby given to all lessees, tenants and transferees of land or interests in land located within Pacific Shores Center of the presence or potential future presence of Port related industrial activities on Port property adjacent to and west of Pacific Shores Center. All recipients of this notice should be aware of the following facts:

1. The parcel of Port property adjacent to Pacific Shores Center to the northwest shown on the Exhibit          attached hereto (the “Port Parcel”) is now or may be developed for Port related maritime and industrial uses similar to those occupying other properties along the west side of Seaport Boulevard and to the west of Pacific Shores Center.

2. Such Port related maritime and industrial activities are those which are permitted by the general industrial zoning of the City of Redwood City and may include heavy industrial land uses, including uses which involve the receipt, transport, storage or management of hazardous wastes, aggregates, cement, gravel and similar materials, including the outdoor storage and handling of such materials.

3. Pacific Shores Center Limited Partnership, on behalf of itself, its successors and assigns, has recognized, accepted and approved such uses of the Port Parcel subject to the utilization of Best Available Management Practices in the development and use of the Port Parcel. Best Available Management Practices are defined on Exhibit          attached hereto.

4. Despite the use of Best Available Management Practices on the Port Parcel by the Port and its lessees and licensees and despite Pacific Shores Center Limited Partnership’s efforts to ensure compatibility between such uses and those in Pacific Shores Center, it is possible that such uses will cause emissions into the air of dust or other particulate matter, or noise or odorous substances which may be offensive to or be perceived as a nuisance by occupants of Pacific Shores Center.

5. Pursuant to covenants made by Pacific Shores Center Limited Partnership on behalf of its successors and assigns, tenants and lessees, the tenants, lessees and transferees of Pacific Shores Center Limited Partnership have approved and accepted such neighboring uses subject to their utilization of Best Available Management Practices.

6. Any actions to enjoin the continuation of such uses or to recover any damages to persons or property related to their operations are subject to a requirement for prior notice found in recorded covenants by Pacific Shores Center Limited Partnership. The following language is excerpted from such covenants:

“In the event that either party hereto believes that the other has failed to perform any covenant made herein in favor of the other, at least ten (10) days prior to the commencement of any action to enforce the covenants hereunder or to recover damages for the breach thereof, that party who believes that a failure to perform has occurred (the “Complaining Party”) shall give written notice (the “Notice”) to the party alleged not to have performed the covenant (the “Non-Complaining Party”) of the specific nature of the alleged failure and of the intent of the complaining Party to take action to remedy the breach by the Non-Complaining Party. In the event that the nature of the alleged failure to perform is such that the same cannot reasonably be cured within ten (10) days after receipt of the Notice (the “Notice Period”), the Non-Complaining Party shall not be deemed to be in violation of its covenants and no action shall be commenced by the Complaining Party if, within the Notice Period, the Non-Complaining Party commences such cure and thereafter diligently and continuously prosecutes the same to completion within a reasonable time. Provided, however, that the Complaining Party shall not be precluded from recovering any actual damages suffered by reason of the alleged failure to perform prior to or after delivery of the Notice, whether or not such failure is thereafter cured.”

2

EXHIBIT K

TO

PACIFIC SHORES CENTER LLC

LEASE

TO

PHONE.COM, INC.

FOR

Pacific Shores Center

Building 9

Redwood City, California

NOTICE TO PACIFIC SHORES TENANTS, LESSEES,

SUCCESSORS, ASSIGNS AND TRANSFEREES REGARDING

CURRENT OR FUTURE USES OF ADJACENT RMC LONESTAR

AND PORT PROPERTY

Notice is hereby given to all tenants, lessees, successors, assigns and transferees of land or interest in land located within the Pacific Shores Center of the presence or potential future presence of maritime and industrial activities on RMC Lonestar and Port of Redwood City property west and adjacent to Pacific Shores Center. Recipients of this notice should be aware of the following:

1. The RMC Lonestar property and parcels of port property adjacent to and west of Pacific Shores Center are shown on the map attached to this notice. The RMC Lonestar and Port properties are now devoted to, or will be developed for, maritime and industrial uses.

2. These maritime and industrial uses are those which are permitted by the “Heavy Industry” General Plan designation and general industrial zoning of the City of Redwood City. These uses include, by way of example and not limitation, uses involving the receipt, transport, storage, handling, processing or management of aggregates, cement, concrete, asphalt, soil or other landscaping materials, recyclable metals and plastics, recyclable concrete and asphalt, chemicals, petroleum products, hazardous wastes, and similar materials, including indoor storage, mixing and handling of these materials.

3. These uses may cause, on either a regular or intermittent basis, air emissions, including without limitation, dust and other particles, odors, vibrations, loud noises, and heavy truck, rail or marine vessel traffic. These uses may have a visual, aesthetic or other aspects that may be offensive or perceived as a nuisance by occupants of Pacific Shores Center.

EXHIBIT L

TO

PACIFIC SHORES CENTER LLC

LEASE

TO

PHONE.COM, INC.

FOR

Pacific Shores Center

Building 9

Redwood City, California

RULES AND REGULATIONS

1. Lessee and Lessee’s employees shall not in any way obstruct the sidewalks, entry passages, pedestrian passageways, driveways, entrances and exits to the Project or the Building, and they shall use the same only as passageways to and from their respective work areas.

2. Any sash doors, sashes, windows, glass doors, lights and skylights that reflect or admit light into the Common Area of the Project shall not be covered or obstructed by the Lessee. Water closets, urinals and wash basins shall not be used for any purpose other than those for which they were constructed, and no rubbish, newspapers, food or other substance of any kind shall be thrown into them. Lessee shall not mark, drive nails, screw or drill into, paint or in any way deface the exterior walls, roof, foundations, bearing walls or pillars without the prior written consent of Lessor, which consent may be withheld in Lessor’s sole discretion. The expense of repairing any breakage, stoppage or damage resulting from a violation of this rule shall be borne by Lessee.

3. No awning or shade shall be affixed or installed over or in the windows or the exterior of the Premises except with the consent of Lessor, which may be withheld in Lessor’s discretion.

4. No boring or cutting for wires shall be allowed, except with the consent of Lessor, which consent may be withheld in Lessor’s discretion.

5. Lessee shall not do anything in the Premises, or bring or keep anything therein, which will in any way increase or tend to increase the risk of fire or the rate of fire insurance or which shall conflict with the regulations of the fire department or the law or with any insurance policy on the Premises or any part thereof, or with any rules or regulations established by any administrative body or official having jurisdiction, and it shall not use any machinery therein, even though its installations may have been permitted, which may cause any unreasonable noise, jar, or tremor to the floors or walls, or which by its weight might injure the floors of the Premises.

6. Lessor may reasonably limit weight, size and position of all safes, fixtures and other equipment used in the Premises. If Lessee shall require extra heavy equipment, Lessee shall notify Lessor of such fact and shall pay the cost of structural bracing to accommodate it. All damage done to the Premises or Project by installing, removing or maintaining extra heavy equipment shall be repaired at the expense of the Lessee.

7. Lessee and Lessee’s officers, agents and employees shall not make nor permit any loud, unusual or improper noises nor interfere in any way with other Lessees or those having business with them, nor bring into or keep within the Project any animal or bird or any bicycle or other vehicle, except such vehicle as Lessor may from time to time permit.

8. No machinery of any kind will be allowed in the Premises without the written consent of Lessor. This shall not apply, however, to customary office equipment or trade fixtures or package handling equipment.

9. All freights must be moved into, within and out of the Project only during such hours and according to such reasonable regulations as may be posted from time to time by Lessor.

10. No aerial or satellite dish or similar device shall be erected on the roof or exterior walls of the Premises, or on the grounds, without in each instance, the written consent of Lessor. Any aerial installed without such written consent shall be subject to removal without notice at any time. Lessor may withhold consent in its sole discretion.

11. All garbage, including wet garbage, refuse or trash shall be placed by the Lessee in the receptacles appropriate for that purpose and only at locations prescribed by the Lessor.

12. Lessee shall not burn any trash or garbage at any time in or about the Premises or any area of the Project.

13. Lessee shall observe all security regulations issued by the Lessor and comply with instructions and/or directions of the duly authorized security personnel for the protection of the Project and all tenants therein.

14. Any requirements of the Lessee will be considered only upon written application to Lessor at Lessor’s address set forth in the Lease.

15. No waiver of any rule or regulation by Lessor shall be effective unless expressed in writing and signed by Lessor or its authorized agent.

16. Lessor reserves the right to exclude or expel from the Project any person who, in the judgment of the Lessor, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of the law or the rules and regulations of the Project.

17. Lessor reserves the right at any time to change or rescind any one or more of these rules and regulations or make such other and further reasonable rules and regulations as in Lessor’s judgment may from time to time be necessary for the operation, management, safety, care, and cleanliness of the Project and the Premises, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants of the Project. Lessor shall not be

2

responsible to Lessee or the any other person for the non-observance or violation of the rules and regulations by any other tenant or person. Lessee shall be deemed to have read these rules and have agreed to abide by them as a condition to its occupancy of the Premises.

18. Lessee shall abide by any additional rules or regulations which are ordered or requested by any governmental or military authority.

19. In the event of any conflict between these rules and regulations, or any further or modified rules and regulations from time to time issued by Lessor, and the Lease provisions, the Lease provisions shall govern and control.

20. Lessor specifically reserves to itself or to any person or firm it selects, (i) the right to place in and upon the Project, coin-operated machines for the sale of cigarettes, candy and other merchandise or service, and (ii) the revenue resulting therefrom.

3

EXHIBIT M

ESTIMATED TAX ASSESSMENT FOR PACIFIC SHORES

$12,000,000 @ 6% with 15-year amortization divided by 1,641,534 SF = $0.06 (1)

For Phone.com:

279,584 x $0.06 = $16,775 per month

(1)	Interest rate subject to change.

EXHIBIT N

EARLY CONSTRUCTION ITEMS

•	Shell Fire Protection

•	Perimeter Stairs

•	Fireproofing of Steel

•	Elevator Pits

•	Elevator Penthouse Structure

Openwave Sublease

EXHIBIT “B”

FORM OF BILL OF SALE

For the sum of One Dollar ($1.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, Openwave Systems Inc., a Delaware corporation (“Seller”), does hereby sell, transfer, and convey to PDL BioPharma, Inc., a Delaware corporation (“Buyer”), the personal property and furniture, fixtures and equipment owned by Seller and located within that certain premises commonly known as 1400 Seaport Boulevard, Redwood City, California 94062 as more particularly described on Schedule 1 attached hereto and made a part hereof (“Personal Property”).

Buyer acknowledges that Seller is selling and Buyer is buying the Personal Property on an “as is, where is, with all faults” basis, and that Buyer is not relying on any representations or warranties of any kind whatsoever, express or implied, except as expressly set forth below, including, without limitation, any implied warranties as to merchantability or fitness for a particular purpose.

Seller represents and warrants to Buyer, however, that Seller is conveying title to the Personal Property to Buyer free and clear of any liens or encumbrances. Buyer shall take delivery of the Personal Property in its “as-is, where-is, with all faults” condition. Seller shall have no obligation to repair or replace any item of Personal Property.

This Bill of Sale shall be governed by and construed in accordance with the laws of the State of California. Any waiver by either party of any breach of any term or condition of this Bill of Sale shall not operate as a waiver of any other breach of such term or condition or of any other term or condition, nor shall any failure to enforce such provision hereof operate as a waiver of such provision or of any other provision hereof, nor constitute nor be deemed as a waiver or release of any other party for anything arising out of, connected with or based upon this Bill of Sale. In the event of any litigation involving the parties arising out of this Bill of Sale, the prevailing party shall be entitled to recover from the other party such reasonable attorneys’ fees and costs as may reasonably be incurred, as awarded by the court hearing the matter.

This Bill of Sale may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

[Signatures appear on next page.]

Openwave Sublease

Dated this      day of             , 20    .

SELLER:	OPENWAVE SYSTEMS INC.,
a Delaware corporation

By:
Title:

BUYER:	PDL BIOPHARMA, INC.,
a Delaware corporation

By:
Title:

Openwave Sublease

EXHIBIT “C”

PERMITTED HAZARDOUS MATERIALS

(See attached)

Openwave Sublease

EXHIBIT “D”

PDL BIOPHARMA, INC. LIST OF PLANS, LICENSES AND PERMITS

	Inspecting Authority	Frequency
Plans

Injury Illness Prevention Plan	Cal OSHA	Anytime
Biosafety Plan	”	”
Radiation Safety Plan	”	”
Chemical Hygiene Plan	”	”
Hazard Communication Plan	”	”
Emergency Action Plan	”	”
Hazardous Materials Business Plan	Fremont Fire	Annual
AAALAC Accreditation program	AAALAC	Complaint

Licenses

CA – Business License
DHS - Radiation Use License	DHS	Anytime

Permits

Fremont City - Hazardous Materials Permits A/B/D	Fremont Fire	Annual
Alameda County - Medical waste Permits A/B/D	Ala. County	Annual
BAAQMD – Emergency Generator Permits A/B/D	AQMD	Complaint
DEA – Controlled Substances	DEA	Violation

Openwave Sublease

EXHIBIT “E”

MOST RECENT RECONCILIATION

[to be attached]

Openwave Sublease